This preliminary prospectus supplement and the accompanying prospectus relate to an effective registration statement under the Securities Act of 1933, as amended. The information in this preliminary prospectus supplement is not complete and may be subject to change. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-277286

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS SUPPLEMENT DATED FEBRUARY 17, 2026

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 22, 2024)

$         % Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2056

We are offering $    aggregate principal amount of our     % Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2056 (the “Notes”). The Notes will bear interest (i) from and including the original issue date (as defined herein), to, but excluding, September 15, 2031 at the rate of     % per annum and (ii) from and including September 15, 2031, during each Reset Period (as defined herein) at a rate per annum equal to the Five-year U.S. Treasury Rate (as defined herein) as of the most recent Reset Interest Determination Date (as defined herein) plus a spread of     %, to be reset on each Reset Date (as defined herein); provided, that the interest rate during any Reset Period will not reset below     % (which equals the initial interest rate on the Notes). The Notes will mature on September 15, 2056. Interest on the Notes will accrue from and including February     , 2026 and will be payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2026.

So long as no event of default (as defined herein) with respect to the Notes has occurred and is continuing, we may, at our option, defer interest payments on the Notes, from time to time, for one or more deferral periods of up to 20 consecutive semi-annual Interest Payment Periods (as defined herein) each. During any deferral period, interest on the Notes will continue to accrue at the then-applicable interest rate on the Notes (as reset from time to time on any Reset Date occurring during such deferral period in accordance with the terms of the Notes) and, in addition, interest on deferred interest will accrue at the then-applicable interest rate on the Notes (as reset from time to time on any Reset Date occurring during such deferral period in accordance with the terms of the Notes), compounded semi-annually, to the extent permitted by applicable law. See “Description of the Notes—Option to Defer Interest Payments.”

At our option, we may redeem some or all of the Notes at the times and at the applicable redemption prices described herein.

The Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Notes will be our unsecured obligations and will rank junior and subordinate in right of payment to the prior payment in full of our existing and future Senior Indebtedness (as defined herein). The Notes will rank equally in right of payment with any future unsecured indebtedness that we may incur from time to time if the terms of such indebtedness provide that it ranks equally with the Notes in right of payment.

The Notes are a new issue of securities with no established trading market. We do not intend to list the Notes on any securities exchange or seek their quotation on any automated quotation system.

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer to, and the Notes should not be purchased, held or otherwise acquired by a “specified foreign entity” as defined in Section 7701(a)(51)(B) of the Internal Revenue Code of 1986, as amended (“specified foreign entity”). Each purchaser of the Notes, by accepting such Notes, will be deemed to have represented, warranted and agreed that it is not a “specified foreign entity.”

Investing in the Notes involves risks. For a description of these risks, see “Risk Factors” beginning on page S-14 of this prospectus supplement and the section titled “Risk Factors” in Item 1A of Part I of the 2025 Annual Report (as defined herein), incorporated by reference herein.

None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Price to the Public(1)		Underwriting Discount		Proceeds to PG&E Corporation Before Expenses
Per Note		%		%		%
Total Notes	$		$		$

(1)	Plus accrued interest from and including February , 2026, if settlement occurs after that date.

The Notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking S.A. and Euroclear Bank SA/NV, as operator of the Euroclear System, on or about February , 2026.

Joint Book-Running Managers

Barclays	BofA Securities	J.P. Morgan	Mizuho

February  , 2026

This prospectus supplement should be read in conjunction with the accompanying prospectus and any related free writing prospectus. Neither we nor any underwriter has authorized any other person to provide you with different or additional information. We do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. Neither we nor any underwriter is making an offer to sell the Notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date hereof.

Prospectus Supplement

Prospectus

S-i

S-ii

ABOUT THIS PROSPECTUS

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. This prospectus supplement and the accompanying prospectus are part of a registration statement that PG&E Corporation and Pacific Gas and Electric Company (the “Utility”) filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. When used in this prospectus supplement, (i) the terms “we,” “our,” “us” and “the Company” refer to PG&E Corporation and not its subsidiaries and (ii) the “underwriters” refers to the firms listed on the cover page of this prospectus supplement. Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings given such terms in PG&E Corporation’s Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Annual Report”), which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and any documents incorporated by reference into this prospectus supplement and the accompanying prospectus contain forward-looking statements that are necessarily subject to various risks and uncertainties. These statements reflect management’s judgment and opinions that are based on current estimates, expectations, and projections about future events and assumptions regarding these events and management’s knowledge of facts as of the date of this prospectus supplement. These forward-looking statements relate to, among other matters, estimated liabilities; ratemaking and regulatory proceedings; capital expenditures; cost savings; load growth; customer rates; estimates and assumptions used in critical accounting estimates, including those relating to insurance receivables, regulatory assets and liabilities, environmental remediation, litigation, third-party claims, the Wildfire Fund, and other liabilities; and the level of future equity or debt issuances, and dividends. These statements are also identified by words such as “assume,” “expect,” “intend,” “forecast,” “plan,” “project,” “believe,” “estimate,” “predict,” “anticipate,” “commit,” “goal,” “target,” “will,” “may,” “should,” “would,” “could,” “potential,” “on track,” and similar expressions. PG&E Corporation is not able to predict all the factors that may affect future results. Some of the factors that could cause future results to differ materially from those expressed or implied by the forward-looking statements, or from historical results, include, but are not limited to:

•

the timing and outcomes of the Utility’s pending and future ratemaking and regulatory proceedings, including the extent to which PG&E Corporation and the Utility are able to recover their costs through rates as recorded in memorandum accounts or balancing accounts, or as otherwise requested; and the transfer of ownership of the Utility’s assets to municipalities or other public entities, including as a result of the City and County of San Francisco’s valuation petition;

•

the extent to which the Wildfire Fund, the account established statewide by Senate Bill 254 that expands the existing Wildfire Fund (the “Continuation Account”), and the revised prudency standard under AB 1054 effectively mitigate the risk of liability for damages arising from catastrophic wildfires, including whether the Utility maintains an approved WMP and a valid safety certification and whether the Wildfire Fund or the Continuation Account has sufficient remaining funds (which will be reduced as claims are made by California’s other participating electric utility companies);

•

the risks and uncertainties associated with wildfires that have occurred or may occur in the Utility’s service area, including the wildfire that began on October 23, 2019 northeast of Geyserville in Sonoma County, California (the “2019 Kincade fire”), the wildfire that began on July 13, 2021 near the Cresta Dam in the Feather River Canyon in Plumas County, California (the “2021 Dixie fire”), the wildfire that began on September 6, 2022 near Oxbow Reservoir in Placer County, California (the “2022 Mosquito fire”), and any other wildfires for which the causes have yet to be determined; the damage caused by such wildfires; the extent of the Utility’s liability in connection with such wildfires (including the risk that the Utility may be found liable for damages regardless of fault); investigations into such wildfires, including those being conducted by the CPUC; potential liabilities in connection with fines or penalties that could be imposed on the Utility if the CPUC or any other enforcement agency were to bring an enforcement action in respect of any such fire; and the risk that the Utility is not able to recover costs from the Wildfire Fund, the Continuation Account, or other third parties or through rates;

•

the extent to which the Utility’s wildfire mitigation initiatives are effective, including the Utility’s ability to comply with the targets and metrics set forth in its WMP; the effectiveness of its system hardening, including undergrounding;

•	the Utility’s ability to safely, reliably, and efficiently construct, maintain, operate, protect, and decommission its facilities, and provide electricity and natural gas services safely and reliably;

•

significant changes to the electric power and natural gas industries, including technological advancements, electrification, and the transition to a decarbonized economy; the impact of reductions in Utility customer demand for natural gas; the impact of customer demand falling short of the Utility’s forecasts and whether the Utility is successful in addressing the impact of growing distributed and renewable generation resources, increasing demand for electric power due to data centers and electrification of the transportation, buildings, and other sectors of the economy, and the resulting changes in customer demand for its natural gas and electric services;

•

cyber or physical attacks, acts of terrorism, war, and vandalism, on the Utility or its third-party vendors, contractors, or customers (or others with whom they have shared data) which could result in operational disruption; the misappropriation or loss of confidential or proprietary assets, information or data, including customer, employee, financial, or operating system information, or intellectual property; corruption of data; or potential remediation, compliance and other costs, lost revenues, litigation, investigations, or reputational harm;

•

the impact of severe weather events and other natural disasters, including wildfires and other fires, storms, tornadoes, floods, extreme heat events, drought, earthquakes, lightning, tsunamis, rising sea levels, mudslides, pandemics, solar events, electromagnetic events, wind events or other weather-related conditions, climate change, or natural disasters, and other events that can cause unplanned outages, reduce generating output, disrupt the Utility’s service to customers, or damage or disrupt the facilities, operations, or information technology and systems owned by the Utility, its customers, or third parties on which the Utility relies, and the effectiveness of the Utility’s efforts to prevent, mitigate, or respond to such conditions or events; the reparation and other costs that the Utility may incur in connection with such conditions or events; the impact of the adequacy of the Utility’s emergency preparedness; whether the Utility incurs liability to third parties for property damage or personal injury caused by such events; whether the Utility is able to procure replacement power; and whether the Utility is subject to civil, criminal, or regulatory penalties in connection with such events;

•

existing and future regulation and federal, state or local legislation, their implementation, and their interpretation; the cost to comply with such regulation and legislation; and the extent to which the Utility recovers its associated compliance and investment costs and the extent to which such costs are borne by PG&E Corporation, including those regarding:

•

wildfires, including inverse condemnation reform, wildfire self-insurance, the Wildfire Fund, the Continuation Account, and additional wildfire mitigation measures or other reforms targeted at the Utility or its industry;

•

the environment, including the costs incurred to discharge the Utility’s remediation obligations or the costs to comply with standards for greenhouse gas emissions, renewable energy targets, energy efficiency standards, distributed energy resources, and electric vehicles;

•

the nuclear industry, including operations, seismic design, security, safety, relicensing, the storage of spent nuclear fuel, decommissioning, and cooling water intake, and whether Diablo Canyon’s operations are extended; and the Utility’s ability to continue operating Diablo Canyon until its planned retirement;

•	the regulation of utilities and their affiliates, including the conditions that apply to PG&E Corporation as the Utility’s holding company;

•	privacy and cybersecurity; and

•	taxes and tax audits;

•

the amounts of fines, penalties, remediation or other obligations resulting from current and future self-reports, investigations or other enforcement actions, agency compliance reports, or notices of violation that could be issued related to the Utility’s compliance with laws, rules, regulations, or orders;

•

whether the Utility can control its operating costs within the authorized levels of spending; whether the Utility can continue implementing the Lean operating system and achieve projected savings; the extent to which the Utility incurs unrecoverable costs that are higher than the forecasts of such costs; the risks and uncertainties associated with inflation (including with respect to raw materials), import tariffs, and trade wars; and changes in cost forecasts or the scope and timing of planned work resulting from changes in customer demand for electricity and natural gas or other reasons;

•

the risks and uncertainties associated with PG&E Corporation’s and the Utility’s substantial indebtedness and the limitations on their operating flexibility in the documents governing that indebtedness, including the extent to which the Utility draws on the DOE Loan Guarantee Agreement;

•

the risks and uncertainties associated with the resolution of the matters described in Note 14 of the Notes to the Consolidated Financial Statements under the headings “Wildfire-Related Securities Litigation” and “Indemnification Obligations” in our 2025 Annual Report on Form 10-K;

•

the risks and uncertainties associated with PG&E Corporation’s and the Utility’s other ongoing or future litigation, including the extent to which related costs can be recovered through insurance, rates, or from other third parties;

•

the ultimate amount of unrecoverable environmental costs the Utility incurs associated with the Utility’s natural gas compressor station site located near Hinkley, California and the Utility’s fossil fuel-fired generation sites;

•

the supply and price of electricity, natural gas, and nuclear fuel; the extent to which the Utility can manage and respond to the volatility of energy commodity prices; the ability of the Utility and its counterparties to post or return collateral in connection with price risk management activities; and whether the Utility is able to recover timely its electric generation and energy commodity procurement costs through rates;

•

the ability of PG&E Corporation and the Utility to access capital markets and other sources of debt and equity financing in a timely manner on acceptable terms, volatility in such capital markets, and changes in interest rates;

•	the risks and uncertainties associated with high rates for the Utility’s customers, including reduced customer demand and approved amounts in the Utility’s ratemaking or cost recovery proceedings;

•	actions by credit rating agencies to downgrade PG&E Corporation’s or the Utility’s credit ratings; and

•	the impact of changes in GAAP, standards, rules, or policies, including those related to regulatory accounting, and the impact of changes in their interpretation or application.

For more information about the significant risks that could affect the outcome of the forward-looking statements and our future financial condition, results of operations, liquidity and cash flows, you should read the section titled “Risk Factors” in this prospectus supplement and the section titled “Risk Factors” in Item 1A of Part I of the 2025 Annual Report, incorporated by reference in this prospectus supplement and the accompanying prospectus.

You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference into this prospectus supplement and the accompanying prospectus, the documents that we have included as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part and the documents that we refer to under the section of the accompanying prospectus titled “Where You Can Find More Information” completely and with the understanding that our actual future results could be materially different from what we expect when making the forward-looking statements. We qualify all our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this prospectus supplement or the date of the document incorporated by reference. Except as required by applicable laws or regulations, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

SUMMARY

This summary highlights certain information about our business and this offering. This is a summary of information contained elsewhere in this prospectus supplement, the accompanying prospectus or incorporated by reference herein or therein and does not contain all of the information that you should consider before investing in the Notes. For a more complete understanding of this offering and our business, you should read and carefully consider this entire prospectus supplement, including the section titled “Risk Factors,” the accompanying prospectus and all documents incorporated by reference herein and therein.

Our Company

PG&E Corporation, incorporated in California in 1995, is a holding company whose primary operating subsidiary is the “Utility”, a public utility operating in Northern and Central California. The Utility was incorporated in California in 1905. PG&E Corporation became the holding company of the Utility and its subsidiaries in 1997. The Utility is one of the largest combination natural gas and electric utilities in the United States. The Utility provides natural gas and electric service to approximately 16 million people throughout a 70,000-square-mile service area in northern and central California. The Utility generates revenues mainly through the sale and delivery of electricity and natural gas to customers.

The Utility is regulated primarily by the California Public Utilities Commission (“CPUC”) and the U.S. Federal Energy Regulatory Commission (“FERC”). The CPUC has jurisdiction over the rates and terms and conditions of service for the Utility’s electric and natural gas distribution operations, electric generation, and natural gas transmission and storage services. The CPUC also has exercised jurisdiction over the Utility’s issuances of securities, dispositions of utility assets and facilities, energy purchases on behalf of the Utility’s electric and natural gas retail customers, rates of return, rates of depreciation, oversight of nuclear decommissioning, and aspects of the siting of facilities used in providing electric and natural gas utility service. The Utility’s ability to recover revenue requirements authorized by the CPUC in these rate cases is independent, or “decoupled,” from the volume of the Utility’s sales of electricity and natural gas services. As a result, the Utility’s base revenues are not impacted by fluctuations in sales resulting from, for example, weather or economic conditions.

The FERC has jurisdiction over the Utility’s electric transmission revenue requirements and rates, the licensing of substantially all of the Utility’s hydroelectric generation facilities, and the interstate sale and transportation of natural gas. Under the formula rate mechanism, transmission revenue requirements will be updated to the actual cost of service annually as part of the true-up process.

In addition, the Nuclear Regulatory Commission (the “NRC”) oversees the licensing, construction, operation, and decommissioning of the Utility’s nuclear generation facilities.

The Utility provides natural gas transportation services to “core” customers (i.e., small commercial and residential customers) and to “non-core” customers (i.e., industrial, large commercial, and natural gas-fired electric generation facilities) that are connected to the Utility’s gas system in its service territory. Core customers can purchase natural gas procurement service (i.e., natural gas supply) from either the Utility or non-utility third party gas procurement service providers (referred to as “core transport agents”). When core customers purchase gas supply from a core transport agent, the Utility continues to provide gas delivery, metering and billing services to customers. When the Utility provides both transportation and procurement services, the Utility refers to the combined service as “bundled” natural gas service.

The principal executive offices of PG&E Corporation and Pacific Gas and Electric Company are located at 300 Lakeside Drive, Oakland, California 94612. The telephone number of PG&E Corporation is (415) 973-1000. Our website address is www.pge.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

The Offering

Issuer	PG&E Corporation, a California corporation.

Securities Offered	$ aggregate principal amount of % Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2056 (the “Notes”).

Maturity Date	The Notes will mature on September 15, 2056.

Interest Rate	The Notes will bear interest (i) from and including February , 2026 (the “original issue date”), to, but excluding, September 15, 2031 (the “First Reset Date”) at the rate of % per annum and (ii) from and including the First Reset Date, during each Reset Period at a rate per annum equal to the Five-year U.S. Treasury Rate as of the most recent Reset Interest Determination Date plus a spread of %, to be reset on each Reset Date; provided, that the interest rate during any Reset Period will not reset below % (which equals the initial interest rate on the Notes). For the definitions of the terms “Reset Period,” “Five-year U.S. Treasury Rate,” “Reset Interest Determination Date” and “Reset Date” and for other important information concerning the calculation of interest on the Notes, see “Description of the Notes—Interest Rate and Maturity” in this prospectus supplement.

Interest Payment Dates	Subject to our right to defer interest payments as described under “Optional Interest Deferral” below, interest on the Notes will be payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2026.

Optional Interest Deferral

So long as no event of default with respect to the Notes has occurred and is continuing, we may, at our option, defer interest payments on the Notes, from time to time, for one or more deferral periods of up to 20 consecutive semi-annual Interest Payment Periods each (each such deferral period, commencing on the interest payment date on which the first such deferred interest payment otherwise would have been made, an “Optional Deferral Period”), except that no such Optional Deferral Period may extend beyond the final maturity date of the Notes or end on a day other than the day immediately preceding an interest payment date. In other words, we may declare at our discretion up to a ten-year interest payment moratorium on the Notes and may choose to do that on one or more occasions. No interest will be due or payable on the Notes during any such Optional Deferral Period unless we elect, at our option, to redeem Notes during such Optional Deferral Period, in which case accrued and unpaid interest to, but excluding, the redemption date will be due and payable on such redemption date only on the Notes being redeemed, or unless the principal of and interest on the Notes shall have been declared due and payable as the result of an event of default with respect to the Notes, in which case all accrued and unpaid interest on the Notes shall become due and payable. We may elect, at our option, to extend the length of any Optional Deferral Period that is shorter than 20 consecutive semi-annual Interest Payment Periods (so long as the entire Optional Deferral Period does not exceed 20 consecutive semi-annual Interest Payment Periods or extend beyond the final maturity date of the Notes) and to shorten the length of any Optional Deferral Period. We cannot begin a new Optional Deferral Period until we have paid all accrued and unpaid interest on the Notes from any previous Optional Deferral Period. During any Optional Deferral Period, interest on the Notes will continue to accrue at the then-applicable interest rate on the Notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the Notes). In addition, during any Optional Deferral Period, interest on the deferred interest will accrue at the then-applicable interest rate on the Notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the Notes), compounded semi-annually, to the extent permitted by applicable law. For the definition of the term “event of default,” see “Description of the Notes—Events of Default” in this prospectus supplement, and for the definition of the term “Interest Payment Period” and other important information concerning our right to defer interest payments on the Notes, see “Description of the Notes—Option to Defer Interest Payments” in this prospectus supplement.

If we defer interest payments on the Notes, the Notes generally will be treated at that time, solely for purposes of the original issue discount rules, as having been retired and reissued with original issue discount for United States federal income tax purposes. This means you generally would be required to include in your gross income for United States federal income tax purposes the deferred interest payments on your Notes (including interest thereon) before you receive cash interest payments, regardless of your method of accounting for United States federal income tax purposes. For more information about the tax consequences you may have if payments of interest are deferred, see “Material U.S. Federal Income Tax Considerations—United States Persons — Interest Income and Original Issue Discount” below. We have no current intention of exercising our right to defer interest payments on the Notes.

Certain Restrictions During an Optional Deferral Period	During an Optional Deferral Period, PG&E Corporation may not do any of the following (subject to exceptions):

•	declare or pay any dividends or distributions on any Capital Stock (as defined in “Description of the Notes—Option to Defer Interest Payments”) of PG&E Corporation;

•	redeem, purchase, acquire or make a liquidation payment with respect to any Capital Stock of PG&E Corporation;

•	pay any principal, interest (to the extent such interest is deferrable) or premium on, or repay, repurchase or redeem, any indebtedness of PG&E Corporation that ranks equally with or junior to the Notes in right of payment; or

•	make any payments with respect to any guarantees by PG&E Corporation of any indebtedness if such guarantees rank equally with or junior to the Notes in right of payment.

For further important information, including information concerning the exceptions referred to above, see “Description of the Notes—Option to Defer Interest Payments” in this prospectus supplement.

Optional Redemption	At our option, we may redeem some or all of the Notes, as applicable, before their maturity, as follows:

•

in whole or in part (i) on any day in the period commencing on the date falling 90 days prior to the First Reset Date and ending on and including the First Reset Date and (ii) after the First Reset Date, on any interest payment date, at a redemption price in cash equal to 100% of the principal amount of the Notes being redeemed, plus, subject to the terms described in the first paragraph under “Description of the Notes—Redemption—Redemption Procedures; Cancellation of Redemption” in this prospectus supplement, accrued and unpaid interest on the Notes to be redeemed to, but excluding, the redemption date;

•

in whole but not in part, at any time following the occurrence and during the continuance of a Tax Event (as defined in “Description of the Notes—Redemption—Redemption Following a Tax Event” in this prospectus supplement) at a redemption price in cash equal to 100% of the principal amount of the Notes, plus, subject to the terms described in the first paragraph under “Description of the Notes—Redemption—Redemption Procedures; Cancellation of Redemption” in this prospectus supplement, accrued and unpaid interest on the Notes to, but excluding, the redemption date; and

•

in whole but not in part, at any time following the occurrence and during the continuance of a Rating Agency Event (as defined in “Description of the Notes—Redemption—Redemption Following a Rating Agency Event” in this prospectus supplement) at a redemption price in cash equal to 102% of the principal amount of the Notes, plus, subject to the terms described in the first paragraph under “Description of the Notes—Redemption—Redemption Procedures; Cancellation of Redemption” in this prospectus supplement, accrued and unpaid interest on the Notes to, but excluding, the redemption date.

Ranking

The Notes will be our unsecured obligations and will rank junior and subordinate in right of payment to the prior payment in full of our existing and future Senior Indebtedness, to the extent and in the manner set forth under the caption “Description of the

Notes—Subordination” in this prospectus supplement. For the definition of the term “Senior Indebtedness,” see “Description of the Notes—Subordination” in this prospectus supplement.

The Notes will rank equally in right of payment with any future unsecured indebtedness that we may incur from time to time if the terms of such indebtedness provide that it ranks equally with the Notes in right of payment.

The Notes will be effectively subordinated to existing and future secured indebtedness of PG&E Corporation to the extent of the value of the related collateral securing such indebtedness. The Notes are PG&E Corporation’s obligations exclusively, and not the obligations of any of PG&E Corporation’s subsidiaries, including the Utility. Because PG&E Corporation is a holding company that derives substantially all of its income from its operating subsidiaries, the Notes will be structurally subordinated to the indebtedness and other liabilities and preferred stock of its subsidiaries, including the Utility.

For additional information, see “Risk Factors—We are a holding company and rely on dividends, distributions and other payments, advances and transfers of funds from the Utility to meet our debt service obligations, including with respect to our obligations under the Notes” and “Description of the Notes—Ranking” in this prospectus supplement.

As of December 31, 2025, PG&E Corporation, on an unconsolidated basis, had outstanding approximately $5.65 billion of Senior Indebtedness (all of which was secured), and the Utility had approximately $43.35 billion of outstanding indebtedness, all of which would structurally rank senior to the Notes offered hereby and preferred stock with an aggregate liquidation preference of $252 million, all of which would structurally rank senior to the Notes offered hereby.

The indenture governing the Notes does not limit the amount of debt that PG&E Corporation or any of its subsidiaries may incur (whether secured or unsecured) or the amount of preferred stock that PG&E Corporation or any of its subsidiaries may issue.

Use of Proceeds	The net proceeds from this offering will be $ , after deducting the underwriting discount and before estimated offering expenses payable by us. We expect to use the net proceeds from this offering for general corporate purposes, including to repay existing indebtedness. See “Use of Proceeds” in this prospectus supplement.

Additional Notes

We may, without the consent of the holders of the Notes, create and issue additional Notes ranking equally with the Notes in all respects, including having the same terms (except for the price to public, the issue date, the initial interest accrual date and the first interest payment date, as applicable), so that such additional Notes would be consolidated and form a single series with the Notes, and would have the same terms as to status, redemption or otherwise as the Notes. See the “Description of the Notes—Additional Notes” section of this prospectus supplement for more information.

Book-Entry, Delivery and Form	We will issue the Notes in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company (“DTC”). Investors may elect to hold the interests in the global notes through any of DTC, Clearstream Banking S.A. or Euroclear Bank SA/NV, as described under the heading “Description of the Notes—Book-Entry Issuance; Global Securities.”

Trustee	The Bank of New York Mellon Trust Company, N.A., as trustee (the “trustee”).

Tax Considerations	For a discussion of certain material income tax considerations of an investment in the Notes, see “Material U.S. Federal Income Tax Considerations.” You should consult your own tax advisor to determine the tax considerations of an investment in the Notes.

Listing	The Notes will not be listed on any securities exchange or any automated quotation system.

Risk Factors	See the risks that are described under “Risk Factors” in this prospectus supplement and the section titled “Risk Factors” in Item 1A of Part I of the 2025 Annual Report, incorporated by reference in this prospectus supplement and the accompanying prospectus.

Summary Historical Financial and Operating Information

Historical Financial Information

The following table sets forth summary historical consolidated financial data as of the dates and for the periods indicated. The summary historical consolidated financial data as of December 31, 2025 and 2024 and for the years ended December 31, 2025, 2024, and 2023, is derived from our audited consolidated financial statements, which are incorporated by reference in this prospectus supplement. Our historical results are not necessarily indicative of the results to be expected for future periods, and our results for any interim period are not necessarily indicative of the results to be expected for the full fiscal year or any other future period. The summary historical financial data should be read in conjunction with the sections entitled “Capitalization,” “Risk Factors,” “Prospectus Summary—The Offering” in this prospectus supplement and our historical consolidated financial statements and related notes thereto, which are included elsewhere or incorporated by reference in this prospectus supplement.

	For the Years Ended December 31,
(In millions)	2025	2024	2023
Income Data:
Electric	$18,318	$17,811	$17,424
Natural gas	6,617	6,608	7,004

Total Operating Revenues	24,935	24,419	24,428

Operating Expenses
Cost of electricity	2,609	2,261	2,443
Cost of natural gas	1,107	1,192	1,754
Operating and maintenance	11,349	11,808	11,924
SB 901 securitization charges, net	35	33	1,267
Wildfire-related claims, net of recoveries	100	94	64
Wildfire Fund expense	352	383	567
Depreciation, amortization and decommissioning	4,634	4,189	3,738
Total Operating Expenses	20,186	19,960	21,757

Operating Income	4,749	4,459	2,671

Interest income	520	604	606
Interest expense	(3.028)	(3,051)	(2,850)
Other income, net	182	300	272

Income Before Income Taxes	2,423	2,312	699
Income tax benefit	(280)	(200)	(1,557)

Net Income	$2,703	$2,512	$2,256

Cash Flow Data:
Net cash provided by operating activities	$8,716	$8,035	$4,747
Net cash used in investing activities	(12,316)	(11,375)	(9,162)
Net cash provided by financing activities	3,359	3,621	4,400

	As at December 31,
(In millions)	2025	2024
Balance Sheet Data:
Current Assets	$15,830	$17,216
Net Property, Plant and Equipment	96,348	88,229
Total Assets	141,611	133,660
Current Liabilities	16,300	16,330
Total Shareholders’ Equity	32,540	30,149
Noncontrolling Interest—Preferred Stock of Subsidiary	252	252
Total Equity	32,792	30,041

RISK FACTORS

Investing in the Notes involves risk. These risks are described below and in the section titled “Risk Factors” in Item 1A of Part I of the 2025 Annual Report. See the section titled “Where You Can Find More Information.” Before making a decision to invest in the Notes, you should carefully consider these risks, as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Risks Relating to the Notes

PG&E Corporation’s and the Utility’s substantial indebtedness may adversely affect their financial health and operating flexibility.

PG&E Corporation and the Utility have a substantial amount of indebtedness. As of December 31, 2025, PG&E Corporation, on an unconsolidated basis, had approximately $5.65 billion of outstanding Senior Indebtedness, all of which ranks senior to the Notes and all of which was secured and had approximately $650 million of availability to incur additional indebtedness under the HoldCo Revolving Credit Facility, all of which would rank senior to the Notes and all of which would be secured. As of December 31, 2025, the Utility had approximately $43.35 billion of outstanding indebtedness, all of which would structurally rank senior to the Notes offered hereby, and the Utility had approximately $3.18 billion of additional borrowing capacity under the Utility Revolving Credit Agreement (after taking into account $639 million of letters of credit outstanding under the Utility Revolving Credit Agreement) that would structurally rank senior to the Notes offered hereby and the Utility had outstanding preferred stock with an aggregate liquidation preference of $252 million, all of which would structurally rank senior to the Notes offered hereby. Substantially all of the Utility’s outstanding indebtedness is secured by substantially all of the Utility’s real property and certain tangible personal property related to its facilities.

Since PG&E Corporation and the Utility have such a high level of debt, a substantial portion of cash flow from operations will be used to make payments on this debt. Furthermore, since a significant percentage of the Utility’s assets are used to secure its debt, this reduces the amount of collateral available for future secured debt or credit support and reduces its flexibility in operating these secured assets. This high level of debt and related security could have other important consequences for PG&E Corporation and the Utility, including:

•	limiting their ability or increasing the costs to refinance their indebtedness;

•	limiting their ability to borrow additional amounts for working capital, capital expenditures, debt service requirements, execution of their business strategy or other purposes;

•	limiting their ability to use operating cash flow in other areas of their business;

•

increasing their vulnerability to general adverse economic and industry conditions, including increases in interest rates, particularly given their substantial indebtedness that bears interest at variable rates, as well as to catastrophic events; and

•	limiting their ability to capitalize on business opportunities.

Under the terms of the agreements and indentures governing their respective indebtedness, PG&E Corporation and the Utility are permitted to incur additional indebtedness, some of which could be secured (subject to satisfaction of certain conditions) and which could further accentuate these risks. As a result of our high level of indebtedness, we may be unable to generate sufficient cash through our operations to service our debt, including the Notes offered hereby, and we may need to refinance our indebtedness, including the Notes offered hereby, at or prior to maturity and be unable to obtain financing on suitable terms or at all, any of which could have a material adverse effect on our business, financial condition and results of operations and which could have an adverse effect on the market price of the Notes offered hereby.

The documents that govern PG&E Corporation’s and the Utility’s indebtedness contain restrictions that limit their flexibility in operating their business.

PG&E Corporation’s and the Utility’s material financing agreements, including certain of their respective credit agreements and indentures, contain various covenants limiting, subject to certain exceptions, among other things, their ability to:

•	incur or assume indebtedness or guarantees of indebtedness;

•	incur or assume liens;

•	sell or dispose of all or substantially all of their property or business;

•	merge or consolidate with other companies;

•	enter into sale leaseback transactions; and

•	enter into swap agreements.

In addition, the Utility’s DOE Loan Guarantee Agreement contains similar covenants as well as certain affirmative and negative covenants, events of default, and prepayment events which are incremental to those contained in the Utility’s credit agreements and indentures.

The restrictions contained in these material financing agreements could affect PG&E Corporation’s and the Utility’s ability to operate their business and may limit their ability to react to market conditions or take advantage of potential business opportunities as they arise. For example, such restrictions could adversely affect PG&E Corporation’s and the Utility’s ability to finance their operations and expenditures, make strategic acquisitions, investments, or alliances, sell assets, restructure their organization, or finance their capital needs. PG&E Corporation’s and the Utility’s ability to comply with these covenants and restrictions may be affected by events beyond their control, including prevailing regulatory, economic, financial and industry conditions. Failure to comply with these covenants could result in an event of default, which, if not cured or waived, could accelerate their repayment obligations could result in a default, acceleration or other consequences under other agreements. For example, a default on indebtedness in a principal amount in excess of $200 million could result in a cross-default or cross-acceleration.

We are a holding company and rely on dividends, distributions and other payments, advances and transfers of funds from the Utility to meet our debt service obligations, including with respect to our obligations under the Notes.

We conduct our operations primarily through the Utility, and substantially all of our consolidated assets are held by the Utility. The Utility is not obligated to make any payments with respect to the Notes and will not initially guarantee the Notes. Accordingly, our cash flow and our ability to meet our debt service obligations, including under the Notes and our other existing or future indebtedness, are largely dependent upon the earnings and cash flow of the Utility and the distribution or other payment of these earnings and cash flow to us in the form of dividends or loans or advances and repayment of loans and advances from the Utility. The ability of the Utility to pay dividends or make other advances, distributions, and transfers of funds will depend on its results of operations and may be restricted by, among other things, applicable laws limiting the amount of funds available for payment of dividends and certain restrictive covenants contained in the agreements of the Utility. Additionally, the Utility must use its resources to satisfy its own obligations, including its obligation to serve customers, to pay principal and interest on outstanding debt, to pay preferred stock dividends, and to meet its obligations to employees and creditors, before it can distribute cash to us. Under the Utility’s Articles of Incorporation, the Utility cannot pay common stock dividends unless all cumulative preferred dividends on the Utility’s preferred stock have been paid. In addition, the CPUC has imposed various conditions that govern the relationship between PG&E Corporation and the Utility, including financial conditions that require the Board of Directors to give first priority to the capital requirements of the Utility, as determined to be necessary and prudent to meet the Utility’s obligation to serve customers or to operate the Utility in a prudent and efficient manner. The deterioration of income from, or other available assets of, the Utility for any reason could limit or impair the Utility’s ability to pay dividends or other distributions to us, which could, in turn, materially and adversely affect our ability to meet our obligations under the Notes.

The Notes will be structurally subordinated to all existing and future liabilities of our subsidiaries, including the Utility. The Notes are obligations of PG&E Corporation and not of PG&E Corporation’s subsidiaries and will be subordinated to all other indebtedness of PG&E Corporation (other than any unsecured indebtedness PG&E Corporation may incur in the future that ranks junior to or pari passu with the Notes) and structurally subordinated to the claims of PG&E Corporation’s subsidiaries’ creditors.

Pursuant to the terms of the indenture, the Notes will be subordinated in right of payment to all of PG&E Corporation’s existing and future Senior Indebtedness. This means that, in the event of (a) PG&E Corporation’s dissolution, winding-up, liquidation or reorganization, (b) PG&E Corporation’s failure to pay any interest, principal or other monetary amounts due on any of its Senior Indebtedness when due (and continuance of that default beyond any applicable grace period) or (c) acceleration of the maturity of any of PG&E Corporation’s Senior Indebtedness as a result of a default, PG&E Corporation will not be permitted to make any payments on the Notes until, in the case of clause (a), all amounts due or to become due on all of its Senior Indebtedness have been paid in full, or, in the case of clauses (b) and (c), all amounts due on its Senior Indebtedness have been paid in full. For additional information about the subordination of the Notes to our Senior Indebtedness, see “Description of the Notes—Subordination” in this prospectus supplement. As of December 31, 2025, PG&E Corporation, on an unconsolidated basis, had outstanding approximately $5.65 billion of Senior Indebtedness (all of which was secured) and had approximately $650 million of availability to incur additional indebtedness under the HoldCo Revolving Credit Facility, all of which would rank senior to the Notes and all of which would be secured. The Notes will be effectively subordinated to existing and future secured indebtedness of PG&E Corporation to the extent of the value of the related collateral securing such indebtedness.

The Notes will not initially be guaranteed by any of our subsidiaries, including the Utility. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the Notes offered hereby or to make any funds available therefor, whether by dividends, fees, loans or other payments. Any right we have to receive any assets of any of our subsidiaries upon any liquidation, dissolution, winding up, receivership, reorganization, assignment for the benefit of creditors, marshaling of assets and liabilities or any bankruptcy, insolvency or similar proceedings (and the consequent right of the holders of our indebtedness to participate in the distribution of, or to realize proceeds from, those assets) will be structurally subordinated to the claims of any such subsidiary’s preferred stock holders and creditors (including trade creditors and holders of debt issued by such subsidiary). Accordingly, the Notes will be structurally subordinated to all existing and future liabilities, as well as preferred stock, of our subsidiaries, including the Utility. As of December 31, 2025, the Utility had approximately $43.35 billion of outstanding indebtedness, all of which would structurally rank senior to the Notes offered hereby, and the Utility had approximately $3.18 billion of additional borrowing capacity under the Utility Revolving Credit Agreement (after taking into account $639 million of letters of credit outstanding under the Utility Revolving Credit Agreement) that would structurally rank senior to the Notes offered hereby and the Utility had preferred stock with an aggregate liquidation preference of $252 million, all of which would structurally rank senior to the Notes offered hereby.

Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and therefore the rights of the holders of the Notes to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us. There is no limitation on the ability of our subsidiaries to incur additional indebtedness to which the Notes will be structurally subordinated. Additionally, the Notes will be structurally subordinated to the claims of any of the Utility’s existing or future preferred stock holders.

Due to the subordination of the Notes to the Senior Indebtedness of PG&E Corporation and the effective subordination of the Notes to existing and future secured indebtedness of PG&E Corporation, if PG&E Corporation’s assets are distributed upon its dissolution, winding-up, liquidation or reorganization, holders of its Senior Indebtedness (all of which is secured) would likely recover more, ratably, than the holders of the Notes, and it is possible that no payments would be made to the holders of the Notes.

The Notes will rank equally in right of payment with any future unsecured indebtedness that PG&E Corporation may incur from time to time if the terms of such indebtedness provide that it ranks equally with the Notes in right of payment.

The indenture does not limit the amount of Senior Indebtedness or secured indebtedness that may be incurred by PG&E Corporation or the amount of other indebtedness or liabilities that may be incurred by PG&E Corporation or any of its subsidiaries. The incurrence by PG&E Corporation or its subsidiaries of additional indebtedness, including the incurrence of additional Senior Indebtedness or secured indebtedness by PG&E Corporation, may have adverse consequences for you as a holder of the Notes, including making it more difficult for PG&E Corporation to satisfy its obligations with respect to the Notes, a loss of all or part of the trading value of the Notes and a risk that one or more of the credit ratings of the Notes could be lowered or withdrawn.

We can defer interest payments on the Notes for one or more Optional Deferral Periods of up to 20 consecutive semi-annual Interest Payment Periods each. This may affect the market price of the Notes.

So long as no event of default (as defined below under “Description of the Notes—Events of Default”) with respect to the Notes has occurred and is continuing, we may, at our option, defer interest payments on the Notes, from time to time, for one or more Optional Deferral Periods of up to 20 consecutive semi-annual Interest Payment Periods each, except that no such Optional Deferral Period may extend beyond the final maturity date of the Notes or end on a day other than the day immediately preceding an interest payment date. In other words, we may declare at our discretion up to a ten-year interest payment moratorium on the Notes and may choose to do that on one or more occasions. Moreover, following the end of any Optional Deferral Period, if all amounts then due on the Notes are paid, we could immediately start a new Optional Deferral Period of up to 20 consecutive semi-annual Interest Payment Periods. No interest will be paid or payable on the Notes during any Optional Deferral Period unless we elect, at our option, to redeem Notes during such Optional Deferral Period, in which case accrued and unpaid interest to, but excluding, the redemption date will be due and payable on such redemption date only on the Notes being redeemed, or unless the principal of and interest on the Notes shall have been declared due and payable as a result of an event of default with respect to the Notes, in which case all accrued and unpaid interest on the Notes shall become due and payable. Instead, interest on the Notes would be deferred but would continue to accrue at the then-applicable interest rate on the Notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the Notes). In addition, during any Optional Deferral Period, interest on the deferred interest would accrue at the then-applicable interest rate on the Notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the Notes), compounded semi-annually, to the extent permitted by applicable law. If we exercise this interest deferral right, the Notes may trade at a price that does not reflect the value of accrued and unpaid interest on the Notes or that is otherwise substantially less than the price at which the Notes would have traded if we had not exercised such deferral right. If we exercise this interest deferral right and you sell your Notes during an Optional Deferral Period, you may not receive the same return on your investment as a holder that continues to hold its Notes until we pay the deferred interest following the end of such Optional Deferral Period. In addition, as a result of our right to defer interest payments, the market price of the Notes may be more volatile than other securities that do not have these rights.

If we defer interest payments on the Notes, there will be United States federal income tax consequences to holders of the Notes.

If we defer interest payments on the Notes, under applicable United States federal income tax laws, you will generally be required to accrue interest income in respect of the Notes using a constant yield method, regardless of your regular method of tax accounting, before you receive any cash payment attributable to that income.

If you sell your Notes before the special record date for the payment of interest at the end of an Optional Deferral Period, you will not receive the cash from us related to the deferred amounts you reported for United States federal income tax purposes. Instead, the accrued interest will be paid to the holder of record on the special record date for the payment of such deferred interest regardless of who the holder of record may have been on any other date during the Optional Deferral Period. Moreover, amounts that you were required to include in income in respect of the Notes during the Optional Deferral Period will be added to your adjusted tax basis in the Notes, but may not be reflected in the amount that you realize on the sale. To the extent the amount realized on a sale is less than your adjusted tax basis, you will recognize a capital loss for United States federal income tax purposes. The deductibility of capital losses is subject to limitations. See “Material U.S. Federal Income Tax Considerations — United States Persons — Sale or Other Taxable Disposition of Notes” in this prospectus supplement.

Holders of the Notes will have limited rights of acceleration.

Holders of the Notes and the trustee under the indenture may accelerate payment of the principal and interest on the Notes only upon the occurrence and continuation of certain events of default. Payment of principal and interest on the Notes may be accelerated upon the occurrence of an event of default under the indenture related to failure to pay interest within 30 days after it is due, failure to pay principal or premium, if any, on the Notes when due, and certain events of bankruptcy, insolvency, receivership or reorganization relating to PG&E Corporation (but not its subsidiaries). Holders of the Notes and the trustee will not have the right to accelerate payment of the principal or interest on the Notes upon the breach of any other covenant in the indenture. See “Description of the Notes—Option to Defer Interest Payments,” “Description of the Notes—Events of Default” and “Description of the Notes—Limitation on Remedies.”

The terms of the indenture and the Notes do not provide protection against certain significant events that could adversely impact a holder’s investment in the Notes.

The terms of the indenture and the Notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on an investment in the Notes. In particular, the indenture governing the Notes does not:

•	permit the holders of the Notes to require us to repurchase the Notes in the event we undergo a change of control or similar transaction;

•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;

•	limit our ability to incur unsecured indebtedness; or

•

restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness or other obligations that would be senior to our equity interests in our subsidiaries and therefore rank structurally senior to the Notes with respect to the assets of our subsidiaries.

There is no guarantee that an active trading market for the Notes will exist or that you will be able to sell your Notes.

The Notes will constitute a new issue of securities without an established trading market and a market may not develop for the Notes. As a result, you may not be able to sell your Notes. Accordingly, you may be required to bear the financial risk of an investment in the Notes for an indefinite period of time. In addition, the condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the Notes. We have been advised by the underwriters that they may make a market in the Notes, but they have no obligation to do so and may discontinue market making at any time without providing notice. There can be no assurance that a market for the Notes will develop or, if it does develop, that it will continue. If an active public market does not develop or does not continue, the market prices and liquidity of the Notes may be adversely affected.

Furthermore, we do not intend to apply for listing of the Notes on any securities exchange or seek their quotation on any automated dealer quotation system.

If trading markets do develop, changes in our ratings or the financial markets could adversely affect the market prices of the Notes.

The market prices of the Notes will depend on many factors, including, among others, the following:

•	ratings on our debt securities assigned by rating agencies;

•	the time remaining until maturity of the Notes;

•	the prevailing interest rates being paid by other companies similar to us;

•	our results of operations, cash flows, and financial position and prospects; and

•	the condition of the financial markets.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the Notes. In general, as market interest rates rise, debt securities bearing interest at fixed rates decline in value. Consequently, if market interest rates increase, the market value of your Notes may decline. We cannot predict the future level of market interest rates.

Rating agencies continually review the ratings they have assigned to companies and debt securities. Negative changes in the ratings assigned to us or our debt securities could have an adverse effect on the market prices of the Notes.

Rating agencies may change their practices for rating the Notes, which change may affect the market price of the Notes. In addition, we may redeem the Notes if a rating agency makes certain changes in the equity credit methodology for securities such as the Notes.

The rating agencies that currently or may in the future publish a rating for PG&E Corporation, including Moody’s Investors Service, Inc., S&P Global Ratings and Fitch Ratings, Inc., each of which is expected to initially publish a rating of the Notes, may, from time to time in the future, change the way they analyze securities with features similar to the Notes. This may include, for example, changes to the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to subordinated securities with features similar to the Notes. If any rating agencies change their practices for rating these types of securities in the future, and the ratings of the Notes are subsequently lowered, the trading price of the Notes could be negatively affected. In addition, we may redeem the Notes, at our option, in whole but not in part, if a rating agency makes certain changes in the equity credit methodology for securities such as the Notes. See “Description of the Notes—Redemption—Redemption Following a Rating Agency Event.”

Our credit ratings may not reflect all risks of your investments in the Notes.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the Notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating.

We may choose to redeem the Notes prior to maturity.

We may at our option redeem the Notes in whole or in part at the times and the applicable redemption price described in this prospectus supplement. See “Description of the Notes—Redemption.” We may choose to redeem your Notes at a time when prevailing interest rates are lower than the interest rate paid on your Notes. If prevailing interest rates are lower at the time of redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate of the Notes being redeemed.

Investors should not expect us to redeem the Notes on the first or any other date on which they are redeemable.

We may redeem some or all of the Notes, at our option, in whole or in part, (i) on any day in the period commencing on the date falling 90 days prior to the First Reset Date and ending on and including the First Reset Date and (ii) after the First Reset Date, on any interest payment date, at a redemption price in cash equal to 100% of the principal amount of the Notes being redeemed, plus, subject to the terms described in the first paragraph under “Description of the Notes—Redemption—Redemption Procedures; Cancellation of Redemption” in this prospectus supplement, accrued and unpaid interest on the Notes to be redeemed to, but excluding, the redemption date. In addition, the Notes may be redeemed by us at our option, in whole but not in part, following the occurrence and during the continuance of either a Tax Event or a Rating Agency Event (as those terms are defined under “Description of the Notes—Redemption” in this prospectus supplement). Any decision we may make at any time to redeem the Notes before their final maturity date will depend upon, among other things, the strength of our balance sheet, our results of operations, our access to the capital markets, interest rates, our growth strategy, and general market conditions at such time. Accordingly, while we may decide to do so, investors should not expect us to redeem the Notes on the first or any other date on which they are redeemable.

While it is not possible for the interest rate on the Notes to decrease below the initial interest rate, the interest rate on the Notes may fluctuate over time.

The interest rate on the Notes from their original issue date to the First Reset Date will be     % per annum. Beginning on the First Reset Date, the interest rate on the Notes for each Reset Period will equal the Five-year U.S. Treasury Rate as of the most recent Reset Interest Determination Date plus a spread of     %, to be reset on each Reset Date; provided, that the interest rate during any Reset Period will not reset below     %. Accordingly, while it is not possible for the interest rate on the Notes to decrease below the initial interest rate, the interest rate for a given Reset Period subsequent to the initial Reset Period may decrease as compared to the interest rate for the prior Reset Period. We have no control over the factors that may affect U.S. Treasury rates, including geopolitical, economic, financial, political, regulatory, judicial or other conditions or events.

The historical Five-year U.S. Treasury Rates are not an indication of future Five-year U.S. Treasury Rates.

As noted above, the annual interest rate on the Notes for each Reset Period will be set by reference to the Five-year U.S. Treasury Rate as of the most recent Reset Interest Determination Date (provided, that the interest rate during any Reset Period will not reset below the initial interest rate). In the past, U.S. Treasury rates have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of U.S. Treasury rates are not necessarily indicative of future levels. Any historical upward or downward trend in U.S. Treasury rates is not an indication that U.S. Treasury rates are more or less likely to increase or decrease at any time in the future and you should not take historical U.S. Treasury rates as an indication of future U.S. Treasury Rates.

USE OF PROCEEDS

The net proceeds from this offering will be $    , after deducting the respective underwriting discounts and before estimated offering expenses payable by us. We expect to use the net proceeds from this offering for general corporate purposes, including to repay existing indebtedness.

CAPITALIZATION

The following table sets forth our cash and cash equivalents, current liabilities and capitalization as of December 31, 2025 on an (x) actual basis and (y) as adjusted basis, after giving effect to the issuance of the Notes in this offering (after deducting the underwriting discount and before estimated offering expenses payable by us). You should read this table in conjunction with the financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus, together with the information included under the heading “Summary Historical Financial and Operating Information” included elsewhere in this prospectus supplement.

	As of December 31, 2025
(in millions)	Actual	As Adjusted
Cash and cash equivalents(1)	$360	$

Current Liabilities:
Short-term borrowings	$2,675	$
Long-term debt, classified as current(2)	821

Capitalization:
Long-term debt, classified as non-current(3)(4)	$57,387	$
Shareholders’ equity(5)	32,792

Total Capitalization	$90,179	$

Notes:

(1)

As adjusted Cash and cash equivalents does not give effect to expenses of this offering which would reduce cash and cash equivalents. See “Underwriting– Commissions and Discounts” for further information on expenses of this offering.

(2)	Net of unamortized debt discount. Includes $221 million related to variable interest entities.
(3)	Net of unamortized debt discount. Includes $11.7 billion related to variable interest entities.
(4)	Adjusted to give effect only to the issuance of the Notes offered by this prospectus supplement after deducting the underwriting discount and before estimated offering expenses payable by us.
(5)	Includes $252 million of preferred stock without mandatory redemption provisions.

DESCRIPTION OF OTHER INDEBTEDNESS AND PREFERRED STOCK

HoldCo Credit Agreements

General

The descriptions of the Holdco Revolving Credit Agreement in this section does not purport to be complete and is subject, and qualified in entirety by reference, to the full text of Amendment No. 4 to the HoldCo Revolving Credit Agreement, a copy of which is included as Exhibit 10.6 to our Quarterly Report for the quarter ended September 30, 2024.

HoldCo Revolving Credit Agreement

On June 23, 2025, PG&E Corporation amended its existing revolving credit agreement (the “HoldCo Revolving Credit Agreement” and the commitments and extensions of credit thereunder, the “HoldCo Revolving Credit Facility”) to, among other things, (i) extend the maturity date of such agreement to June 22, 2028, (ii) increase the aggregate commitments from $500 million to $650 million and (iii) modify both the interest rate pricing grid and commitment fee pricing grid.

Maturity and Prepayments

The HoldCo Revolving Credit Agreement has a maturity date of June 22, 2028 (subject to a two-year extension at the option of PG&E Corporation).

PG&E Corporation may voluntarily repay outstanding loans under the HoldCo Revolving Credit Agreement at any time without premium or penalty, other than customary “breakage” costs with respect to SOFR loans. Any voluntary prepayments made by PG&E Corporation will not reduce the commitments under the HoldCo Revolving Credit Agreement.

Interest Rate and Fees

Borrowings under the HoldCo Revolving Credit Agreement bear interest based on PG&E Corporation’s election of either (1) Term SOFR (as defined in the HoldCo Revolving Credit Agreement) plus a 0.10% credit spread adjustment plus an applicable margin of 1.75% to 3.75% based on PG&E Corporation’s credit rating or (2) the base rate plus an applicable margin of 0.75% to 2.75% based on PG&E Corporation’s credit rating. In addition to interest on outstanding principal amounts under the HoldCo Revolving Credit Agreement, PG&E Corporation is required to pay a commitment fee to the lenders in respect of the unutilized commitments thereunder, ranging from 0.275% to 0.650% per annum depending on PG&E Corporation’s credit rating.

Security

The obligations of PG&E Corporation under the HoldCo Revolving Credit Agreement are secured on a first lien basis by the pledge of PG&E Corporation’s ownership interest in 100% of the shares of common stock of the Utility and other shares of common stock of the Utility obtained by PG&E Corporation in the future and the certificates or instruments representing such shares of common stock (collectively, “Collateral”), subject to certain permitted liens. PG&E Corporation’s obligations under the HoldCo Revolving Credit Agreement are secured by the Collateral on a pari passu basis with the HoldCo Existing Notes (as defined below) and the Convertible Notes (as defined below), but will have first-out payment priority, in an amount of up to $650 million.

Certain Covenants and Events of Default

The HoldCo Revolving Credit Agreement includes usual and customary provisions for revolving credit agreements of this type, including covenants limiting, with certain exceptions (with respect to PG&E Corporation and in certain instances its Subsidiaries), (1) incurrence of indebtedness, (2) liens, (3) sale and leaseback transactions, (4) investments, (5) fundamental changes, (6) dispositions, (7) changes in the nature of business, (8) transactions with affiliates, (9) burdensome agreements, (10) use of proceeds, (11) restricted payments, and (12) swap agreements. In addition, the HoldCo Revolving Credit Agreement requires that PG&E Corporation maintain a ratio of total consolidated debt to total consolidated capitalization of at most 70% as of the end of each fiscal quarter and that PG&E Corporation maintain ownership, either directly or indirectly, through one or more subsidiaries, of at least 100% of the outstanding common stock of the Utility.

HoldCo Existing Notes

On June 23, 2020, PG&E Corporation issued $2 billion aggregate principal amount of Senior Secured Notes consisting of (i) $1 billion aggregate principal amount of 5.000% Senior Secured Notes due July 1, 2028 (the “2028 Senior Notes”) and (ii) $1 billion aggregate principal amount of 5.250% Senior Secured Notes due July 1, 2030 (the “2030 Senior Notes,” and together with the 2028 Senior Notes, the “HoldCo Existing Notes”). The HoldCo Existing Notes are secured by an indenture, dated as of June 23, 2020 (the “HoldCo Existing Notes Indenture”), between PG&E Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee (the “HoldCo Existing Notes Trustee”), as amended and supplemented by a first supplemental indenture, dated as of June 23, 2020, among PG&E Corporation, the HoldCo Existing Notes Trustee and JPMorgan Chase Bank, N.A., as collateral agent. The HoldCo Existing Notes are secured by the Collateral on a pari passu basis with the Convertible Notes and the HoldCo Revolving Credit Agreement (except that the obligations under the HoldCo Revolving Credit Agreement will have first-out payment priority, in an amount of up to $650 million).

The HoldCo Existing Notes Indenture contains usual and customary event of default provisions and other covenants that limit PG&E Corporation’s ability, to, among other things:

•	create liens on the Collateral and liens on property or assets other than the Collateral;

•	entering into sale or leaseback transactions (as such term defined in the HoldCo Existing Notes Indenture);

•

consolidate with or merge into any other person or convey, transfer or lease PG&E Corporation’s and its subsidiaries’ properties and assets (considered as a single enterprise) substantially as an entirety to any person; and

•	selling any of the common stock of the Utility owned by PG&E Corporation either directly or indirectly through one or more of its subsidiaries.

PG&E Corporation may redeem the 2028 Senior Notes and the 2030 Senior Notes, at the applicable redemption prices set forth in the HoldCo Existing Notes Indenture.

Convertible Notes

On December 4, 2023, PG&E Corporation issued $2.15 billion aggregate principal amount of 4.25% Senior Secured Convertible Notes due 2027 (the “Convertible Notes”) pursuant to an Indenture, dated as of December 4, 2023 (the “Convertible Notes Indenture”), among PG&E Corporation, The Bank of New York Mellon Trust Company, N.A., as trustee (the “Convertible Notes Trustee”) and JPMorgan Chase Bank, N.A., as collateral agent.

The Convertible Notes are secured by the Collateral on a pari passu basis with the HoldCo Existing Notes and the HoldCo Revolving Credit Agreement (except that the obligations under the HoldCo Revolving Credit Agreement will have first-out payment priority, in an amount of up to $650 million).

The Convertible Notes Indenture contains limited covenants, including those restricting PG&E Corporation’s ability and certain of PG&E Corporation’s subsidiaries’ ability to create liens, engage in sale and leaseback transactions or merge or consolidate with another entity.

If PG&E Corporation undergoes a Fundamental Change (other than an Exempted Fundamental Change, each as defined in the Convertible Notes Indenture), subject to certain conditions, holders of the Convertible Notes may require PG&E Corporation to repurchase for cash all or any portion of their Convertible Notes at a repurchase price equal to 100% of the principal amount of Convertible Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date (as defined in the Convertible Notes Indenture). In addition, if certain corporate events occur, PG&E Corporation may be required, in certain circumstances, to increase the conversion rate for any Convertible Notes converted in connection with such corporate events by a specified number of shares of its common stock. The Convertible Notes Indenture provides for customary events of default, which include (subject in certain cases to grace and cure periods), among others: nonpayment of principal or interest; breach of covenants or other agreements in the Convertible Notes Indenture; and certain events of bankruptcy, insolvency or reorganization. Generally, if an event of default occurs and is continuing under the Convertible Notes Indenture, either the Convertible Notes Trustee or the holders of at least 33% in aggregate principal amount of the Convertible Notes then outstanding may declare the principal amount plus accrued and unpaid interest on the Convertible Notes to be immediately due and payable.

Junior Subordinated Notes

On September 11, 2024, PG&E Corporation completed the sale of $1 billion aggregate principal amount of 7.375% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2055. On November 15, 2024, PG&E Corporation completed the sale of $500 million aggregate principal amount of 7.375% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2055 (the “2055 Junior Subordinated Notes”). The 2055 Junior Subordinated Notes are part of the same series of debt securities issued by PG&E Corporation on September 11, 2024. The 2055 Junior Subordinated Notes were sold pursuant to a Subordinated Note Indenture, dated as of September 11, 2024, as amended and supplemented by the First Supplemental Indenture, dated as of September 11, 2024, between PG&E Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee.

Mandatory Convertible Preferred Stock

On December 5, 2024, PG&E Corporation issued 32,200,000 shares of 6.000% Series A Mandatory Convertible Preferred Stock, no par value (the “Preferred Stock”), with an initial liquidation preference of $50.00 per share.

Unless converted earlier, each share of Preferred Stock will automatically convert on or around December 1, 2027 into between 1.9465 and 2.4331 shares of our common stock, subject to customary anti-dilution adjustments. The number of shares of our common stock issuable upon mandatory conversion of each share of Preferred Stock on or around December 1, 2027, will be determined based on the volume weighted average price of our common stock over the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day prior to December 1, 2027. Other than during a fundamental change conversion period (as defined in the Certificate of Determination for the Preferred Stock), at any time prior to the mandatory conversion date, a holder of Preferred Stock may convert each share of Preferred Stock into a number of shares of our common stock equal to the minimum conversion rate of 1.9465, subject to certain anti-dilution and other adjustments.

Dividends on the Preferred Stock will be payable on a cumulative basis when, as and if declared by PG&E Corporation’s board of directors (or an authorized committee thereof) at an annual rate of 6.000% on the liquidation preference of $50.00 per share of Preferred Stock. PG&E Corporation may pay declared dividends in cash or, subject to certain limitations, in shares of common stock or in any combination of cash and common stock on March 1, June 1, September 1 and December 1 of each year, commencing on, and including March 1, 2025 and ending on, and including, December 1, 2027.

In addition, in the event of PG&E Corporation’s voluntary or involuntary liquidation, winding-up or dissolution, each holder of Preferred Stock will be entitled to receive, out of the assets of PG&E Corporation has legally available for distribution to its shareholders, a liquidation preference in the amount of $50.00 per share of the Preferred Stock, plus an amount equal to accumulated and unpaid dividends on the shares to, but excluding, the date fixed for liquidation, winding-up or dissolution to be paid out of PG&E Corporation’s assets available for distribution to its shareholders, after satisfaction of liabilities to its creditors and holders of any senior stock and before any payment or distribution is made to holders of junior stock, including the common stock.

Utility Credit Agreements

General

The descriptions of the Utility Revolving Credit Agreement, the December 2025 Utility Term Loan Credit Agreement and the September 2025 Utility Term Loan Credit Agreement (each as defined herein) in this section do not purport to be complete and are subject, and qualified in entirety by reference, to the full text of the Utility Revolving Credit Agreement, a copy of which is included as Exhibit 10.4 to our Current Report on Form 8-K filed with the SEC on July 2, 2020 and Amendment No. 5 to the Utility Revolving Credit Agreement, a copy of which is included as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on June 24, 2025, the December 2025 Utility Term Loan Credit Agreement, a copy of which is included as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on April 21, 2022 and Amendment No. 5 to the Utility Term Loan Credit Agreement, a copy of which is included as Exhibit 10.6.5 to our Annual Report on Form 10-K for the year ended December 31, 2025, and the September 2025 Utility Term Loan Agreement, a copy of which is included as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on September 24, 2025. The description of the Utility Accounts Receivable Facility (as defined herein) in this section does not purport to be complete and is subject, and qualified in entirety by reference, to the full text of Amendment No. 13 to Receivables Financing Agreement, dated as of June 26, 2025, a copy of which is included as Exhibit 10.4 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 and Amendment No. 3 to Purchase and Sale Agreement, dated as of April 20, 2022, a copy of which is included as Exhibit 10.3 to our Current Report on Form 8-K filed with the SEC on April 21, 2022.

Utility Revolving Credit Agreement

On June 23, 2025, the Utility amended its existing revolving credit agreement (the “Utility Revolving Credit Agreement”) to extend the maturity date to June 21, 2030, increase the aggregate commitments from $4.4 billion to $5.4 billion and modify both the interest rate pricing grid and commitment fee pricing grid.

Maturity and Prepayments

The Utility Revolving Credit Agreement has a maturity date of June 21, 2030, subject to a one-year extension at the option of the Utility.

The Utility may voluntarily repay outstanding loans under the Utility Revolving Credit Agreement at any time without premium or penalty, other than customary “breakage” costs with respect to SOFR loans. Any voluntary prepayments made by the Utility will not reduce the commitments under the Utility Revolving Credit Agreement.

Interest Rate and Fees

Borrowings under the Utility Revolving Credit Agreement bear interest based on the Utility’s election of either (1) Term SOFR (as defined in the Utility Revolving Credit Agreement, as amended) (plus a 0.10% credit spread adjustment) plus an applicable margin of 1.125% to 2.00% based on the Utility’s credit rating or (2) the base rate plus an applicable margin of 0.125% to 1.00% based on the Utility’s credit rating. In addition to interest on outstanding principal under the Utility Revolving Credit Agreement, the Utility is required to pay a commitment fee to the lenders in respect of the unutilized commitments thereunder, ranging from 0.125% to

0.35% per annum depending on the Utility’s credit rating. The Utility Revolving Credit Agreement has a maximum letter of credit sublimit equal to $2.0 billion. The Utility may also pay customary letter of credit fees based on letters of credit issued under the Utility Revolving Credit Agreement.

Security

The Utility’s obligations under the Utility Revolving Credit Agreement are secured by the issuance of first mortgage bonds secured by a first lien on substantially all of the Utility’s real property and certain tangible personal property related to the Utility’s facilities, subject to certain exceptions, and rank pari passu with the Utility’s other first mortgage bonds.

Certain Covenants and Events of Default

The Utility Revolving Credit Agreement includes usual and customary provisions for revolving credit agreements of this type, including covenants limiting, with certain exceptions, (1) liens, (2) sale and leaseback transactions, (3) fundamental changes, (4) entering into swap agreements and (5) modifications to the Mortgage Indenture (as defined herein). In addition, the Utility Revolving Credit Agreement requires that the Utility maintain a ratio of total consolidated debt to consolidated capitalization of no greater than 65% as of the end of each fiscal quarter. As of December 31, 2025, the Utility was in compliance with this covenant.

December 2025 Utility Term Loan Credit Agreement

On December 19, 2025, the Utility amended its existing $525 million term loan credit agreement (the “December 2025 Utility Term Loan Credit Agreement”) to, among other things, (i) increase the borrowing capacity to $600 million, (ii) extend the maturity date to December 18, 2026 and (iii) revise the interest based on the Utility’s election of either (1) Term SOFR plus an applicable margin of 1.250% or (2) the alternative base rate plus an applicable margin of 0.250%.

Maturity

The December 2025 Utility Term Loan Credit Agreement has a maturity date of December 18, 2026.

Interest Rate and Fees

Borrowings under the December 2025 Utility Term Loan Credit Agreement bear interest based on the Utility’s election of either (1) Term SOFR plus an applicable margin of 1.250% or (2) the alternative base rate plus an applicable margin of 0.250%.

Security

The Utility’s obligations under the December 2025 Utility Term Loan Credit Agreement are secured by the issuance of first mortgage bonds secured by first lien on substantially all of the Utility’s real property and certain tangible personal property related to the Utility’s facilities, subject to certain exceptions, and rank pari passu with the Utility’s other first mortgage bonds.

Certain Covenants and Events of Default

The December 2025 Utility Term Loan Credit Agreement includes usual and customary provisions for term loan agreements of this type, including covenants limiting, with certain exceptions, (1) liens, (2) sale and leaseback transactions, (3) fundamental changes, (4) entering into swap agreements and (5) modifications to the Mortgage Indenture. In addition, the December 2025 Utility Term Loan Credit Agreement requires that the Utility maintain a ratio of total consolidated debt to consolidated capitalization of no greater than 65% as of the end of each fiscal quarter. As of December 31, 2025, the Utility was in compliance with this covenant.

September 2025 Utility Term Loan Credit Agreement

On September 24, 2025, the Utility entered into a $500 million term loan credit agreement (the “September 2025 Utility Term Loan Credit Agreement”) and borrowed the entire amount of the loans under the September 2025 Utility Term Loan Credit Agreement on September 24, 2025.

Maturity

The September 2025 Utility Term Loan Credit Agreement has a maturity date of September 23, 2026.

Interest Rate and Fees

Borrowings under the September 2025 Utility Term Loan Credit Agreement bear interest based on the Utility’s election of either (1) Term SOFR plus an applicable margin of 1.25% or (2) the alternative base rate plus an applicable margin of 0.25%.

Security

The Utility’s obligations under the September 2025 Utility Term Loan Credit Agreement are secured by the issuance of a first mortgage bond secured by a first lien on substantially all of the Utility’s real property and certain tangible personal property related to the Utility’s facilities, subject to certain exceptions, and rank pari passu with the Utility’s other first mortgage bonds.

Certain Covenants and Events of Default

The September 2025 Utility Term Loan Credit Agreement includes usual and customary provisions for term loan agreements of this type, including covenants limiting, with certain exceptions, (1) liens, (2) sale and leaseback transactions, (3) fundamental changes, (4) entering into swap agreements and (5) modifications to the Mortgage Indenture. In addition, the September 2025 Utility Term Loan Credit Agreement requires that the Utility maintain a ratio of total consolidated debt to consolidated capitalization of no greater than 65% as of the end of each fiscal quarter. As of December 31, 2025, the Utility was in compliance with this covenant.

DOE Loan Guarantee Agreement

On January 17, 2025, the Utility entered into the following agreements: (1) the DOE Loan Guarantee Agreement; (2) a note purchase agreement dated as of January 17, 2025 (the “Note Purchase Agreement”), among the Utility, the Federal Financing Bank (“FFB”), and the U.S. Department of Energy (the “DOE”); and (3) a future advance promissory note dated January 17, 2025, made by the Utility to FFB (the “Note” and together with the Note Purchase Agreement, the “FFB Note Documents”).

The FFB Note Documents provide for a multi-advance term loan facility (the “Facility”), under which the Utility may make quarterly term loan borrowings through FFB, subject to satisfaction of certain conditions. Proceeds of the advances under the Facility are to be used by the Utility to reimburse for “Eligible Project Costs” previously incurred and either expended or accrued by the Utility in connection with projects that DOE has determined to be “Eligible Projects” (each as defined in the DOE Loan Guarantee Agreement). The aggregate amount of advances under the Facility may not exceed $15 billion.

In connection with the DOE Loan Guarantee Agreement, the DOE agreed to guarantee the obligations of the Utility under the FFB Note Documents (the “Guaranteed Loan”). The Guaranteed Loan is made pursuant to the loan guarantee program established under Title XVII of the Energy Policy Act of 2005, as amended (the “Title XVII Loan Guarantee Program”).

The Facility permits the Utility to borrow during the “Availability Period,” which continues until the earliest of: (1) the date the Guaranteed Loan reaches $15 billion; (2) September 15, 2031; (3) the occurrence of an event that causes the guarantee issued by DOE in favor of FFB pursuant to the Note Purchase Agreement to cease to be in full force and effect (“Guarantee Trigger Event”); (4) the date of termination of obligations to disburse any undisbursed amounts of the Guaranteed Loan following the occurrence of any event of default; and (5) January 17, 2030 if the initial first advance has not occurred by that date.

Advances under the Facility

The Utility may request advances under the Facility during the Availability Period not more than once per calendar quarter by submission of an advance request to DOE with respect to the Eligible Project(s) and Eligible Project Costs subject to such advance. The aggregate amount of advances cannot exceed $10 billion in any calendar year other than calendar year 2028, during which the aggregate amount of advances cannot exceed $5 billion.

Advances are subject to the satisfaction of customary and non-customary conditions. Such conditions include: (1) approval by DOE in its sole discretion of the Eligible Project(s) subject to such advance; (2) compliance with the requirements of the Title XVII Loan Guarantee Program; (3) certification of the ongoing accuracy in all material respects of all representations and warranties; (4) evidence of compliance with the Davis-Bacon Act of 1931, as amended; (5) compliance with the Cargo Preference Act of 1954, as amended; (6) confirmation that the Utility’s long-term senior secured credit ratings are at least investment grade; (7) completion of the environmental review process pursuant to the National Environmental Policy Act, as amended, with respect to the Eligible Project(s) subject to such advance; and (8) other documentary conditions required by the DOE Loan Guarantee Agreement and the FFB Note Documents.

Maturity and Prepayments

The final maturity date for each advance under the Facility will be the earlier of the interest payment date following the 22nd anniversary of the date of such advance or January 17, 2055. The DOE Loan Guarantee Agreement contemplates several scenarios in which the Utility is either required to prepay certain amounts outstanding under the Guaranteed Loan or may optionally prepay all or a portion of the amounts outstanding under the Guaranteed Loan. The timing and amount to be prepaid varies based on the triggering event for such prepayment.

Interest Rate

Borrowings under the Facility will bear interest at the applicable Treasury rate plus a spread equal to 0.375%, which rate is calculated at the time of each advance. Upon the occurrence of a Guarantee Trigger Event, the interest rate applicable to each advance will increase by 300 basis points.

Security

The Utility’s obligations under the Facility with respect to the principal amount of any advances thereunder will be secured by the issuance of one or more of the Utility’s collateral first mortgage bonds, which will rank pari passu with the Utility’s other first mortgage bonds, including the mortgage bonds offered hereby.

Certain Covenants and Events of Default

Under the DOE Loan Guarantee Agreement, the Utility is subject to customary and non-customary affirmative and negative covenants, including negative covenants with respect to (a) liens, (b) fundamental changes, (c) modifications to the Mortgage Indenture, (d) a requirement that the Utility maintain a ratio of total consolidated debt to consolidated capitalization of no greater than 65% as of the end of each fiscal quarter, and (e) a requirement that the Utility not purposefully take any action or fail to take any action which would reasonably be expected to cause any Eligible Project to no longer qualify as an Eligible Project under the DOE

Loan Guarantee Agreement. The DOE Loan Guarantee Agreement contains customary events of default, as well as an event of default regarding the use of other federal funding to pay any project costs or repay the Guaranteed Loan.

As of the date of this prospectus supplement, the Utility has not borrowed any advances under the Facility.

Utility Accounts Receivable Facility

On October 5, 2020, PG&E AR Facility LLC (the “SPV”), a special purpose entity wholly owned by the Utility entered into an accounts receivable securitization program (the “Utility Accounts Receivable Facility”). Under this program, the Utility will sell certain of its receivables and certain related rights to payment and obligations with respect to such receivables and certain other related rights (collectively, the “Receivables”) to the SPV, which, in turn, will obtain loans secured by the Receivables.

On June 9, 2023, the Utility entered into an amendment to the Utility Accounts Receivable Facility to, among other things, extend the scheduled termination date from September 30, 2024 to June 9, 2025 and increase the low end of the facility limit from $1.0 billion to $1.25 billion.

On June 26, 2024, the Utility entered into an amendment to the Utility Accounts Receivable Facility to, among other things, extend the scheduled termination date from June 9, 2025 to June 26, 2026.

On June 26, 2025, the Utility and the SPV amended the existing $1.5 billion Utility Accounts Receivable Facility to, among other things, extend the scheduled termination date from June 26, 2026 to June 25, 2027 and allow the Utility and the SPV to request an increase to the commitments by an additional aggregate amount of up to $250 million, subject to the satisfaction of certain terms and conditions. Effective as of September 4, 2025, the Utility and the SPV increased the aggregate commitments under the Utility Accounts Receivable Facility by $250 million to an aggregate amount of $1.75 billion.

Maturity

The Utility Accounts Receivable Facility may be terminated upon the occurrence of certain specified events, including failure by the SPV to pay amounts when due, the occurrence of certain defaults under the Utility’s credit facility, certain judgments, a change of control, certain events negatively affecting the overall credit quality of transferred Receivables and bankruptcy and insolvency events. The Utility Accounts Receivable Facility is scheduled to terminate on June 25, 2027.

Interest Rate and Fees

The aggregate principal amount of the loans will not exceed between $1.25 billion and $1.75 billion (depending on the seasonal facility limit applicable at such time) outstanding at any time and bear interest based on a spread over Term SOFR (as defined in the underlying receivables financing agreement, as amended) dependent on the tranche period thereto and any breakage fees accrued. The administrative agent for the program receives certain fees as agent.

Security

The Utility pledged 100% of the equity interests in the SPV as security for repayment of obligations.

Certain Covenants and Events of Default

The Utility Accounts Receivable Facility contains certain customary representations and warranties and affirmative and negative covenants, including as to the eligibility of the Receivables being sold by the originator and securing the loans made by the lenders, as well as customary reserve requirements, accounts receivable securitization program termination events, originator termination events and servicer defaults. The accounts receivable securitization program termination events permit the lenders to terminate the underlying receivables financing agreement upon the occurrence of certain specified events, including failure by the SPV to pay amounts when due, the occurrence of certain defaults under the Utility’s credit facility, certain judgments, a change of control, certain events negatively affecting the overall credit quality of transferred Receivables and bankruptcy and insolvency events.

Refinanced First Mortgage Bonds

As part of the Utility’s emergence from bankruptcy on July 1, 2020, the Utility issued $11.85 billion aggregate principal amount of first mortgage bonds in satisfaction of all claims arising out of the Utility Short-Term Senior Notes, the Utility Long-Term Senior Notes and the Utility Funded Debt, consisting of the New Utility Short-Term Bonds, the New Utility Long-Term Bonds and the New Utility Funded Debt Exchange Bonds (together, the “Refinanced First Mortgage Bonds”).

The New Utility Short-Term Bonds consist of $875 million aggregate principal amount of new 3.45% first mortgage bonds due 2025 and $875 million aggregate principal amount of new 3.75% first mortgage bonds due 2028. On July 1, 2025, the Utility retired $875 million aggregate principal amount of 3.75% first mortgage bonds due 2028.

The New Utility Long-Term Bonds consist of $3.1 billion aggregate principal amount of new 4.55% first mortgage bonds due 2030 and $3.1 billion aggregate principal amount of new 4.95% first mortgage bonds due 2050. The New Utility Funded Debt Exchange Bonds consist of $1.951 billion aggregate principal amount of new 3.15% first mortgage bonds due 2026 (the “2026 Bonds”) and $1.951 billion aggregate principal amount of new 4.50% first mortgage bonds due 2040. The 2026 Bonds were satisfied and discharged on October 29, 2025.

Each such series of Refinanced First Mortgage Bonds was issued under the Mortgage Indenture, dated as of June 19, 2020, as supplemented and amended (the “Mortgage Indenture”) and is secured by a first lien, subject to permitted liens, on substantially all of the Utility’s real property and certain tangible property related to the Utility’s facilities. The Refinanced Mortgage Bonds are the Utility’s senior obligations and rank equally in right of payment with the Utility’s other existing or future first mortgage bonds issued under the Mortgage Indenture.

The Mortgage Indenture contains covenants that limit the Utility’s ability, to, among other things:

•	create liens on Mortgaged Property;

•	withdraw cash held by The Bank of New York Mellon Trust Company, N.A., as trustee; and

•	merge or consolidate with another person, or convey, otherwise transfer or lease all or substantially all of the Utility’s Mortgaged Property.

The Utility may redeem each series of Refinanced First Mortgage Bonds at any time prior to maturity, in whole or in part, at a “make-whole” redemption price set forth in the applicable supplemental indenture, except that during a period prior to maturity specified in the applicable supplemental indenture, the Utility may redeem each series of the Refinanced First Mortgage Bonds in whole or in part, at a redemption price equal to 100% of the principal amount of the Refinanced First Mortgage Bonds being redeemed, plus accrued and unpaid interest to, but not including, the redemption date.

See “Description of the Debt Securities of Pacific Gas and Electric Company—Description of the First Mortgage Bonds” in the accompanying prospectus for a description of the terms and provisions of the Mortgage Indenture.

Utility Reinstated Collateralized Senior Notes

As part of the Utility’s emergence from bankruptcy on July 1, 2020, the Utility reinstated $9.575 billion aggregate principal amount of pre-petition Utility Reinstated Senior Notes. Each such series of Utility Reinstated Senior Notes was reinstated on the same contractual terms under the indenture under which it was originally issued.

The Utility Reinstated Collateralized Senior Notes consist of $850,000,000 aggregate principal amount of the 3.95% Senior Notes due 2047, $600,000,000 aggregate principal amount of the 4.00% Senior Notes due 2046, $450,000,000 aggregate principal amount of the 4.25% Senior Notes due 2046, $600,000,000 aggregate principal amount of the 4.30% Senior Notes due 2045, $675,000,000 aggregate principal amount of the 4.75% Senior Notes due 2044, $375,000,000 aggregate principal amount of the 4.60% Senior Notes due 2043, $400,000,000 aggregate principal amount of the 4.45% Senior Notes due 2042, $350,000,000 aggregate principal amount of the 3.75% Senior Notes due 2042, $250,000,000 aggregate principal amount of the 4.50% Senior Notes due 2041, $300,000,000 aggregate principal amount of the 4.65% Senior Notes due 2028, $400,000,000 aggregate principal amount of the 3.30% Senior Notes due 2027, $1,150,000,000 aggregate principal amount of the 3.30% Senior Notes due 2027, $600,000,000 aggregate principal amount of the 2.95% Senior Notes due 2026, $600,000,000 aggregate principal amount of the 3.50% Senior Notes due 2025, $450,000,000 aggregate principal amount of the 3.75% Senior Notes due 2024, $350,000,000 aggregate principal amount of the 3.40% Senior Notes due 2024, $300,000,000 aggregate principal amount of the 3.85% Senior Notes due 2023, $500,000,000 aggregate principal amount of the 4.25% Senior Notes due 2023 and $375,000,000 aggregate principal amount of the 3.25% Senior Notes due 2023. On February 15, 2024, the Utility retired its $450,000,000 aggregate principal amount of 3.75% Senior Notes due 2024. On August 15, 2024, the Utility retired its $350,000,000 aggregate principal amount of 3.40% Senior Notes due 2024. On June 15, 2025, the Utility retired its $600,000,000 aggregate principal amount of 3.50% Senior Notes due 2025.

The Utility collateralized each series of Utility Reinstated Notes by delivering first mortgage bonds to the applicable unsecured trustee of such series. The Utility Reinstated Collateralized Senior Notes are the Utility’s senior obligations and rank equally in right of payment with the Utility’s other existing or future first mortgage bonds issued under the Mortgage Indenture.

The Utility may redeem each series of Utility Reinstated Collateralized Senior Notes at any time prior to maturity, in whole or in part, at a “make-whole” redemption price set forth in the applicable supplemental indenture, except that during a period prior to maturity specified in the applicable supplemental indenture, the Utility may redeem each series of the Utility Reinstated Collateralized Senior Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Utility Reinstated Collateralized Senior Notes being redeemed, plus accrued and unpaid interest to, but not including, the redemption date.

The indentures under which the Utility Reinstated Collateralized Senior Notes were issued include covenants limiting, with certain exceptions, sale and leaseback transactions and consolidation, merger, conveyance or other transfers.

Subsequent First Mortgage Bond Issuances

In connection with the Utility’s emergence from bankruptcy, in June 2020, the Utility completed the sale of (i) $500 million aggregate principal amount of floating rate first mortgage bonds due June 16, 2022, (ii) $2.5 billion aggregate principal amount of 1.75% first mortgage bonds due June 16, 2022, (iii) $1 billion aggregate principal amount of 2.10% first mortgage bonds due August 1, 2027, (iv) $2 billion aggregate principal amount of 2.50% first mortgage bonds due February 1, 2031, (v) $1 billion aggregate principal amount of 3.30% first mortgage bonds due August 1, 2040, and (vi) $1.925 billion aggregate principal amount of 3.50% first mortgage bonds due August 1, 2050. In May 2022, the Utility redeemed all $500 million aggregate principal amount of floating rate first mortgage bonds due June 16, 2022 and all $2.5 billion aggregate principal amount of 1.75% first mortgage bonds due June 16, 2022.

In November 2020, the Utility completed the sale of $1.45 billion aggregate principal amount of floating rate first mortgage bonds due November 15, 2021, which were repaid at maturity.

In March 2021, the Utility completed the sale of (i) $1.5 billion aggregate principal amount of 1.367% first mortgage bonds due March 10, 2023, (ii) $450 million aggregate principal amount of 3.25% first mortgage bonds due June 1, 2031, and (iii) $450 million aggregate principal amount of 4.20% first mortgage bonds due June 1, 2041. In July 2022, the Utility redeemed all $1.5 billion aggregate principal amount of 1.367% first mortgage bonds due March 10, 2023.

In June 2021, the Utility completed the sale of $800 million aggregate principal amount of 3.000% first mortgage bonds due June 15, 2028.

In November 2021, the Utility completed the sale of (i) $300 million aggregate principal amount of floating rate first mortgage bonds due November 14, 2022, (ii) $900 million aggregate principal amount of 1.70% first mortgage bonds due November 15, 2023 and (iii) an additional $550 million aggregate principal amount of 3.25% first mortgage bonds due June 1, 2031 (the “2031 Bonds”). The 2031 Bonds are part of the same series of debt securities issued by the Utility in March 2021. In November 2022, the Utility repaid at maturity all $300 million aggregate principal amount of floating rate first mortgage bonds due November 14, 2022. In November 2023, the Utility repaid at maturity all $900 million aggregate principal amount of 1.70% first mortgage bonds due November 15, 2023.

In February 2022, the Utility completed the sale of (i) $1 billion aggregate principal amount of 3.25% first mortgage bonds due 2024, (ii) $400 million aggregate principal amount of 4.20% first mortgage bonds due 2029, (iii) $450 million aggregate principal amount of 4.40% first mortgage bonds due 2032 and (iv) $550 million aggregate principal amount of 5.25% first mortgage bonds due 2052. In February 2024, the Utility repaid at maturity all $1 billion aggregate principal amount of 3.25% first mortgage bonds due 2024.

In June 2022, the Utility completed the sale of (i) $450 million aggregate principal amount of 4.950% first mortgage bonds due 2025, (ii) $450 million aggregate principal amount of 5.450% first mortgage bonds due 2027 and (iii) $600 million aggregate principal amount of 5.900% first mortgage bonds due 2032. In June 2025, the Utility repaid at maturity all $450 million aggregate principal amount of 4.950% first mortgage bonds due 2025.

In January 2023, the Utility completed the sale of (i) $750 million aggregate principal amount of 6.150% first mortgage bonds due 2033 and (ii) $750 million aggregate principal amount of 6.750% first mortgage bonds due 2053.

In March 2023, the Utility completed the sale of $750 million aggregate principal amount of 6.700% first mortgage bonds due 2053.

In June 2023, the Utility completed the sale of (i) $850 million aggregate principal amount of 6.100% first mortgage bonds due 2029, (ii) $1.15 billion aggregate principal amount of 6.400% first mortgage bonds due 2033 and (iii) $500 million aggregate principal amount 6.750% first mortgage bonds due 2053 (the “2053 Bonds”). The 2053 Bonds are part of the same series of debt securities issued by the Utility in January 2023.

In November 2023, the Utility completed the sale of $800 million aggregate principal amount of 6.950% first mortgage bonds due 2034.

In February 2024, the Utility completed the sale of (i) $850 million aggregate principal amount of 5.550% first mortgage bonds due 2029, (ii) $1.1 billion aggregate principal amount of 5.800% first mortgage bonds due 2034 and (iii) $300 million aggregate principal amount of 6.750% first mortgage bonds due 2053 (the “2053 Bonds”). The 2053 Bonds are part of the same series of debt securities issued by the Utility in January 2023 and June 2023.

In September 2024, the Utility completed the sale of (i) $1 billion aggregate principal amount of floating rate first mortgage bonds due 2025 and (ii) $750 million aggregate principal amount of 5.900% first mortgage bonds due 2054.On September 4, 2025, the Utility repaid at maturity $1 billion aggregate principal amount of floating rate first mortgage bonds due 2025.

In February 2025, the Utility completed the sale of (i) $1 billion aggregate principal amount of 5.700% first mortgage bonds due 2035 and (ii) $750 million aggregate principal amount of 6.150% first mortgage bonds due 2055.

In June 2025, the Utility completed the sale of (i) $400 million aggregate principal amount of 5.000% first mortgage bonds due 2028 and (ii) $850 million aggregate principal amount of 6.000% first mortgage bonds due 2035.

In October 2025, the Utility completed the sale of (i) $400 million aggregate principal amount of 5.000% first mortgage bonds due 2028 (the “2028 Bonds”), (ii) $850 million aggregate principal amount of 5.050% first mortgage bonds due 2032 and (iii) $750 million aggregate principal amount of 6.100% first mortgage bonds due 2035. The 2028 Bonds are part of the same series of debt securities issued by the Utility in June 2025.

Preferred Stock

On July 1, 2020, the Utility reinstated $257,994,500 of shares of its preferred stock (the “Utility Reinstated Preferred Stock”). Each such series of Utility Reinstated Preferred Stock was reinstated on the same terms under which it was originally issued.

The Utility Reinstated Preferred Stock consists of 4,211,661 shares of 6% Nonredeemable First Preferred Stock, 1,173,163 shares of 5.5% Nonredeemable first Preferred Stock, 400,000 shares of 5% Nonredeemable First Preferred Stock, 1,778,172 shares of 5% First Preferred Series A Stock, 934,322 shares of 5% First Preferred Stock, 793,031 shares of 4.8% First Preferred Stock, 611,142 shares of 4.5% First Preferred Stock, and 418,291 shares of 4.36% First Preferred Series A Stock. All Utility Reinstated Preferred Stock that was reinstated on July 1, 2020 has a $25 par value.

Except as otherwise provided by law, holders of the Utility Reinstated Preferred Stock have voting rights on the basis of one vote per share on each matter submitted to a vote at a meeting of shareholders. The Utility’s shareholders may not cumulate votes in elections of directors. As a result, the holders of the Utility Reinstated Preferred Stock entitled to exercise more than 50% of the voting rights in an election of directors can elect all of the directors to be elected if they choose to do so. In such event, the holders of the remaining Utility Reinstated Preferred Stock voting for the election of directors will not be able to elect any persons to the Board of Directors.

Dividends

The holders of shares of the Utility Reinstated Preferred Stock are entitled to receive, out of funds legally available therefor, cumulative preferential dividends, when and as declared by the Utility’s Board of Directors, at the rates set forth above.

Such dividends shall be declared and shall be either paid or set apart for payment before any dividend upon the shares of common stock shall be either declared or paid. All shares of Utility Reinstated Preferred Stock rank equally in priority with regard to preference in dividend rights, except that shares of different classes or different series thereof may differ as to the amounts of dividends to which they are entitled.

Liquidation Preference

Upon the liquidation or dissolution of the Utility at any time and in any manner, the holders of the Utility Reinstated Preferred Stock will be entitled to receive an amount equal to the par value of such shares plus an amount equal to all accumulated and unpaid dividends thereon to and including the date fixed for such distribution or payment before any amount shall be paid to the holders of the Utility’s common stock (all of which is held by PG&E Corporation). All shares of the Utility Reinstated Preferred Stock rank equally in priority with regard to preference in liquidation rights, except that shares of different classes or different series thereof may differ as to the amounts of liquidation payments to which they are entitled.

Redemption, Repurchase and Other Rights

None of the 6% Nonredeemable First Preferred Stock, 5.5% Nonredeemable First Preferred Stock and 5% Nonredeemable First Preferred Stock is subject to redemption. The remaining outstanding series of the Utility Reinstated Preferred Stock may be redeemed at the Utility’s option, at any time or from time to time, at the redemption price fixed for such series of Preferred Stock together with accumulated and unpaid dividends at the rate fixed therefor to and including the date fixed for redemption. None of the Reinstated Utility Preferred Stock is subject to mandatory redemption. None of the Preferred Stock has preemptive rights or conversion rights.

Securitizations

AB 1054 Securitizations

On November 12, 2021, PG&E Recovery Funding LLC, a bankruptcy remote, limited liability company wholly owned by the Utility, issued approximately $860 million of Series 2021-A Senior Secured Recovery Bonds. The Series 2021-A Senior Secured Recovery Bonds were issued in three tranches: (1) approximately $266 million with an interest rate of 1.460% due July 15, 2033, (2) approximately $160 million with an interest rate of 2.280% due January 15, 2038 and (3) approximately $434 million with an interest rate of 2.822% due July 15, 2048. The net proceeds were used by the Utility to fund fire risk mitigation capital expenditures that were incurred by the Utility from the period beginning January 2020 through September 2021. On November 30, 2022, PG&E Recovery Funding LLC issued approximately $983 million of Series 2022-A Senior Secured Recovery Bonds. The Series 2022-A Senior Secured Recovery Bonds were issued in three tranches: (1) approximately $215 million with an interest rate of 5.045% due July 15, 2034, (2) approximately $200 million with an interest rate of 5.256% due January 15, 2040 and (3) approximately $568 million with an interest rate of 5.536% due July 15, 2049. The net proceeds were used by the Utility to fund fire risk mitigation capital expenditures that were incurred by the Utility from the period beginning October 2021 through October 2022. On August 1, 2024, PG&E Recovery Funding LLC, a bankruptcy remote, limited liability company wholly owned by the Utility, issued approximately $1.419 billion of Series 2024-A Senior Secured Recovery Bonds. The Series 2024-A Senior Secured Recovery Bonds were issued in three tranches: (1) approximately $300 million with an interest rate of 4.838% due June 1, 2033, (2) approximately $373 million with an interest rate of 5.231% due June 1, 2042 and (3) approximately $746 million with an interest rate of 5.529% due June 1, 2051. The net proceeds were used by the Utility to fund fire risk mitigation capital expenditures that were previously incurred by the Utility and eligible for recovery.

SB 901 Securitizations

On May 10, 2022, PG&E Wildfire Recovery Funding LLC, a bankruptcy remote, limited liability company wholly owned by the Utility, issued $3.6 billion aggregate principal amount of Series 2022-A Senior Secured Recovery Bonds. The Series 2022-A Senior Secured Recovery Bonds were issued in five tranches: (1) $540 million with an interest rate of 3.594% due June 1, 2032, (2) $540 million with an interest rate of 4.263% due June 1, 2038, (3) $360 million with an interest rate of 4.377% due June 3, 2041, (4) $1.26 billion with an interest rate of 4.451% due December 1, 2049 and (5) $900 million with an interest rate of 4.674% due December 1, 2053. The net proceeds were used by the Utility to reimburse itself for previously incurred recovery costs, including the retirement of related debt. On July 20, 2022, PG&E Wildfire Recovery Funding LLC issued $3.9 billion aggregate principal amount of Series 2022-B Senior Secured Recovery Bonds. The Series 2022-B Senior Secured Recovery Bonds were issued in five tranches: (1) approximately $613 million with an interest rate of 4.022% due June 1, 2033, (2) $600 million with an interest rate of 4.722% due June 1, 2039, (3) approximately $500 million with an interest rate of 5.081% due June 1, 2043, (4) approximately $1.15 billion with an interest rate of 5.212% due December 1, 2049 and (5) approximately $1.037 billion with an interest rate of 5.099% due June 1, 2054. The net proceeds were used by the Utility to reimburse itself for previously incurred recovery costs, including the retirement of related debt.

DESCRIPTION OF THE NOTES

The following description summarizes certain terms applicable to the Notes and is not intended to be a complete recitation of all terms applicable to the Notes. Please read the following information concerning the Notes in conjunction with the statements under “Description of the Debt Securities of PG&E Corporation–Subordinated Notes” in the accompanying prospectus, which the following information supplements and, if there are any inconsistencies, supersedes. The Notes will be issued under the indenture, dated as of September 11, 2024 (the “base indenture”), between PG&E Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee (the “trustee”), as amended and supplemented by a supplemental indenture, to be dated as of February     , 2026, between the Company and the trustee, as it may be further supplemented from time to time (the base indenture, as so amended and supplemented, the “indenture”). The base indenture is filed as exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on September 11, 2024.

Maturity, Interest and Payment

The Notes will mature on September 15, 2056, subject to earlier redemption at our option as described under “—Redemption.”

The Notes will bear interest (i) from and including February     , 2026 (the “original issue date”) to, but excluding, September 15, 2031 (the “First Reset Date”) at the rate of     % per annum and (ii) from and including the First Reset Date, during each Reset Period (as defined below) at a rate per annum equal to the Five-year U.S. Treasury Rate (as defined below) as of the most recent Reset Interest Determination Date (as defined below) plus a spread of     %, to be reset on each Reset Date (as defined below); provided, that the interest rate during any Reset Period will not reset below     % (which equals the initial interest rate on the Notes). Interest on the Notes will accrue from the original issue date and will be payable semi-annually in arrears on March 15 and September 15 (each, an “interest payment date”) of each year, beginning on September 15, 2026, to the holders of record at the close of business on the record date for the applicable interest payment date, which will be (i) the business day immediately preceding such interest payment date so long as all of the Notes remain in book-entry only form or (ii) the 15th calendar day preceding such interest payment date (whether or not a business day) if any of the Notes do not remain in book-entry only form (each, a “record date”), subject to our right to defer interest payments as described below under “—Option to Defer Interest Payments.” Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

The applicable interest rate for each Reset Period will be determined by the calculation agent (as defined below), as of the applicable Reset Interest Determination Date, in accordance with the following provisions:

“Five-year U.S. Treasury Rate” means, as of any Reset Interest Determination Date, (i) an interest rate (expressed as a decimal) determined to be the per annum rate equal to the arithmetic mean of the yields to maturity for U.S. Treasury securities adjusted to constant maturity with a maturity of five years from the next Reset Date and trading in the public securities markets, for the five consecutive business days immediately prior to the respective Reset Interest Determination Date as published (or, if fewer than five consecutive business days are so published on the applicable Reset Interest Determination Date, for such number of business days published) in the most recent H.15, or (ii) if there is no such published U.S. Treasury security with a maturity of five years from the next Reset Date and trading in the public securities markets, then the rate will be determined by interpolation between the arithmetic mean of the yields to maturity for each of the two series of U.S. Treasury securities adjusted to constant maturity trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Reset Date following the next succeeding Reset Interest Determination Date, and (B) the other maturing as close as possible to, but later than, the Reset Date following the next succeeding Reset Interest Determination Date, in each case for the five consecutive business days immediately prior to the respective Reset Interest Determination Date as published in the most recent H.15. If the Five-year U.S. Treasury

Rate cannot be determined pursuant to the methods described in clause (i) or (ii) above, then the Five-year U.S. Treasury Rate will be the same interest rate determined for the prior Reset Interest Determination Date or, if the Five-year U.S. Treasury Rate cannot be so determined as of the Reset Interest Determination Date preceding the First Reset Date, then the interest rate applicable for the Reset Period beginning on and including the First Reset Date will be deemed to be     % per annum, which is the same interest rate as in effect from and including the original issue date to, but excluding, the First Reset Date.

“H.15” means the statistical release designated as such, or any successor publication, published by the Board of Governors of the U.S. Federal Reserve System (or any successor thereto).

The “most recent H.15” means the H.15 published closest in time but prior to the close of business on the second business day prior to the applicable Reset Date.

“Reset Date” means the First Reset Date and September 15 of every fifth year after 2031.

“Reset Interest Determination Date” means, in respect of any Reset Period, the day falling two business days prior to the first day of such Reset Period.

“Reset Period” means the period from and including the First Reset Date to, but excluding, the next following Reset Date and thereafter each period from and including a Reset Date to, but excluding, the next following Reset Date.

As used under this caption “Description of the Notes,” the term “business day” means, unless otherwise expressly stated, any day other than (i) a Saturday or Sunday or (ii) a day on which banks and trust companies in The City of New York are authorized or obligated by law, regulation or executive order to remain closed.

The term “calculation agent” means, at any time, the entity appointed by us and serving as such agent with respect to the Notes at such time. Unless we have validly called all of the outstanding Notes for redemption on a redemption date occurring prior to the First Reset Date, we will appoint a calculation agent for the Notes prior to the Reset Interest Determination Date immediately preceding the First Reset Date; provided that, if we have called all of the outstanding Notes for redemption on a redemption date occurring prior to the First Reset Date but we do not redeem all of the outstanding Notes on such redemption date, we will appoint a calculation agent for the Notes as promptly as practicable after such proposed redemption date. We may terminate any such appointment and may appoint a successor calculation agent at any time and from time to time (so long as there shall always be a calculation agent in respect of the Notes when so required). We may appoint PG&E Corporation or an affiliate of PG&E Corporation as calculation agent. The Bank of New York Mellon Trust Company, N.A. shall be under no obligation to act as calculation agent.

As provided above, the applicable interest rate for each Reset Period will be determined by the calculation agent as of the applicable Reset Interest Determination Date. Promptly upon such determination, the calculation agent will notify us of the interest rate for the Reset Period and we will promptly notify, or cause the calculation agent to promptly notify, the trustee and each paying agent, in writing, of such interest rate. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any Interest Payment Period (as defined below under “—Option to Defer Interest Payments”) beginning on or after the First Reset Date, will be on file at our principal offices, will be made available to any holder or beneficial owner of the Notes upon request and will be final and binding in the absence of manifest error.

If an interest payment date, redemption date, or maturity date falls on a day that is not a business day, payment will be made on the next succeeding business day with the same force and effect as if made on such payment date.

No Listing

The Notes will be a new issue of securities with no established trading market. We do not intend to apply for the listing or trading of the Notes on any securities exchange or trading facility or for inclusion of the Notes in any automated quotation system.

Ranking

The Notes will be our unsecured obligations and will rank junior and subordinate in right of payment to the prior payment in full of our existing and future Senior Indebtedness (as defined below under “—Subordination”), to the extent and in the manner set forth under the caption “—Subordination” below. The Notes will rank equally in right of payment with any future unsecured indebtedness that we may incur from time to time if the terms of such indebtedness provide that it ranks equally with the Notes in right of payment. As of December 31, 2025, PG&E Corporation, on an unconsolidated basis, had outstanding approximately $5.65 billion of Senior Indebtedness (all of which was secured) and had approximately $650 million of availability to incur additional indebtedness under the HoldCo Revolving Credit Facility, all of which would rank senior to the Notes and all of which would be secured. In addition, the Notes will be effectively subordinated to existing and future secured indebtedness of PG&E Corporation to the extent of the value of the related collateral securing such indebtedness.

The Notes are obligations of PG&E Corporation and not of PG&E Corporation’s subsidiaries and will be subordinated to all other indebtedness of PG&E Corporation (other than any unsecured indebtedness PG&E Corporation may incur in the future that ranks junior to or pari passu with the Notes) and structurally subordinated to the claims of PG&E Corporation’s subsidiaries’ creditors.

The Notes will not initially be guaranteed by any of our subsidiaries, including the Utility. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the Notes offered hereby or to make any funds available therefor, whether by dividends, fees, loans or other payments. Any right we have to receive any assets of any of our subsidiaries upon any liquidation, dissolution, winding up, receivership, reorganization, assignment for the benefit of creditors, marshaling of assets and liabilities or any bankruptcy, insolvency or similar proceedings (and the consequent right of the holders of our indebtedness to participate in the distribution of, or to realize proceeds from, those assets) will be structurally subordinated to the claims of any such subsidiary’s preferred stock holders and creditors (including trade creditors and holders of debt issued by such subsidiary). Accordingly, the Notes will be structurally subordinated to all existing and future liabilities, as well as preferred stock, of our subsidiaries, including the Utility. As of December 31, 2025, the Utility had approximately $43.35 billion of outstanding indebtedness, all of which would structurally rank senior to the Notes offered hereby, and the Utility had approximately $3.18 billion of additional borrowing capacity under the Utility Revolving Credit Agreement (after taking into account $639 million of letters of credit outstanding under the Utility Revolving Credit Agreement) that would structurally rank senior to the Notes offered hereby and the Utility had preferred stock with an aggregate liquidation preference of $252 million, all of which would structurally rank senior to the Notes offered hereby.

Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and therefore the rights of the holders of the Notes to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us. There is no limitation on the ability of our subsidiaries to incur additional indebtedness to which the Notes will be structurally subordinated. Additionally, the Notes will be structurally subordinated to the claims of any of the Utility’s existing or future preferred stock holders.

The indenture does not limit the amount of Senior Indebtedness or secured indebtedness that may be incurred by PG&E Corporation or the amount of other indebtedness or liabilities that may be incurred by PG&E Corporation or any of its subsidiaries. The incurrence by PG&E Corporation or its subsidiaries of additional indebtedness, including the incurrence of additional Senior Indebtedness or secured indebtedness by PG&E Corporation, may have adverse consequences for you as a holder of the Notes, including making it more difficult for PG&E Corporation to satisfy its obligations with respect to the Notes, a loss of all or part of the trading value of the Notes and a risk that one or more of the credit ratings of the Notes could be lowered or withdrawn.

Agreement by Holders to Tax Treatment

Each holder (and beneficial owner) of the Notes will, by accepting any Notes (or a beneficial interest therein), be deemed to have agreed that such holder (or beneficial owner) intends that the Notes constitute indebtedness of PG&E Corporation, and will treat the Notes as indebtedness of PG&E Corporation, for U.S. federal, state and local tax purposes.

Subordination

The Notes will be subordinated in right of payment to the prior payment in full of all our Senior Indebtedness. This means that upon:

(a) any payment by, or distribution of the assets of, PG&E Corporation upon its dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings; or

(b) a failure to pay any interest, principal or other monetary amounts due on any of PG&E Corporation’s Senior Indebtedness when due and continuance of that default beyond any applicable grace period; or

(c) acceleration of the maturity of any Senior Indebtedness of PG&E Corporation as a result of a default; the holders of all of PG&E Corporation’s Senior Indebtedness will be entitled to receive:

•	in the case of clause (a) above, payment of all amounts due or to become due on all Senior Indebtedness; or

•

in the case of clauses (b) and (c) above, payment of all amounts due on all Senior Indebtedness, before the holders of the Notes are entitled to receive any payment. So long as any of the events in clauses (a), (b), or (c) above has occurred and is continuing, any amounts payable or assets distributable on the Notes will instead be paid or distributed, as the case may be, directly to the holders of Senior Indebtedness to the extent necessary to pay, in the case of clause (a) above, all amounts due or to become due upon all such Senior Indebtedness, or, in the case of clauses (b) and (c) above, all amounts due on all such Senior Indebtedness, and, if any such payment or distribution is received by the trustee under the indenture or the holders of any of the Notes before all Senior Indebtedness due and to become due or due, as applicable, is paid, such payment or distribution must be paid over to the holders of the unpaid Senior Indebtedness. Subject to paying the Senior Indebtedness due and to become due in the case of clause (a) or the Senior Indebtedness due in the case of clauses (b) and (c), the holders of the Notes will be subrogated to the rights of the holders of the Senior Indebtedness to receive payments applicable to the Senior Indebtedness until the Notes are paid in full.

“Senior Indebtedness” means, with respect to the Notes, (i) indebtedness of PG&E Corporation, whether outstanding at the date of the indenture or incurred, created or assumed after such date, (a) in respect of money borrowed by PG&E Corporation (including any financial derivative, hedging or futures contract or similar instrument, to the extent any such item is primarily a financing transaction) and (b) evidenced by debentures, bonds, Notes, credit or loan agreements or other similar instruments or agreements issued or entered into by PG&E Corporation; (ii) all finance lease obligations of PG&E Corporation; (iii) all obligations of PG&E Corporation issued or assumed as the deferred purchase price of property, all conditional sale obligations of PG&E Corporation and all obligations of PG&E Corporation under any title retention agreement (but excluding, for the avoidance of doubt, trade accounts payable arising in the ordinary course of business and long-term purchase obligations); (iv) all obligations of PG&E Corporation for the reimbursement of any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction; and (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons for the payment of which PG&E Corporation is responsible or liable as obligor, guarantor or otherwise, except for any obligations, instruments or agreements of the type referred to in any of clauses (i) through (v) above that, by the terms of the instruments or agreements creating or evidencing the same or pursuant to which the same is outstanding, are subordinated or equal in right of payment to the Notes.

Due to the subordination of the Notes, if assets of PG&E Corporation are distributed upon its dissolution, winding-up, liquidation or reorganization, holders of its Senior Indebtedness and other indebtedness and obligations that are not equal or junior to the Notes in right of payment will likely recover more, ratably, than holders of the Notes, and it is possible that no payments will be made to the holders of the Notes.

The Notes and the indenture do not limit our ability to incur Senior Indebtedness or our or any of our subsidiaries’ ability to incur other secured and unsecured indebtedness or liabilities or to issue preferred equity.

The description set forth under this caption “—Subordination” supersedes and replaces, insofar as it relates to the Notes, the descriptions set forth under the caption “Description of the Debt Securities of PG&E Corporation–Subordinated Notes—Subordination” in the accompanying prospectus.

Option to Defer Interest Payments

So long as no event of default (as defined below under “—Events of Default”) with respect to the Notes has occurred and is continuing, we may, at our option, defer interest payments on the Notes, from time to time, for one or more deferral periods of up to 20 consecutive Interest Payment Periods (as defined below) each (each such deferral period, commencing on the interest payment date on which the first such deferred interest payment otherwise would have been made, an “Optional Deferral Period”), except that no such Optional Deferral Period may extend beyond the final maturity date of the Notes or end on a day other than the day immediately preceding an interest payment date. During any Optional Deferral Period, interest on the Notes will continue to accrue at the then-applicable interest rate on the Notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the Notes). In addition, during any Optional Deferral Period, interest on the deferred interest (“compound interest”) will accrue at the then-applicable interest rate on the Notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the Notes), compounded semi-annually, to the extent permitted by applicable law. No interest will be due or payable on the Notes during an Optional Deferral Period, except upon a redemption of any Notes on any redemption date during such Optional Deferral Period (in which case all accrued and unpaid interest (including, to the extent permitted by applicable law, any compound interest) on the Notes to be redeemed to, but excluding, such redemption date will be due and payable on such redemption date), or unless the principal of and interest on the Notes shall have been declared due and payable as the result of an event of default with respect to the Notes (in which case all accrued and unpaid interest, including, to the extent permitted by applicable law, any compound interest, on the Notes shall become due and payable). All references in the Notes and, insofar as relates to the Notes, the indenture, to “interest” on the Notes shall be deemed to include any such deferred interest and, to the extent permitted by applicable law, any compound interest, unless otherwise expressly stated or the context otherwise requires.

Before the end of any Optional Deferral Period that is shorter than 20 consecutive Interest Payment Periods, we may elect, at our option, to extend such Optional Deferral Period, so long as the entire Optional Deferral Period does not exceed 20 consecutive Interest Payment Periods or extend beyond the final maturity date of the Notes. We may also elect, at our option, to shorten the length of any Optional Deferral Period. No Optional Deferral Period (including as extended or shortened) may end on a day other than the day immediately preceding an interest payment date. At the end of any Optional Deferral Period, if all amounts then due on the Notes, including all accrued and unpaid interest thereon (including, without limitation and to the extent permitted by applicable law, any compound interest), are paid, we may elect to begin a new Optional Deferral Period; provided, however, that, without limitation of the foregoing, we may not begin a new Optional Deferral Period unless we have paid all accrued and unpaid interest on the Notes (including, without limitation and to the extent permitted by applicable law, any compound interest) from any previous Optional Deferral Periods.

During any Optional Deferral Period, PG&E Corporation will not do any of the following (subject to the exceptions set forth in the next succeeding paragraph):

•	declare or pay any dividends or distributions on any Capital Stock (as defined below) of PG&E Corporation;

•	redeem, purchase, acquire or make a liquidation payment with respect to any Capital Stock of PG&E Corporation;

•

pay any principal, interest (to the extent such interest is deferrable) or premium on, or repay, repurchase or redeem, any indebtedness of PG&E Corporation that ranks equally with or junior to the Notes in right of payment; or

•	make any payments with respect to any guarantees by PG&E Corporation of any indebtedness if such guarantees rank equally with or junior to the Notes in right of payment.

However, during an Optional Deferral Period, we may (a) declare and pay dividends or distributions payable solely in shares of our common stock (together, for the avoidance of doubt, with cash in lieu of any fractional share) or options, warrants or rights to subscribe for or purchase shares of our common stock, (b) declare and pay any dividend in connection with the implementation of a plan (a “Rights Plan”) providing for the issuance by us to all holders of our common stock of rights entitling them to subscribe for or purchase common stock or any class or series of our preferred stock, which rights (1) are deemed to be transferred with such common stock, (2) are not exercisable until the occurrence of a specified event or events and (3) are also issued in respect of future issuances of our common stock, (c) issue any of shares of our Capital Stock under any Rights Plan or redeem or repurchase any rights distributed pursuant to a Rights Plan, (d) reclassify our Capital Stock or exchange or convert one class or series of our Capital Stock for another class or series of our Capital Stock, (e) purchase fractional interests in shares of our Capital Stock pursuant to the conversion or exchange provisions of such Capital Stock or the security being converted or exchanged, (f) purchase, acquire or withhold shares of our common stock related to the issuance of our common stock or rights under any dividend reinvestment plan or related to any of our benefit plans for our directors, officers, employees, consultants or advisors, including any employment contract, (g) for the avoidance of doubt, convert convertible Capital Stock of PG&E Corporation into other Capital Stock of PG&E Corporation in accordance with the terms of such convertible Capital Stock (together, for the avoidance of doubt, with cash in lieu of any fractional share) and (h) settle conversions of any convertible notes that rank equally with the Notes.

We will give the holders of the Notes and the trustee written notice of our election of, or any shortening or extension of, an Optional Deferral Period at least 10 business days prior to the earlier of (1) the next succeeding interest payment date or (2) the date upon which we are required to give notice to any applicable self-regulatory organization or to holders of the Notes of the next succeeding interest payment date or the record date therefor. The record date for the payment of deferred interest and, to the extent permitted by applicable law, any compound interest payable on the interest payment date immediately following the last day of an Optional Deferral Period will be the regular record date with respect to such interest payment date.

“Capital Stock” means (i) in the case of a corporation or a company, corporate stock or shares; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (iv) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.

“Interest Payment Period” means the semi-annual period from and including an interest payment date to but excluding the next succeeding interest payment date, except for the first Interest Payment Period which shall be the period from and including the original issue date to but excluding September 15, 2026.

The description set forth under this caption “—Option to Defer Interest Payments” supersedes and replaces, insofar as it relates to the Notes, the descriptions set forth under the captions “Description of the Debt Securities of PG&E Corporation–Subordinated Notes—Certain Covenants” and “Description of the Debt Securities of PG&E Corporation–Subordinated Notes—Additional Interest” in the accompanying prospectus.

Redemption

Optional Redemption

We may redeem some or all of the Notes, at our option, in whole or in part (i) on any day in the period commencing on the date falling 90 days prior to the First Reset Date and ending on and including the First Reset Date and (ii) after the First Reset Date, on any interest payment date, at a redemption price in cash equal to 100% of the principal amount of the Notes being redeemed, plus, subject to the terms described in the first paragraph under “—Redemption Procedures; Cancellation of Redemption” below, accrued and unpaid interest on the Notes to be redeemed to, but excluding, the redemption date.

Redemption Following a Tax Event

We may at our option redeem the Notes, in whole but not in part, at any time following the occurrence and during the continuance of a Tax Event (as defined below) at a redemption price in cash equal to 100% of the principal amount of the Notes, plus, subject to the terms described in the first paragraph under “—Redemption Procedures; Cancellation of Redemption” below, accrued and unpaid interest on the Notes to, but excluding, the redemption date.

A “Tax Event” means that we have received an opinion of counsel experienced in such matters to the effect that, as a result of:

•

any amendment to, clarification of, or change, including any announced prospective change, in the laws or treaties of the United States or any of its political subdivisions or taxing authorities, or any regulations under those laws or treaties;

•

an administrative action, which means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation;

•

any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clarification or change is introduced or made known; or

•

a threatened challenge asserted in writing in connection with a tax audit of us or any of our subsidiaries, or a publicly-known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Notes, which amendment, clarification or change is effective or the administrative action is taken or judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly-known after the date of this prospectus supplement, there is more than an insubstantial risk that interest payable by us on the Notes is not deductible, or within 90 days would not be deductible, in whole or in part, by us for U.S. federal income tax purposes.

Redemption Following a Rating Agency Event

We may at our option redeem the Notes, in whole but not in part, at any time following the occurrence and during the continuance of a Rating Agency Event (as defined below) at a redemption price in cash equal to 102% of the principal amount of the Notes, plus, subject to the terms described in the first paragraph under “—Redemption Procedures; Cancellation of Redemption” below, accrued and unpaid interest on the Notes to, but excluding, the redemption date.

“Rating Agency Event” means, as of any date, a change, clarification or amendment in the methodology published by any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (or any successor provision thereto), that then publishes a rating for PG&E Corporation (together with any successor thereto, a “rating agency”) in assigning equity credit to securities such as the Notes, (a) as such methodology was in effect on the date of this prospectus supplement, in the case of any rating agency that published a rating for PG&E Corporation as of the date of this prospectus supplement, or (b) as such methodology was in effect on the date such rating agency first published a rating for PG&E Corporation, in the case of any rating agency that first publishes a rating for PG&E Corporation after the date of this prospectus supplement (in the case of either clause (a) or (b), the “current methodology”), that results in (i) any shortening of the length of time for which a particular level of equity credit pertaining to the Notes by such rating agency would have been in effect had the current methodology not been changed or (ii) a lower equity credit (including up to a lesser amount) being assigned by such rating agency to the Notes as of the date of such change, clarification or amendment than the equity credit that would have been assigned to the Notes by such rating agency had the current methodology not been changed.

Redemption Procedures; Cancellation of Redemption

Notwithstanding any statement under this caption “—Redemption” to the contrary, installments of interest on the Notes that are due and payable on any interest payment date falling on or prior to a redemption date for the Notes will be payable on that interest payment date to the registered holders thereof as of the close of business on the relevant record date according to the terms of the Notes and the indenture, except that, if the redemption date for any Notes falls on any day during an Optional Deferral Period (as defined under “—Option to Defer Interest Payments”), accrued and unpaid interest (including, to the extent permitted by applicable law, any compound interest (as defined below under “—Option to Defer Interest Payments”)) on such Notes will be paid on such redemption date to the persons entitled to receive the redemption price of such Notes. For the avoidance of doubt, the interest payment date falling immediately after the last day of an Optional Deferral Period shall not be deemed to fall on a day during such Optional Deferral Period.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed. Once notice of redemption is sent, the Notes called for redemption will become due and payable on the redemption date at the applicable redemption price, plus, subject to the terms described in the immediately preceding paragraph, accrued and unpaid interest to, but excluding, the redemption date, and will be paid upon surrender thereof for redemption, unless (a) the notice of redemption provides that such redemption shall be subject to the condition described in the next succeeding paragraph and (b) such redemption shall have been canceled in accordance with the provisions of the next succeeding paragraph because such condition shall not have been satisfied. If only part of a note is redeemed, the trustee will issue in the name of the registered holder of the note and deliver to such holder a new note in a principal amount equal to the unredeemed portion of the principal of the note surrendered for redemption (or otherwise reduce the principal balance of such Note in accordance with the depositary’s customary policies and procedures). If we elect to redeem all or a portion of the Notes, then, unless otherwise provided in such notice of redemption as described in the next succeeding paragraph, the redemption will not be conditional upon receipt by the paying agent or the trustee of monies sufficient to pay the redemption price.

If, at the time a notice of redemption is given, (i) we have not effected satisfaction and discharge of the Notes as described under “Description of the Debt Securities—Satisfaction and Discharge” in the accompanying prospectus and (ii) such notice of redemption is not being given in connection with or in order to effect satisfaction and discharge of the Notes, then, if the notice of redemption so provides and at our option, the redemption may be subject to the condition that the trustee shall have received, on or before the applicable redemption date, monies in an amount sufficient to pay the redemption price and accrued and unpaid interest on the Notes called for redemption to, but excluding, the redemption date. If monies in such amount are not received by the trustee on or before such redemption date, such notice of redemption shall be automatically canceled and of no force or effect, such proposed redemption shall be automatically canceled and we shall not be required to redeem the Notes called for redemption on such redemption date. In the event that a redemption is canceled, we will, not later than the business day immediately following the proposed redemption date, deliver, or cause to be delivered, notice of such cancellation to the registered holders of the Notes called for redemption (which notice will also indicate that any Notes or portions thereof surrendered for redemption shall be returned to the applicable holders), and we will direct the trustee to, and the trustee will, promptly return any Notes or portions thereof that have been surrendered for redemption to the applicable holders.

Unless we default in payment of the redemption price or the proposed redemption is canceled in accordance with the provisions set forth in the immediately preceding paragraph, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

The trustee shall have no duty to determine, or verify the calculation of, the redemption price.

If we redeem less than all of the Notes on any redemption date, the trustee will select the Notes to be redeemed by lot or, in the case of Notes in book-entry form represented by one or more global notes, by such other customary method proscribed by the depositary.

Events of Default

An “event of default” occurs with respect to the Notes if:

(a)

we do not pay any interest on any Note when it becomes due and payable and such default continues for 30 days (whether or not such payment is prohibited by the subordination provisions applicable to the Notes), except as the result of a deferral of interest payments in accordance with the provisions discussed above under “—Option to Defer Interest Payments”;

(b)	we do not pay any principal of or premium, if any, on any Note when it becomes due and payable (whether or not such payment is prohibited by the subordination provisions applicable to the Notes);

(c)

we remain in breach of any other covenant or warranty (excluding covenants and warranties solely applicable to one or more other series of subordinated debt securities issued under the indenture) in the indenture or the Notes for 90 days after there has been given to us a written notice of default specifying such default or breach and requiring remedy of the default or breach; the notice must be sent by either the trustee or registered holders of at least 33% of the principal amount of the outstanding Notes; or

(d)	PG&E Corporation files for bankruptcy or other specified events of bankruptcy, insolvency, receivership or reorganization occur with respect to PG&E Corporation.

However, as discussed below under “—Limitation of Remedies,” neither the trustee nor the holders of the Notes will be entitled to declare the Notes to be due and payable immediately upon the occurrence of a default described in clause (c) above.

No event of default with respect to the Notes will necessarily constitute an event of default with respect to the subordinated debt securities of any other series that may be issued under the indenture, and no event of default with respect to any such other series of subordinated debt securities that may be issued under the indenture will necessarily constitute an event of default with respect to the Notes.

The description set forth under this caption “—Events of Default” supersedes and replaces, insofar as it relates to the Notes, the descriptions set forth under the caption “Description of the Debt Securities of PG&E Corporation–Subordinated Notes—Events of Default” in the accompanying prospectus.

Limitation on Remedies

If an event of default, other than an event of default described in clause (c) under “—Events of Default” above, occurs and is continuing, then either the trustee or the registered holders of at least 33% in principal amount of the outstanding Notes may declare the principal amount of all of the Notes, together with accrued and unpaid interest thereon (including, without limitation, any deferred interest and, to the extent permitted by applicable law, any compound interest), to be due and payable immediately, and upon such declaration the principal of and accrued and unpaid interest on the Notes shall become immediately due and payable (notwithstanding any deferral of interest payments in accordance with the provisions discussed above under “—Option to Defer Interest Payments”).

However, if a default described in clause (c) under “—Events of Default” above occurs and is continuing, neither the trustee nor the registered holders of the Notes will be entitled to declare the principal of the Notes, or accrued or unpaid interest thereon, to be due and payable immediately. See “Risk Factors—Holders of the notes will have limited rights of acceleration” above. However, they may exercise the other rights and remedies available under the indenture upon the occurrence of such a default.

The description set forth under this caption “—Events of Default” supersedes and replaces, insofar as it relates to the Notes, the descriptions set forth under the caption “Description of the Debt Securities of PG&E Corporation–Subordinated Notes—Events of Default” in the accompanying prospectus.

Additional Notes

We may, without the consent of the holders of the Notes, create and issue additional Notes ranking equally with the Notes in all respects, including having the same terms (except for the price to public, the issue date, the initial interest accrual date and the first interest payment date, as applicable) as the Notes, so that such additional Notes would be consolidated and form a single series with the Notes, and would have the same terms as to status, redemption or otherwise as the Notes. Such additional Notes will have the same CUSIP number as the Notes offered hereby, provided that such additional Notes must be part of the same issue as the Notes offered hereby for U.S. federal income tax purposes or, if they are not part of the same issue for such purposes, such additional Notes must be issued with a separate CUSIP number. No additional Notes may be issued if an event of default under the indenture has occurred and is continuing with respect to the Notes.

Forms and Denominations

The Notes will be issued as one or more global securities in the name of a nominee of DTC and will be available only in book-entry form. See “—Book-Entry Only Issuance—The Depository Trust Company.” The Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.”

Book-Entry Issuance

Global Securities

The Notes will be represented by one or more global securities that will be deposited with and registered in the name of DTC or its nominee. Thus, we will not issue certificated securities to you for the Notes, except in the limited circumstances described below. Each global security will be issued to DTC, which will keep a computerized record of its participants whose clients have purchased the Notes. Each participant will then keep a record of its clients. Unless it is exchanged in whole or in part for a certificated security, a global security may not be transferred. DTC, its nominees and their successors may, however, transfer a global security as a whole to one another, and these transfers are required to be recorded on our records or a register to be maintained by the trustee. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the global securities.

Beneficial interests in a global security will be shown on, and transfers of beneficial interests in the global security will be made only through, records maintained by DTC and its participants. DTC has provided us with the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its direct participants deposit with DTC. DTC also records the settlements among direct participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for direct participants’ accounts. This eliminates the need to exchange certificated securities. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC.

DTC’s book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a direct participant. The rules that apply to DTC and its participants are on file with the SEC.

When you purchase Notes through the DTC system, the purchases must be made by or through a direct participant, which will receive credit for the Notes on DTC’s records. When you actually purchase the Notes, you will become their beneficial owner. Your ownership interest will be recorded only on the direct or indirect participants’ records. DTC will have no knowledge of your individual ownership of the Notes. DTC’s records will show only the identity of the direct participant and the amount of the Notes held by or through them. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You should instead receive these from your direct or indirect participant. As a result, the direct or indirect participants are responsible for keeping accurate account of the holdings of their customers. The trustee will wire payments on the Notes to DTC’s nominee. The trustee and we will treat DTC’s nominee as the owner of each global security for all purposes. Accordingly, the trustee, any paying agent and we will have no direct responsibility or liability to pay amounts due on a global security to you or any other beneficial owners in that global security. Any redemption notices will be sent by us directly to DTC, which will, in turn, inform the direct participants (or the indirect participants), which will then contact you as a beneficial holder.

It is DTC’s current practice, upon receipt of any payment of distributions or liquidation amounts, to proportionately credit direct participants’ accounts on the payment date based on their holdings. In addition, it is DTC’s current practice to pass through any consenting or voting rights to such participants by using an omnibus proxy. Those participants will, in turn, make payments to and solicit votes from you, the ultimate owner of Notes, based on their customary practices. Payments to you will be the responsibility of the participants and not of DTC, the trustee or our company.

Notes represented by one or more global securities will be exchangeable for certificated securities with the same terms in authorized denominations only if:

•	DTC is unwilling or unable to continue as depositary or ceases to be a clearing agency registered under applicable law, and a successor is not appointed by us within 90 days;

•	we decide to discontinue the book-entry system; or

•	an event of default has occurred and is continuing with respect to the Notes.

If the global security is exchanged for certificated securities, the trustee will keep the registration books for the Notes at its corporate trust office and follow customary practices and procedures regarding those certificated securities.

Clearstream and Euroclear

Links have been established among DTC, Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”), which are two European book-entry depositaries similar to DTC, to facilitate the initial issuance of the Notes sold outside of the United States of America and cross-market transfers of the Notes associated with secondary market trading.

Although DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.

Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the total ownership of each of the U.S. agents of Clearstream and Euroclear, as participants in DTC.

When Notes are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive Notes against payment. After settlement, Clearstream or Euroclear will credit its participant’s account. Credit for the Notes will appear on the next day (European time).

Because settlement is taking place during New York business hours, DTC participants will be able to employ their usual procedures for sending Notes to the relevant U.S. agent acting for the benefit of Clearstream or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

When a Clearstream or Euroclear participant wishes to transfer Notes to a DTC participant, the seller will be required to send instructions to Clearstream or Euroclear through a participant at least one Business Day prior to settlement. In these cases, Clearstream or Euroclear will instruct its U.S. agent to transfer these Notes against payment for them. The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back-valued to the value date, which would be the preceding day, when settlement occurs in New York. If settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream or Euroclear participant’s account will instead be valued as of the actual settlement date.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes the material United States federal income tax consequences of the purchase, ownership and disposition of the Notes. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, and rulings and decisions now in effect, all of which are subject to change or differing interpretations, possibly with retroactive effect. In particular, either the Internal Revenue Service (“IRS”) or the courts could disagree with the conclusions contained and positions taken in this summary.

The summary deals only with Notes held as capital assets (generally property held for investment) and does not deal with persons in special tax situations, such as financial institutions, banks, insurance companies, tax-exempt entities, entities or arrangements that are treated as partnerships for U.S. federal income tax purposes, traders in securities who elect a mark-to-market method of tax accounting, regulated investment companies, dealers in securities or currencies, persons holding Notes as a position in a “straddle,” “hedging,” “conversion” or constructive sale transaction for tax purposes, accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements under section 451(b) of the Code, certain former citizens or residents of the United States, or United States Persons (as defined below) whose functional currency is not the United States dollar. The summary also does not deal with holders other than original purchasers who purchase the Notes upon original issuance at their “issue price” (the first price at which a substantial amount of the Notes are sold for money to investors, not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). In addition, this discussion does not address the income tax consequences to stockholders in, or partners or beneficiaries of, a holder of Notes, any minimum tax, the Medicare tax, or any estate, gift, state, local or foreign tax consequences of the purchase, ownership and disposition of Notes. Before purchasing the Notes, you should consult your own tax advisor concerning the application of U.S. federal income tax laws to your particular situation as well as any consequences of the purchase, ownership and disposition of the Notes arising under any other tax laws of the United States or other taxing jurisdictions.

For purposes of this summary, a “United States Person” is a beneficial owner of a Note other than a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States,

•

a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

•

a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust, or certain electing trusts in existence on August 20, 1996 to the extent provided in U.S. Treasury regulations.

A “Non-United States Person” is a beneficial owner of a Note (other than a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a United States Person.

If a partnership, or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds Notes, the tax treatment of a partner in such a partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding Notes, you should consult your own tax advisor as to the particular U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of the Notes applicable to you.

Classification and Treatment of the Notes

The determination of whether a security should be classified as indebtedness or equity for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities substantially similar to the Notes. In connection with the issuance of the Notes, Hunton Andrews Kurth LLP, tax counsel to PG&E Corporation, will render its opinion generally to the effect that under current law and based on the facts contained in this prospectus supplement, the terms of the Indenture and the Notes, and certain assumptions, the Notes should be classified for U.S. federal income tax purposes as indebtedness of PG&E Corporation (although there is no controlling authority directly on point). The opinion of Hunton Andrews Kurth LLP is not binding on the IRS or the courts. Moreover, no rulings have been or will be sought from the IRS with respect to the transactions described in this prospectus supplement. Accordingly, we cannot assure you that the IRS will not challenge the treatment described herein or that a court would not sustain such a challenge. If the IRS were to successfully challenge the classification of the Notes as indebtedness, interest payments on the Notes could be treated for U.S. federal income tax purposes as dividends to the extent of the applicable current or accumulated earnings and profits. In the case of a Non-United States Person, interest payments treated as dividends could be subject to withholding of U.S. income tax, except to the extent such withholding is reduced by an applicable income tax treaty and except to the extent effectively connected with the Non-United States Person’s U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment maintained by a Non-United States Person in the United States), in which case such effectively connected payments generally would be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates applicable to holders who are United States Persons. We agree, and by acquiring an interest in a Note each beneficial owner of a Note will agree, to treat the Notes as indebtedness for United States federal income tax purposes, and the remainder of this discussion assumes this treatment. You should consult your own tax advisors regarding the tax consequences that will arise if the Notes are not treated as indebtedness for U.S. federal income tax purposes.

In addition, if certain circumstances occur (see “Description of the Notes — Redemption—Redemption Following a Rating Agency Event”), we will be obligated to pay amounts in excess of stated interest on or principal of the Notes. Such excess payments will not affect the amount of interest income that a United States Person recognizes if there is only a remote likelihood that such payments will be made. We believe that the likelihood that we will make any such payments is remote. If the possibility of excess payments were determined not to be remote, the Notes could be treated as “contingent payment debt instruments,” in which case you would be required to accrue interest income on the Notes in excess of stated interest and treat as ordinary income rather than as capital gain any income realized on the taxable disposition of the Notes. In the event excess payments are made, it would likely affect the amount and timing of the income you recognize, even if your Notes are not redeemed. If you are paid any excess amounts, you will be required to recognize such amounts as income. The remainder of this discussion assumes that the Notes will not be treated as contingent payment debt instruments.

United States Persons

Interest Income and Original Issue Discount

We have the option under certain circumstances to defer payments of interest on the Notes. Under the U.S. Treasury regulations relating to original issue discount (“OID”), a debt instrument is deemed to be issued with OID if there is more than a “remote” contingency that periodic stated interest payments due on the instrument will not be timely paid. We believe that the likelihood of our exercising the option to defer payment of stated interest is remote within the meaning of the U.S. Treasury regulations. Based on the foregoing, we believe that, although the matter is not free from doubt, the Notes will not be considered to be issued with OID at the time of their original issuance. Accordingly, stated interest payments on the Notes should be includible in your ordinary income at the time that those payments are received or accrued, depending on your regular method of accounting for U.S. federal income tax purposes.

Under applicable U.S. Treasury regulations, if the possibility of interest deferral were determined not to be remote, or if we exercise such option, the Notes generally would be treated as issued with OID at the time of issuance or at the time of exercise, as the case may be, and all stated interest generally would thereafter be treated as OID. In that case, you generally would be required to accrue interest income on the Notes using a constant yield method whether or not you receive any cash payment attributable to that interest, regardless of your regular method of accounting for U.S. federal income tax purposes. Consequently, you would be required to include OID in gross income even if we did not make any actual cash payments during an Optional Deferral Period. Actual payments of stated interest would not be reported as taxable income.

No rulings or other interpretations have been issued by the IRS that have addressed the meaning of the term remote as used in the applicable U.S. Treasury regulations and it is possible that the IRS could take a position contrary to the interpretation in this prospectus supplement. The remainder of this discussion assumes the Notes will not be treated as contingent payment debt instruments.

Sale or Other Taxable Disposition of Notes

If you sell your Notes, or otherwise dispose of them in a taxable transaction, then you will recognize gain or loss in an amount equal to the difference between:

•

the amount realized on the sale, excluding any amount attributable to accrued but unpaid interest on the Notes not treated as OID, which excluded amount, will be taxed as interest in the manner described above under “Interest Income and Original Issue Discount,” and

•	your adjusted tax basis in the Notes at the time of disposition.

For these purposes, your adjusted tax basis generally will equal the initial purchase price that you paid for the Notes, plus any amount that you were required to include in gross income as OID, minus any cash payments you received in respect of accrued OID. Your gain or loss on the sale or other taxable disposition of Notes generally will be capital gain or loss, and will be long-term capital gain or loss if you have held the Notes for more than one year at the time of disposition. Preferential rates of tax may apply to long-term capital gains if you are a non-corporate taxpayer. The deductibility of capital losses is subject to limitations.

Non-United States Persons

The following discussion applies only to beneficial owners of Notes who are Non-United States Persons as defined above. The rules governing the U.S. federal income taxation of a Non-United States Person are complex and the below discussion is only a summary of such rules. Special rules may apply to certain Non-United States Persons such as “controlled foreign corporations” and “passive foreign investment companies.” If you are a Non-United States Person, you should consult your tax advisor about the rules concerning the tax consequences to you of the purchase, ownership and disposition of the Notes, including any withholding on payments to you and the potential application of tax treaties.

Interest Income and Original Issue Discount

Under present U.S. federal income tax law, and subject to the discussions below under “Foreign Account Tax Compliance Act” and “Information Reporting and Backup Withholding”, if you are not engaged in a trade or business in the United States, no U.S. federal income or withholding tax will be imposed with respect to payments of principal or interest, including any OID, on the Notes under the “portfolio interest exemption,” provided that:

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	you are not a controlled foreign corporation as defined in the Code that is related to us through stock ownership directly or constructively;

•	you are not a bank whose receipt of interest on a Note is described in section 881(c)(3)(A) of the Code; and

•

either (a) you provide your name and address on IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate form and certify, under penalties of perjury, that you are not a United States Person, or (b) generally, a financial institution holding the Notes on your behalf certifies, under penalties of perjury, that it has received an IRS Form W-8BEN or other appropriate form from you and provides to the withholding agent a copy thereof.

If you do not satisfy the first three requirements described above and interest on the Notes is not exempt from withholding because it is effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States as described below, payments made to you will be subject to a 30% U.S. federal withholding tax, unless you provide to the withholding agent a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate form claiming an exemption from, or a reduction of, withholding tax under the benefit of an applicable income tax treaty. Interest (including any OID) will be subject to U.S. federal income tax on a net income basis in generally the same manner as if you were a United States Person if such interest is effectively connected with your conduct of a trade or business in the United States and, if an income tax treaty applies, is attributable to a permanent establishment maintained in the United States by you. In addition, if you are a foreign corporation engaged in a trade or business in the United States, you may also be subject to a branch profits tax, which is generally imposed on a foreign corporation on the deemed repatriation from the United States of effectively connected earnings and profits, at a 30% rate, unless the tax is reduced or eliminated by an applicable income tax treaty.

Sales or Other Taxable Disposition of Notes

Subject to the discussion below under “Information Reporting and Backup Withholding”, any gain realized upon the sale or other taxable disposition of Notes generally will not be subject to U.S. federal income or withholding tax unless (a) the gain is effectively connected with a United States trade or business conducted by you (and, if an applicable income tax treaty so provides, is attributable to a permanent establishment maintained in the United States by you); or (b) if you are a Non-United States Person who is an individual, you are present in the United States for 183 days or more in the taxable year of the sale or other taxable disposition and certain other requirements are met. If you are engaged in a trade or business in the United States and income on the Notes is effectively connected with the conduct of that trade or business (and, if an applicable income tax treaty so provides, is attributable to a permanent establishment maintained in the United States by you), you will be subject to U.S. federal income tax on that income on a net income basis in generally the same manner as if you were a United States Person. In addition, if you are a foreign corporation engaged in a trade or business in the United States, you may be subject to the branch profits tax described above. If you are a Non-United States Person who is an individual and are present in the United States for 183 days or more in the taxable year of the sale or other taxable disposition, you will generally be subject to 30% tax (or lower applicable treaty rate) on any gain realized on the sale or other taxable disposition of the Notes, which may be offset by certain U.S.-source capital losses. Proceeds from the sale or other taxable disposition of a Note that are attributable to accrued but unpaid interest (including OID, if any) generally will be subject to, or exempt from, tax to the same extent as described above with respect to interest paid on a Note.

Foreign Account Tax Compliance Act

Under the Foreign Account Tax Compliance Act and related IRS guidance concerning foreign account tax compliance rules (“FATCA”), a 30% U.S. federal withholding tax is imposed on certain payments (which includes interest payments, including OID, on the Notes) made to a non-United States entity that fails to take required steps to provide information regarding its “United States accounts” or its direct or indirect “substantial United States owners,” as applicable, or to make a required certification that it has no such accounts or owners. We will not be obligated to make any “gross up” or additional payments in respect of amounts withheld on the

Notes if we determine that we must so withhold in order to comply with FATCA in respect of the amounts described above. Prospective investors should consult their own tax advisor regarding FATCA and whether it may be relevant to the ownership and disposition of the Notes.

Information Reporting and Backup Withholding

Information reporting and backup withholding may apply to interest and other payments to you under the circumstances discussed below. Amounts withheld under backup withholding are not an additional tax and generally may be refunded or credited against your federal income tax liability, provided that you furnish the required information to the IRS in a timely manner.

If you are a United States Person, you may be subject to backup withholding at the applicable rate (currently 24%) when you receive interest payments on the Notes, or proceeds upon the sale, exchange, redemption, retirement or other taxable disposition of the Notes. In general, you can avoid this backup withholding by properly executing under penalties of perjury an IRS Form W-9 or substantially similar form that provides:

•	your correct taxpayer identification number, and

•

a certification that you are not subject to backup withholding because (a) you are a corporation or come within another enumerated exempt category, (b) you have not been notified by the IRS that you are subject to backup withholding or (c) you have been notified by the IRS that you are no longer subject to backup withholding.

If you do not provide your correct taxpayer identification number on the IRS Form W-9 or substantially similar form, you may be subject to penalties imposed by the IRS. Unless you have established on a properly executed IRS Form W-9 or substantially similar form that you are a corporation or come within another enumerated exception, interest and other payments on the Notes paid to you (including accrued OID) during the calendar year, and the amount of tax withheld, if any, may be reported to you and to the IRS.

If you are a Non-United States Person, the amount of interest and OID paid to you on the Notes during each calendar year, and the amount of tax withheld, if any, will generally be reported to you and to the IRS. This information reporting requirement applies regardless of whether you were subject to withholding or whether withholding was reduced or eliminated by an applicable tax treaty. Also, interest and OID paid to you on the Notes may be subject to backup withholding, unless you properly certify your Non-United States Person status on an IRS Form W-8BEN, IRS Form W-8BEN-E or substantially similar form in the manner described above. Similarly, proceeds you receive upon the sale, exchange, redemption, retirement or other taxable disposition of the Notes may be subject to information reporting and backup withholding, unless you properly certify your Non-United States Person status on an IRS Form W-8BEN, IRS Form W-8BEN-E or substantially similar form.

The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending upon your particular situation. You should consult your tax advisor regarding the tax consequences to you of the acquisition, ownership and disposition of the Notes, including the tax consequences under state, local, foreign and other tax laws.

UNDERWRITING

We have entered into an underwriting agreement with respect to the Notes with the underwriters listed below, for whom Barclays Capital Inc., BofA Securities, Inc., J.P. Morgan Securities LLC and Mizuho Securities USA LLC acting as representatives. Subject to certain conditions, each of the underwriters has severally, and not jointly, agreed to purchase the respective principal amounts of Notes indicated in the following table:

Name	Principal Amount of Notes
Barclays Capital Inc.	$
BofA Securities, Inc.
J.P. Morgan Securities LLC
Mizuho Securities USA LLC

Total	$

The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Notes are subject to certain conditions, including the receipt of legal opinions relating to certain matters. The underwriters must purchase all of the Notes if they purchase any of the Notes. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

The underwriters are offering the Notes subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The Notes sold by the underwriters to the public will initially be offered at the prices to the public set forth on the cover of this prospectus supplement and may be offered to certain dealers at these prices less a concession not in excess of    % of the aggregate principal amount of the Notes. The underwriters may allow, and those dealers may reallow, a discount not in excess of    % of the aggregate principal amount of the Notes to certain other dealers. If all of the Notes are not sold at the prices to the public, the underwriters may change the prices to the public and the other selling terms.

The following table shows the underwriting discounts that we will pay to the underwriters in connection with this offering of the Notes:

Paid by Us
Per Note		%
Total Notes	$

The expenses of this offering, not including the underwriting discounts, are estimated to be approximately $    million.

New Issue

The Notes are a new issue of securities with no established trading market. The Notes will not be listed on any securities exchange or included in any automated quotation system. We have been advised by the underwriters that the underwriters intend to make a market in the Notes, but they are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of any trading markets for the Notes.

Settlement

It is expected that delivery of the Notes will be made against payment for the Notes on or about the date specified on the cover page of this prospectus supplement, which is the second business day following the date of this prospectus supplement (such settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of this prospectus supplement will be required, by virtue of the fact that the Notes initially will settle in T+2, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the Notes who wish to trade the Notes during the period described above should consult their own advisors.

Price Stabilization and Short Positions

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the prices of the Notes. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater aggregate principal amount of Notes than they are required to purchase in this offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market prices of the Notes while this offering is in process.

These activities by the underwriters may stabilize, maintain or otherwise affect the market prices of the Notes. As a result, the prices of the Notes may be higher than the prices that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, corporate trust and investment banking services for us, for which they received or will receive customary fees and expenses. Certain of the underwriters or their respective affiliates may also serve as agents or lenders under certain of our existing credit facilities for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities or instruments of ours (directly, as collateral securing other obligations or otherwise) or persons and entities with relationships with us.

Certain of the underwriters and/or their affiliates that have a lending relationship with us routinely hedge, certain of the underwriters and/or their affiliates are likely to hedge or otherwise reduce, and certain other of those underwriters and/or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge or reduce such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby.

The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions

Notices to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement and the accompanying prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the Notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Notes without disclosure to investors under Chapter 6D of the Corporations Act.

The Notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring Notes must observe such Australian on-sale restrictions. This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. This prospectus supplement and the accompanying prospectus do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notices to Prospective Investors in Canada

The Notes may be sold only in to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notices to Prospective Investors in European Economic Area

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Notices to Prospective Investors in Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Korea

The Notes may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in the Republic of Korea (“Korea”) or to any resident of Korea S-36 except pursuant to the applicable laws and regulations of Korea, including the Korea Securities and Exchange Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The Notes have not been and will not be registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the Notes may not be resold to Korean residents unless the purchaser of the Notes complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of the Notes.

Notices to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the underwriters have not offered or sold the notes or caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell the notes or cause the notes to be made the subject of an invitation for subscription or purchase, and have not circulated or distributed, nor will they circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Notices to Prospective Investors in Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the Notes. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notices to Prospective Investors in Taiwan

The Notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”), pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering or sale of the Notes in Taiwan.

Notices to Prospective Investors in United Arab Emirates

This prospectus supplement and the accompanying prospectus have not been reviewed, approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), the Emirates Securities and Commodities Authority (the “SCA”) or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the UAE including, without limitation, the Dubai Financial Services Authority, a regulatory authority of the Dubai International Financial Centre.

This prospectus supplement and the accompanying prospectus are not intended to, and do not, constitute an offer, sale or delivery of shares or other securities under the laws of the UAE. Each underwriter has represented and agreed that the Notes have not been and will not be registered with the SCA or the UAE Central Bank, the Dubai Financial Market, the Abu Dhabi Securities Market or any other UAE regulatory authority or exchange.

The issue and/or sale of the Notes has not been approved or licensed by the SCA, the UAE Central Bank or any other relevant licensing authority in the UAE, and does not constitute a public offer of securities in the UAE in accordance with the Commercial Companies Law, Federal Law No. 1 of 2015 (as amended) or otherwise, does not constitute an offer in the UAE in accordance with the Board Decision No. 37 of 2012 Concerning the Regulation of Investment Funds (whether by a Foreign Fund, as defined therein, or otherwise), and further does not constitute the brokerage of securities in the UAE in accordance with the Board Decision No. 27 of 2014 Concerning Brokerage in Securities.

Notices to Prospective Investors in United Kingdom

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is neither: (i) a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); nor (ii) a qualified investor as defined in (a) Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA and as amended or (b) paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Hunton Andrews Kurth LLP, New York, New York. Davis Polk & Wardwell LLP, New York, New York represents the underwriters.

EXPERTS

The financial statements, and the related financial statement schedules of PG&E Corporation as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and the effectiveness of PG&E Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules are incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under File No. 001-02348. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including PG&E Corporation, that file electronically with the SEC at http://www.sec.gov. PG&E Corporation’s SEC filings are also available at our website: http://investor.pgecorp.com. Except for documents filed with the SEC and incorporated by reference into this prospectus supplement and the accompanying prospectus, no information contained in, or that can be accessed through, our website is to be considered part of this prospectus supplement.

CERTAIN DOCUMENTS INCORPORATED BY REFERENCE

PG&E Corporation has “incorporated by reference” into this prospectus supplement certain information that it files with the SEC. This means that PG&E Corporation can disclose important business, financial and other information in this prospectus supplement by referring you to the documents containing this information.

PG&E Corporation incorporates by reference the document listed below and any future filings that it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than the Current Reports on Form 8-K or portions thereof that are “furnished” under Item 2.02 or Item 7.01 of Form 8-K) from the date of this prospectus supplement until the termination of this offering:

•	Our Annual Report on Form 10-K for the year ended December 31, 2025; and

•	Our definitive proxy statement on Schedule 14A filed with the SEC on April 10, 2025 (to the extent incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2025).

All information incorporated by reference is deemed to be part of this prospectus supplement except to the extent that the information is updated or superseded by information filed with the SEC after the date the incorporated information was filed (including later-dated reports listed above) or by the information contained in this prospectus supplement. Any information that we subsequently file with the SEC that is incorporated by reference, as described above, will automatically update and supersede as of the date of such filing any previous information that had been part of this prospectus supplement, or that had been incorporated herein by reference.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement has been delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus supplement other than exhibits to these documents, unless the exhibits are also specifically incorporated by reference herein. Requests for copies should be directed to the following address:

The Office of the Corporate Secretary

PG&E Corporation

300 Lakeside Drive

Oakland, California 94612

Email: CorporateSecretary@pge.com

Telephone: (415) 973-1000

PROSPECTUS

PG&E Corporation

Debt Securities

Common Stock

Preferred Stock

Warrants to Purchase Common Stock, Preferred Stock or Debt Securities

Securities Purchase Contracts

Securities Purchase Units

Depositary Shares

Subscription Rights

Pacific Gas and Electric Company

Debt Securities

Warrants to Purchase Debt Securities

Securities Purchase Contracts

Securities Purchase Units

PG&E Corporation and Pacific Gas and Electric Company may offer and sell an indeterminate amount of securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities that PG&E Corporation or Pacific Gas and Electric Company may offer.

Each time PG&E Corporation or Pacific Gas and Electric Company offers and sells securities, PG&E Corporation or Pacific Gas and Electric Company, as applicable, will provide a supplement to this prospectus that contains specific information about the offering and the terms of the offered securities. The supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the accompanying prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, before you invest in any of our securities.

The securities may be offered and sold on a delayed or continuous basis directly by PG&E Corporation or Pacific Gas and Electric Company, as applicable, through agents, underwriters or dealers as designated from time to time, through a combination of these methods, or through any other method as provided in the applicable prospectus supplement. See “Plan of Distribution.” The applicable prospectus supplement will list any agents, underwriters or dealers that may be involved and the compensation they will receive.

See “Risk Factors” on page 1 for information on certain risks related to the purchase of our securities described in this prospectus.

PG&E Corporation’s common stock is listed on the New York Stock Exchange under the symbol “PCG.” On February 21, 2024, the last reported sale price of PG&E Corporation’s common stock on the New York Stock Exchange was $16.78 per share. PG&E Corporation or Pacific Gas and Electric Company, as applicable, will provide information in the applicable prospectus supplement for the trading market, if any, for any other securities that may be offered hereby.

None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

February 22, 2024

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that PG&E Corporation and Pacific Gas and Electric Company filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. When we refer to the “Utility” in this prospectus, we refer to Pacific Gas and Electric Company, the principal operating subsidiary of PG&E Corporation. When we refer to the “Company,” “we,” “our,” “ours” and “us” in this prospectus under the headings “Forward-Looking Statements” and “Our Company” we mean PG&E Corporation and its subsidiaries, including the Utility, through which substantially all of PG&E Corporation’s operations are conducted. When such terms are used elsewhere in this prospectus, we refer either to PG&E Corporation or the Utility, as the case may be, as the applicable issuer of securities and not to any of their respective direct or indirect subsidiaries or affiliates except as expressly provided. Capitalized terms used in this prospectus and not otherwise defined herein have the meanings given such terms in PG&E Corporation’s and the Utility’s Joint Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference into this prospectus.

Under this shelf registration process, we may from time to time offer and sell securities as described in this prospectus. This prospectus provides you with only a general description of the securities that we may offer. This prospectus does not contain all of the information set forth in the registration statement of which this prospectus is a part, as permitted by the rules and regulations of the SEC. For additional information regarding us and the offered securities, please refer to the registration statement of which this prospectus is a part.

Each time we offer and sell securities, we will provide a prospectus supplement that contains specific information about the offering and the terms of the offered securities. The prospectus supplement and any related free writing prospectus also may add, delete, update or change information contained in this prospectus. You should rely only on the information in the applicable prospectus supplement if this prospectus and the applicable prospectus supplement are inconsistent. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with the additional information described under the section of this prospectus titled “Where You Can Find More Information.” In particular, you should carefully consider the risks and uncertainties described under the section titled “Risk Factors” or otherwise included in any applicable prospectus supplement or incorporated by reference in this prospectus before you decide whether to purchase the securities. These risks and uncertainties, together with those not known to us or those that we may deem immaterial, could impair our business and ultimately affect our ability to make payments on the securities.

We do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We have not authorized any other person to provide you with information different from the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. Neither we nor any underwriter, dealer or agent will make an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus and any applicable prospectus supplement is accurate only as of the dates on their covers and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

ii

OUR COMPANY

PG&E Corporation, incorporated in California in 1995, is a holding company whose primary operating subsidiary is Pacific Gas and Electric Company, a public utility operating in northern and central California. The Utility was incorporated in California in 1905. PG&E Corporation became the holding company of the Utility and its subsidiaries in 1997. The Utility generates revenues mainly through the sale and delivery of electricity and natural gas to customers.

Our executive offices are located at 300 Lakeside Drive, Oakland, California 94612. PG&E Corporation’s telephone number is (415) 973-1000 and the Utility’s telephone number is (415) 973-7000. We maintain a website at www.pge.com where general information about us is available. We are not incorporating the contents of the website into this prospectus or any accompany prospectus supplement.

RISK FACTORS

Investing in our securities involves risk. You are urged to carefully read and consider the risk factors described in PG&E Corporation’s and the Utility’s Joint Annual Report on Form 10-K and other reports filed with the SEC, which are all incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus or the applicable supplement to this prospectus. The risks and uncertainties described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, financial results and the value of our securities.

FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference in this prospectus and any applicable prospectus supplement contain forward-looking statements that are necessarily subject to various risks and uncertainties. These statements reflect management’s judgment and opinions that are based on current estimates, expectations and projections about future events and assumptions regarding these events and management’s knowledge of facts as of the date of this prospectus. These forward-looking statements relate to, among other matters, estimated losses, including penalties and fines associated with various investigations and proceedings; forecasts of capital expenditures; forecasts of expense reduction; estimates and assumptions used in critical accounting estimates, including those relating to insurance receivables, regulatory assets and liabilities, environmental remediation, litigation, third-party claims, the Wildfire Fund, and other liabilities; and the level of future equity or debt issuances. These statements are also identified by words such as “assume,” “expect,” “intend,” “forecast,” “plan,” “project,” “believe,” “estimate,” “predict,” “anticipate,” “commit,” “goal,” “target,” “will,” “may,” “should,” “would,” “could,” “potential,” and similar expressions. PG&E Corporation and the Utility are not able to predict all the factors that may affect future results. Some of the factors that could cause future results to differ materially from those expressed or implied by the forward-looking statements, or from historical results, include, but are not limited to:

•

the extent to which the Wildfire Fund and revised prudency standard under AB 1054 effectively mitigate the risk of liability for damages arising from catastrophic wildfires, including whether the Utility maintains an approved WMP and a valid safety certification and whether the Wildfire Fund has sufficient remaining funds;

•

the risks and uncertainties associated with wildfires that have occurred or may occur in the Utility’s service area, including the wildfire that began on October 23, 2019 northeast of Geyserville in Sonoma County, California (the “2019 Kincade fire”), the wildfire that began on September 27, 2020 in the area of Zogg Mine Road and Jenny Bird Lane, north of Igo in Shasta County, California (the “2020 Zogg fire”), the wildfire that began on July 13, 2021 near the Cresta Dam in the Feather River Canyon in Plumas County, California (the “2021 Dixie fire”), the wildfire that began on September 6, 2022 near Oxbow Reservoir in Placer County, California (the “2022 Mosquito fire”), and any other wildfires for which the causes have yet to be determined; the damage caused by such wildfires; the extent of the Utility’s liability in connection with such wildfires (including the risk that the Utility may be found liable for damages regardless of fault); investigations into such wildfires, including those being conducted by the CPUC; potential liabilities in connection with fines or penalties that could be imposed on the Utility if the CPUC or any other enforcement agency were to bring an enforcement action in respect of any such fire; the risk that the Utility is not able to recover costs from the Wildfire Fund or other third parties or through rates; and the effect on PG&E Corporation’s and the Utility’s reputations of such wildfires, investigations, and proceedings;

•

the extent to which the Utility’s wildfire mitigation initiatives are effective, including the Utility’s ability to comply with the targets and metrics set forth in its WMP; the effectiveness of its system hardening, including undergrounding; the cost of the program and the timing and outcome of any proceeding to recover such costs through rates; and any determination by the OEIS that the Utility has not complied with its WMP;

•

the impact of the Utility’s implementation of its PSPS program, and whether any fines, penalties, or civil liability for damages will be imposed on the Utility as a result; the costs in connection with PSPS events, the timing and outcome of any proceeding to recover such costs through rates, and the effects on PG&E Corporation’s and the Utility’s reputations caused by implementation of the PSPS program;

•	the Utility’s ability to safely, reliably, and efficiently construct, maintain, operate, protect, and decommission its facilities, and provide electricity and natural gas services safely and reliably;

•

significant changes to the electric power and natural gas industries driven by technological advancements, electrification, and the transition to a decarbonized economy; the impact of reductions in Utility customer demand for electricity and natural gas, driven by customer self-generation, customer departures to community choice aggregators, direct access providers, and government-owned utilities, and legislative mandates to reduce the use of natural gas; and whether the Utility is successful in addressing the impact of growing distributed and renewable generation resources and changing customer demand for its natural gas and electric services;

•

cyber or physical attacks, including acts of terrorism, war, and vandalism, on the Utility or its third-party vendors, contractors, or customers (or others with whom they have shared data) which could result in operational disruption; the misappropriation or loss of confidential or proprietary assets, information or data, including customer, employee, financial, or operating system information, or intellectual property; corruption of data; or potential costs, lost revenues, litigation, or reputational harm incurred in connection therewith;

•	the Utility’s ability to attract or retain specialty personnel;

•

the impact of severe weather events and other natural disasters, including wildfires and other fires, storms, tornadoes, floods, extreme heat events, drought, earthquakes, lightning, tsunamis, rising sea levels, mudslides, pandemics, solar events, electromagnetic events, wind events or other weather-related conditions, climate change, or natural disasters, and other events that can cause unplanned outages, reduce generating output, disrupt the Utility’s service to customers, or damage or disrupt the facilities, operations, or information technology and systems owned by the Utility, its customers, or third parties on which the Utility relies, and the effectiveness of the Utility’s efforts to prevent, mitigate, or respond to such conditions or events; the reparation and other costs that the Utility may incur in connection with such conditions or events; the impact of the adequacy of the Utility’s emergency preparedness; whether the Utility incurs liability to third parties for property damage or personal injury caused by such events; whether the Utility is able to procure replacement power; and whether the Utility is subject to civil, criminal, or regulatory penalties in connection with such events;

•

existing and future regulation and federal, state or local legislation, their implementation, and their interpretation; the cost to comply with such regulation and legislation; and the extent to which the Utility recovers its associated compliance and investment costs, including those regarding:

•	wildfires, including inverse condemnation reform, wildfire insurance, and additional wildfire mitigation measures or other reforms targeted at the Utility or its industry;

•

the environment, including the costs incurred to discharge the Utility’s remediation obligations or the costs to comply with standards for greenhouse gas emissions, renewable energy targets, energy efficiency standards, distributed energy resources, and electric vehicles;

•

the nuclear industry, including operations, seismic design, security, safety, relicensing, the storage of spent nuclear fuel, decommissioning, and cooling water intake, and whether Diablo Canyon’s operations are extended; and the Utility’s ability to continue operating Diablo Canyon until its planned retirement;

•	the regulation of utilities and their affiliates, including the conditions that apply to PG&E Corporation as the Utility’s holding company;

•	privacy and cybersecurity; and

•	taxes and tax audits;

•

the timing and outcomes of the Utility’s pending and future ratemaking and regulatory proceedings, including the extent to which PG&E Corporation and the Utility are able to recover their costs through rates as recorded in memorandum accounts or balancing accounts, or as otherwise requested; the Utility’s application to transfer its non-nuclear generation assets to Pacific Generation and the potential sale of a minority interest in Pacific Generation; and the transfer of ownership of the Utility’s assets to municipalities or other public entities, including as a result of the City and County of San Francisco’s valuation petition;

•

whether the Utility can control its operating costs within the authorized levels of spending; whether the Utility can continue implementing the Lean operating system and achieve projected savings; the extent to which the Utility incurs unrecoverable costs that are higher than the forecasts of such costs; the risks and uncertainties associated with inflation; and changes in cost forecasts or the scope and timing of planned work resulting from changes in customer demand for electricity and natural gas or other reasons;

•

the outcome of current and future self-reports, investigations or other enforcement actions, or notices of violation that could be issued related to the Utility’s compliance with laws, rules, regulations, or orders applicable to its gas and electric operations; the construction, expansion, or replacement of its electric and gas facilities; electric grid reliability; audit, inspection and maintenance practices; customer billing and privacy; physical and cybersecurity protections; environmental laws and regulations; or otherwise, such as fines; penalties; remediation obligations; or the implementation of corporate governance, operational or other changes in connection with the EOEP;

•

the risks and uncertainties associated with PG&E Corporation’s and the Utility’s substantial indebtedness and the limitations on their operating flexibility in the documents governing that indebtedness;

•

the risks and uncertainties associated with the resolution of the Subordinated Claims and the timing and outcomes of PG&E Corporation’s and the Utility’s ongoing litigation, including certain indemnity obligations to current and former officers and directors, the Wildfire-Related Non-Bankruptcy Securities Claims, and other third-party claims, as well as potential indemnity obligations to underwriters for certain of the Utility’s note offerings, including the extent to which related costs can be recovered through insurance, rates, or from other third parties;

•

the ability of PG&E Corporation and the Utility to use securitization to finance the recovery of the remaining $1.385 billion of fire risk mitigation capital expenditures that were or will be incurred by the Utility;

•	whether PG&E Corporation or the Utility undergoes an “ownership change” within the meaning of Section 382 of the IRC, as a result of which tax attributes could be limited;

•

the ultimate amount of unrecoverable environmental costs the Utility incurs associated with the Utility’s natural gas compressor station site located near Hinkley, California and the Utility’s fossil fuel-fired generation sites;

•

the supply and price of electricity, natural gas, and nuclear fuel; the extent to which the Utility can manage and respond to the volatility of energy commodity prices; the ability of the Utility and its counterparties to post or return collateral in connection with price risk management activities; and whether the Utility is able to recover timely its electric generation and energy commodity costs through rates, including its renewable energy procurement costs;

•	the ability of PG&E Corporation and the Utility to access capital markets and other sources of debt and equity financing in a timely manner on acceptable terms;

•	the risks and uncertainties associated with high rates for the Utility’s customers;

•	actions by credit rating agencies to downgrade PG&E Corporation’s or the Utility’s credit ratings;

•	the severity, extent and duration of the global COVID-19 pandemic and the Utility’s ability to collect on customer receivables; and

•	the impact of changes in GAAP, standards, rules, or policies, including those related to regulatory accounting, and the impact of changes in their interpretation or application.

For more information about the significant risks that could affect the outcome of the forward-looking statements and our future financial condition, results of operations, liquidity, and cash flows, you should read the sections of the documents incorporated herein by reference titled “Risk Factors,” as well as the important factors that may be set forth under the heading “Risk Factors” in the applicable supplement to this prospectus.

You should read this prospectus, any applicable prospectus supplements, the documents that we incorporate by reference into this prospectus, the documents that we have included as exhibits to the registration statement of which this prospectus is a part and the documents that we refer to under the section of this prospectus titled “Where You Can Find More Information” completely and with the understanding that our actual future results could be materially different from what we expect when making the forward-looking statement. We qualify all our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this prospectus, the date of the document incorporated by reference or the date of any applicable prospectus supplement. Except as required by applicable laws or regulations, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

Each prospectus supplement will describe the uses of the proceeds from the issuance of the securities offered by that prospectus supplement.

DESCRIPTION OF SECURITIES

The following is a general description of the terms and provisions of the securities we may offer and sell by this prospectus. These summaries are not meant to be a complete description of each security. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

Holding Company Structure

PG&E Corporation conducts its operations primarily through its subsidiaries and substantially all of its consolidated assets are held by its subsidiaries. Accordingly, PG&E Corporation’s cash flow and its ability to meet its obligations under its debt securities are largely dependent upon the earnings and cash flows of its subsidiaries and the distribution or other payment of these earnings and cash flows to PG&E Corporation in the form of dividends or loans or advances and repayment of loans and advances from the Utility. PG&E Corporation’s subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on its debt securities or to make any funds available for payment of amounts due on these debt securities.

Because PG&E Corporation is a holding company, its obligations under its debt securities will be structurally subordinated to all existing and future liabilities of its subsidiaries, including all the existing and future liabilities of the Utility. Therefore, the rights of PG&E Corporation and its creditors, including the rights of the holders of its debt securities, to participate in the assets of any subsidiary upon the liquidation or reorganization of the subsidiary will be subject to the prior claims of the subsidiary’s creditors. To the extent that PG&E Corporation is itself a creditor with recognized claims against any of its subsidiaries, its claims would still be effectively subordinated to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinated to any indebtedness or other liabilities of the subsidiary that are senior to the claims held by PG&E Corporation.

DESCRIPTION OF THE DEBT SECURITIES OF PG&E CORPORATION

SENIOR NOTES

Set forth below is a description of the general terms of the senior notes, which may be unsecured or secured (“senior notes”). The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, (i) the unsecured senior note indenture to be entered into between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Unsecured Senior Note Indenture Trustee”), to be supplemented by supplemental indentures establishing the unsecured senior notes of each series and (ii) the senior secured note indenture, dated as of June 23, 2020, between PG&E Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Secured Senior Note Indenture Trustee,” and together with the Unsecured Senior Note Indenture Trustee, the “Senior Note Indenture Trustees”), to be supplemented by supplemental indentures establishing the secured senior notes of each series. The unsecured senior note indenture, as amended or supplemented from time to time, is referred to herein as the “Unsecured Senior Note Indenture.” The secured senior note indenture, as amended or supplemented from time to time, is herein referred to as the “Secured Senior Note Indenture,” and together with the Unsecured Senior Note Indenture, the “Senior Note Indentures.”

There will be no requirement under either the Unsecured Senior Note Indenture or the Secured Senior Note Indenture that our future issuances of senior notes be issued exclusively under either indenture. We will be free to employ other indentures or documentation containing provisions different from those included in either indenture or applicable to one or more issuances of unsecured senior notes or secured senior notes, as the case may be, in connection with future issuances of other senior notes.

We have summarized selected provisions of the Senior Note Indentures and the senior notes below. The information we are providing you in this prospectus concerning the senior notes and the Senior Note Indentures is only a summary of the information provided in those documents, and the summary is qualified in its entirety by reference to the provisions of the Senior Note Indentures, including the form of applicable senior notes attached thereto. You should consult the applicable form of the senior notes themselves and the applicable Senior Note Indenture for more complete information on the senior notes as they, and not this prospectus or any applicable prospectus supplement, govern your rights as a holder. The Secured Senior Note Indenture and the form of the Unsecured Senior Note Indenture are included as exhibits to the registration statement of which this prospectus is a part. The terms of the senior notes will include those stated in the Senior Note Indentures and those made a part of the Senior Note Indentures by reference to the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. Certain capitalized terms used in this prospectus are defined in the applicable Senior Note Indenture.

In this section, references to “we,” “our,” “ours,” “us” and “the Company” refer only to PG&E Corporation and not to any of its direct or indirect subsidiaries or affiliates except as expressly provided.

General

The unsecured senior notes will be issued as unsecured senior debt securities under the Unsecured Senior Note Indenture and will rank equally with all other future unsecured and unsubordinated debt of the Company. The unsecured senior notes will be effectively subordinated to all secured debt of the Company, including the secured senior notes. The secured senior notes will be issued as secured senior debt securities under the Secured Senior Note Indenture and will rank equally with all other future secured senior notes of the Company. Neither Senior Note Indenture limits the aggregate principal amount of senior notes that may be issued under such Senior Note Indenture and each Senior Note Indenture provides that senior notes may be issued from time to time in one or more series pursuant to a supplemental indenture to such Senior Note Indenture. The Senior Note Indentures give us the ability to reopen a previous series of senior notes and issue additional senior notes of such series, unless otherwise provided.

Provisions of a Particular Series

The prospectus supplement applicable to each series of senior notes will specify, among other things:

•	the title of such senior notes;

•	any limit on the aggregate principal amount of such senior notes;

•

the date or dates on which the principal of such senior notes is payable, including the maturity date, or the method or means by which those dates will be determined, and our right, if any, to extend those dates and the duration of any such extension;

•

the rate or rates at which such senior notes shall bear interest, if any, or any method by which such rate or rates will be determined, the date or dates from which such interest will accrue, the interest payment dates on which such interest shall be payable, the regular record date for the interest payable on any interest payment date, and the right, if any, to extend the interest payment periods and the duration of any such extension;

•

the place or places where the principal of (and premium, if any) and interest, if any, on such senior notes shall be payable, the methods by which registration of transfer of senior notes and exchanges of senior notes may be effected, and by which notices and demands to or upon us in respect of such senior notes may be made, given, furnished, filed or served;

•	the period or periods within which, or date or dates on which, the price or prices at which and the terms and conditions on which the senior notes may be redeemed, in whole or in part, at our option;

•

our obligation, if any, to redeem, purchase or repay such senior notes pursuant to any sinking fund or analogous provisions or at the option of the holder and the terms and conditions upon which the senior notes will be so redeemed, purchased or repaid;

•	the denominations in which such senior notes shall be issuable;

•

the currency or currencies in which the principal, premium, if any, and interest on the senior notes will be payable if other than U.S. dollars and the method for determining the equivalent amount in U.S. dollars;

•

if the amount payable in respect of principal of or any premium or interest on any senior notes may be determined with reference to an index or formula, the manner in which such amount will be determined;

•	any deletions from, modifications of or additions to the Events of Default or covenants of the Company as provided in the applicable Senior Note Indenture pertaining to such senior notes;

•

whether the senior notes of the series will be secured (including the terms of the collateral securing the senior notes of such series) or unsecured and the terms and provisions applicable to any such security arrangements with respect to the senior notes of such series; whether such senior notes shall be issued in whole or in part in the form of a global security and, if so, the name of the depositary for any global securities;

•	the terms applicable to any rights to convert such senior notes into or exchange them for other of our securities or those of any other entity;

•

any non-applicability of Section 1007 of the applicable Senior Note Indenture (Limitation on Liens) to the senior notes of such series or any exceptions or modifications of such section with respect to the senior notes of such series; and

•	any other terms of such senior notes.

We may sell senior notes at par or at a discount below their stated principal amount or at a premium. We will describe in a prospectus supplement material U.S. federal income tax considerations, if any, and any other special considerations for any senior notes we sell that are denominated in a currency other than U.S. dollars.

The Senior Note Indentures do not contain provisions that afford holders of senior notes protection in the event of a highly leveraged transaction involving us.

Registration and Transfer

We shall not be required to (i) issue, register the transfer of or exchange senior notes of any series during a period of 15 days immediately preceding the date notice is given identifying the senior notes of such series called for redemption, or (ii) issue, register the transfer of or exchange any senior notes so selected for redemption, in whole or in part, except the unredeemed portion of any senior note being redeemed in part.

Payment and Paying Agent

Unless otherwise indicated in an applicable prospectus supplement, payment of principal of any senior notes will be made only against surrender to the Paying Agent of such senior notes. Principal of and interest on senior notes will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as we may designate from time to time, except that, at our option, payment of any interest may be made by wire transfer or by check mailed to the address of the person entitled to an interest payment as such address shall appear in the Security Register with respect to the senior notes. Payment of interest on senior notes on any interest payment date will be made to the person in whose name the senior notes (or predecessor security) are registered at the close of business on the record date for such interest payment.

Unless otherwise indicated in an applicable prospectus supplement, the applicable Senior Note Indenture Trustee will act as Paying Agent with respect to the senior notes. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts.

All moneys paid by us to a Paying Agent for the payment of the principal (and premium, if any) of or interest on the senior notes of any series which remain unclaimed at the end of two years after such principal (and premium, if any) or interest shall have become due and payable will be repaid to us, and the holder of such senior notes will from that time forward look only to us for payment of such principal and interest.

Covenants

Any covenants pertaining to a series of senior notes will be set forth in a prospectus supplement relating to such series of senior notes.

Consolidation, Merger and Sale

We shall not consolidate with or merge into any other person or convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•

such other person is a corporation, partnership, limited liability company, association, company, joint stock company or business trust organized and existing under the laws of the United States, any state in the United States or the District of Columbia and such other person expressly assumes, by supplemental indenture executed and delivered to the applicable Senior Note Indenture Trustee, the payment of the principal of (and premium, if any) and interest on all the senior notes and the performance of every covenant of the applicable Senior Note Indenture on the part of the Company to be performed or observed;

•

immediately after giving effect to such transactions, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

•

we have delivered to the applicable Senior Note Indenture Trustee an officer’s certificate and an opinion of counsel, each stating that such transaction complies with the provisions of the applicable Senior Note Indenture governing consolidation, merger, conveyance, transfer or lease and that all conditions precedent to the transaction have been complied with.

Notwithstanding the foregoing, we may merge or consolidate with or transfer all or substantially all of our assets to an affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing our jurisdiction of organization or our form of organization; provided that the amount of our indebtedness is not increased; and provided, further that the successor assumes all of our obligations under the applicable Senior Note Indenture.

Modification

Each Senior Note Indenture contains provisions permitting us and the applicable Senior Note Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding senior notes of each series that is affected, to modify the applicable Senior Note Indenture or the rights of the holders of the senior notes of such series; provided, that no such modification may, without the consent of the holder of each outstanding senior note that is affected:

•

change the stated maturity of the principal of, or any installment of principal of or interest on, any senior note, or reduce the principal amount of any senior note or the rate of interest on any senior note or any premium payable upon the redemption of any senior note, or change the method of calculating the rate of interest of any senior note, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of any senior note (or, in the case of redemption, on or after the redemption date); or

•

reduce the percentage of principal amount of the outstanding senior notes of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the applicable Senior Note Indenture or certain defaults under such Senior Note Indenture and their consequences) provided for in such Senior Note Indenture; or

•

modify any of the provisions of the applicable Senior Note Indenture relating to supplemental indentures, waiver of past defaults, or waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of such Senior Note Indenture cannot be modified or waived without the consent of the holder of each outstanding senior note that is affected.

In addition, we and the applicable Senior Note Indenture Trustee may execute, without the consent of any holders of senior notes, any supplemental indenture for certain other usual purposes, including the creation of any new series of senior notes.

Events of Default

Each Senior Note Indenture provides that any one or more of the following described events with respect to the senior notes of any series, which has occurred and is continuing, constitutes an “Event of Default” with respect to the senior notes of such series:

•	failure for 30 days to pay interest on the senior notes of such series, when due on an interest payment date other than at maturity or upon earlier redemption; or

•	failure to pay principal or premium, if any, or interest on the senior notes of such series when due at maturity or upon earlier redemption; or

•	failure for three Business Days to deposit any sinking fund payment when due by the terms of a senior note of such series; or

•

failure to observe or perform any other covenant or warranty of ours in the applicable Senior Note Indenture (other than a covenant or warranty which has expressly been included in such Senior Note Indenture solely for the benefit of one or more series of senior notes other than such series) for 90 days after written notice to us from the applicable Senior Note Indenture Trustee or to us and such Senior Note Indenture Trustee from the holders of at least 33% in principal amount of the outstanding senior notes of such series; or

•	certain events of bankruptcy, insolvency or reorganization of the Company.

The holders of not less than a majority in aggregate outstanding principal amount of the senior notes of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Senior Note Indenture Trustee with respect to the senior notes of such series. If a Senior Note Indenture Event of Default occurs and is continuing with respect to the senior notes of any series, then the applicable Senior Note Indenture Trustee or the holders of not less than 33% in aggregate outstanding principal amount of the senior notes of such series may declare the principal amount of the senior notes due and payable immediately by notice in writing to us (and to such Senior Note Indenture Trustee if given by the holders), and upon any such declaration such principal amount shall become immediately due and payable; provided, however, that upon the occurrence of an Event of Default specified in the last bullet above, the principal amount of all senior notes of that series then outstanding shall be due and payable immediately without any declaration or other action by such Senior Note Indenture Trustee or the holders of such series. At any time after such a declaration of acceleration with respect to the senior notes of any series has been made and before a judgment or decree for payment of the money due has been obtained as provided in the applicable Senior Note Indenture, the holders of not less than a majority in aggregate outstanding principal amount of the senior notes of such series may rescind and annul such declaration and its consequences if all Events of Default with respect to such senior notes, other than the non-payment of the principal of such senior notes which has become due solely by such declaration of acceleration, have been cured or waived and the Company has paid or deposited with such Senior Note Indenture Trustee a sum sufficient to pay all overdue interest (including, to the extent such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such senior notes) and principal due otherwise than by acceleration and all sums paid or advanced by such Senior Note Indenture Trustee, including reasonable compensation and expenses of such Senior Note Indenture Trustee.

The holders of not less than a majority in aggregate outstanding principal amount of the senior notes of any series may, on behalf of the holders of all the senior notes of such series, waive any past default with respect to such series, except (i) a default in the payment of principal or interest or (ii) a default in respect of a covenant or provision which under the applicable Senior Note Indenture cannot be modified or amended without the consent of the holder of each outstanding senior note of such series affected.

Satisfaction and Discharge

Any senior note, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the applicable Senior Note Indenture, and our entire indebtedness in respect of the senior notes will be deemed to have been satisfied and discharged, if certain conditions are satisfied, including an irrevocable deposit with the applicable Senior Note Indenture Trustee or any paying agent (other than us) in trust of:

•	money in an amount which will be sufficient; or

•

in the case of a deposit made prior to the maturity of the senior notes or portions thereof, Eligible Obligations (as defined below) which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which, together with the money, if any, deposited with or held by such Senior Note Indenture Trustee or the paying agent, will be sufficient; or

•	a combination of either of the two items described in the two preceding bullet points which will be sufficient;

to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the senior notes or portions thereof.

This discharge of the senior notes through the deposit with the applicable Senior Note Indenture Trustee of cash or Eligible Obligations generally will be treated as a taxable disposition for U.S. federal income tax purposes by the holders of those senior notes. Prospective investors in the senior notes should consult their own tax advisors as to the particular U.S. federal income tax consequences applicable to them in the event of such discharge.

For purposes of this subsection, “Eligible Obligations” for U.S. dollar-denominated senior notes, means securities that are direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of the full faith and credit thereof, or depositary receipts issued by a bank as custodian with respect to these obligations or any specific interest or principal payments due in respect thereof held by the custodian for the account of the holder of a depositary receipt.

Information Concerning the Senior Note Indenture Trustees

The applicable Senior Note Indenture Trustee, prior to an Event of Default with respect to senior notes of any series, undertakes to perform, with respect to senior notes of such series, only such duties as are specifically set forth in such Senior Note Indenture and, in case an Event of Default with respect to senior notes of any series has occurred and is continuing, shall exercise, with respect to senior notes of such series, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the applicable Senior Note Indenture Trustee is under no obligation to exercise any of the powers vested in it by such Senior Note Indenture at the request of any holder of senior notes of any series, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred by such Senior Note Indenture Trustee. The applicable Senior Note Indenture Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if such Senior Note Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

We and certain of our subsidiaries may maintain deposit accounts and banking relationships with the Senior Note Indenture Trustees. The Senior Note Indenture Trustees and certain of their affiliates may also serve as trustee under other indentures pursuant to which securities of the Company and certain subsidiaries of the Company are outstanding.

The applicable Senior Note Indenture Trustee may resign at any time with respect to the senior notes of one or more series upon written notice to us, and such Senior Note Indenture Trustee may be removed at any time by written notice delivered to it and us and signed by the holders of at least a majority in principal amount of outstanding senior notes. No resignation or removal of a Senior Note Indenture Trustee will take effect until a successor trustee accepts appointment. In addition, under certain circumstances, we may remove the applicable Senior Note Indenture Trustee with respect to any series. We must give notice of resignation and removal of the applicable Senior Note Indenture Trustee with respect to a series or the appointment of a successor trustee as provided in the applicable Senior Note Indenture.

Governing Law

The Senior Note Indentures and the senior notes will be governed by, and construed in accordance with, the internal laws of the State of New York.

Miscellaneous

We will have the right at all times to assign any of our rights or obligations under any Senior Note Indenture to a direct or indirect wholly-owned subsidiary; provided, that, in the event of any such assignment, we will remain primarily liable for all such obligations. Subject to the foregoing, the applicable Senior Note Indenture will be binding upon and inure to the benefit of the parties to such Senior Note Indenture and their respective successors and assigns.

SUBORDINATED NOTES

Set forth below is a description of the general terms of the subordinated notes. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the subordinated note indenture to be entered into between us and a trustee to be named (the “Subordinated Note Indenture Trustee”), to be supplemented by supplemental indentures establishing the subordinated notes of each series. The subordinated note indenture, as amended or supplemented from time to time, is referred to as the “Subordinated Note Indenture.” The form of the Subordinated Note Indenture was filed as Exhibit 4.2 to the Form 8-K we filed on March 9, 2009 (File No. 001-12609). We have summarized selected provisions of the Subordinated Note Indenture and the subordinated notes below. The information we are providing you in this prospectus concerning the subordinated notes and the Subordinated Note Indenture is only a summary of the information provided in those documents, and the summary is qualified in its entirety by reference to the provisions of the Subordinated Note Indenture, including the form of subordinated notes attached thereto. You should consult the form of the subordinated notes themselves and the Subordinated Note Indenture for more complete information on the subordinated notes as they, and not this prospectus or any applicable prospectus supplement, govern your rights as a holder. The terms of the subordinated notes will include those stated in the Subordinated Note Indenture and those made a part of the Subordinated Note Indenture by reference to the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. Certain capitalized terms used in this prospectus are defined in the Subordinated Note Indenture.

In this section, references to “we,” “our,” “ours,” “us” and “the Company” refer only to PG&E Corporation and not to any of its direct or indirect subsidiaries or affiliates except as expressly provided.

General

The subordinated notes will be issued as unsecured junior subordinated debt securities under the Subordinated Note Indenture. The Subordinated Note Indenture does not limit the aggregate principal amount of subordinated notes that may be issued under the Subordinated Note Indenture and provides that subordinated notes may be issued from time to time in one or more series pursuant to an indenture supplemental to the Subordinated Note Indenture. The Subordinated Note Indenture gives us the ability to reopen a previous issue of subordinated notes and issue additional subordinated notes of such series, unless otherwise provided.

Provisions of a Particular Series

The prospectus supplement applicable to each series of subordinated notes will specify, among other things:

•	the title of such subordinated notes;

•	any limit on the aggregate principal amount of such subordinated notes;

•

the date or dates on which the principal of such subordinated notes is payable, including the maturity date, or the method or means by which those dates will be determined, and our right, if any, to extend those dates and the duration of any such extension;

•

the rate or rates at which such subordinated notes shall bear interest, if any, or any method by which such rate or rates will be determined, the date or dates from which such interest will accrue, the interest payment dates on which such interest shall be payable, the regular record date for the interest payable on any interest payment date, and the right, if any, to extend the interest payment periods and the duration of any such extension;

•

the place or places where the principal of (and premium, if any) and interest, if any, on such subordinated notes shall be payable, the methods by which registration of the transfer of subordinated notes and exchanges of subordinated notes may be effected, and by which notices and demands to or upon us in respect of such subordinated notes may be made, given, furnished, filed or served;

•

the period or periods within which, or date or dates on which, the price or prices at which and the terms and conditions on which the subordinated notes may be redeemed, in whole or in part, at our option, and any restrictions on such redemption;

•

our obligation, if any, to redeem, purchase or repay such subordinated notes pursuant to any sinking fund or analogous provisions or at the option of the holder and the terms and conditions upon which the subordinated notes will be so redeemed, purchased or repaid;

•	the denominations in which such subordinated notes shall be issuable;

•

the currency or currencies in which the principal, premium, if any, and interest on the subordinated notes will be payable if other than U.S. dollars and the method for determining the equivalent amount in U.S. dollars;

•

if the amount of payments of principal of (and premium, if any) or interest (including Additional Interest (as defined below)) on such subordinated notes may be determined with reference to an index or formula, the manner in which such amounts shall be determined;

•	any deletions from, modifications of or additions to the Events of Default or covenants of the Company as provided in the Subordinated Note Indenture pertaining to such subordinated notes;

•	whether such subordinated notes shall be issued in whole or in part in the form of a global security and, if so, the name of the depositary for any global securities; and

•	any other terms of such subordinated notes.

The Subordinated Note Indenture does not contain provisions that afford holders of subordinated notes protection in the event of a highly leveraged transaction involving us.

Registration and Transfer

We shall not be required to (i) issue, register the transfer of or exchange subordinated notes of any series during a period of 15 days immediately preceding the date notice is given identifying the subordinated notes of such series called for redemption, or (ii) issue, register the transfer of or exchange any subordinated notes so selected for redemption, in whole or in part, except the unredeemed portion of any subordinated note being redeemed in part.

Payment and Paying Agent

Unless otherwise indicated in an applicable prospectus supplement, payment of principal of any subordinated notes will be made only against surrender to the Paying Agent of such subordinated notes. Principal of and interest on subordinated notes will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as we may designate from time to time, except that, at our option, payment of any interest may be made by wire transfer or by check mailed to the address of the person entitled to an interest payment as such address shall appear in the Security Register with respect to the subordinated notes. Payment of interest on subordinated notes on any interest payment date will be made to the person in whose name the subordinated notes (or predecessor security) are registered at the close of business on the record date for such interest payment.

Unless otherwise indicated in an applicable prospectus supplement, the Subordinated Note Indenture Trustee will act as Paying Agent with respect to the subordinated notes. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts.

All moneys paid by us to a Paying Agent for the payment of the principal of (and premium, if any) or interest on the subordinated notes of any series which remain unclaimed at the end of two years after such principal (and premium, if any) or interest shall have become due and payable will be repaid to us, and the holder of such subordinated notes will from that time forward look only to us for payment of such principal (and premium, if any) and interest.

Consolidation, Merger and Sale

The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person (as defined below), unless:

•

in case the Company shall consolidate with or merge into another corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture to the Subordinated Note Indenture, executed and delivered to the Subordinated Note Indenture Trustee, in form satisfactory to the Subordinated Note Indenture Trustee, the due and punctual payment of the principal of (and premium, if any) and interest (including Additional Interest) on all the subordinated notes and the performance of every covenant of the Subordinated Note Indenture on the part of the Company to be performed or observed;

•

immediately after giving effect to such transactions, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

•

the Company has delivered to the Subordinated Note Indenture Trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease complies with Article Eight of the Subordinated Note Indenture and that all conditions precedent relating to such transaction in the Subordinated Note Indenture have been complied with.

Notwithstanding the foregoing, the Company may merge or consolidate with or transfer all or substantially all of its assets to an affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing the jurisdiction of organization of the Company or the form of organization of the Company; provided that the amount of indebtedness of the Company is not increased thereby; and provided, further that the successor assumes all obligations of the Company under the Subordinated Note Indenture.

The meaning of the term “substantially all” has not been definitively established and is likely to be interpreted by reference to applicable state law if and at the time the issue arises and will depend on the facts and circumstances existing at the time.

For purposes of this subsection, “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Subordination

The subordinated notes are subordinated and junior in right of payment to all of our Senior Indebtedness (as defined below). No payment of any principal, including redemption payments, if any, premium, if any, or interest on (including Additional Interest) the subordinated notes shall be made if:

•

any Senior Indebtedness is not paid when due whether at the stated maturity of any such payment or by call for redemption and any applicable grace period with respect to such default has ended, with such default remaining uncured and such default has not been waived or otherwise ceased to exist;

•	the maturity of any Senior Indebtedness has been accelerated because of a default; or

•	notice has been given of the exercise of an option to require repayment, mandatory payment or prepayment or otherwise.

Upon any payment or distribution of assets of the Company to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshalling of assets or liabilities, or any bankruptcy, insolvency or similar proceedings of the Company, the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness before the holders of the subordinated notes are entitled to receive or retain any payment or distribution. Subject to the prior payment of all Senior Indebtedness, the rights of the holders of the subordinated notes will be subrogated to the rights of the holders of Senior Indebtedness to receive payments and distributions applicable to such Senior Indebtedness until all amounts owing on the subordinated notes are paid in full.

For purposes of this subsection, “assets of the Company” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in the Subordinated Note Indenture with respect to the subordinated notes to the payment of all Senior Indebtedness that may at the time be outstanding; provided, however, that (i) the Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of the Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article Eight of the Subordinated Note Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this subsection if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Eight of the Subordinated Note Indenture.

The term “Senior Indebtedness” means, with respect to us:

•

any payment due in respect of our indebtedness, whether outstanding at the date of execution of the Subordinated Note Indenture or incurred, created or assumed after such date, (a) in respect of money borrowed (including any financial derivative, hedging or futures contract or similar instrument) and (b) evidenced by securities, debentures, bonds, notes or other similar instruments issued by us that, by their terms, are senior or senior subordinated debt securities;

•	all capital lease obligations;

•

all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations of the Company under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business and long-term purchase obligations);

•	all obligations for the reimbursement of any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

•	all obligations of the type referred to in first four bullet points above of other persons the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

•

all obligations of the type referred to in the first four bullet points above of other persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), except for (1) any such indebtedness that is by its terms subordinated to or that ranks equally with the subordinated notes and (2) any unsecured indebtedness between or among us or our affiliates. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions contained in the Subordinated Note Indenture irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

The Subordinated Note Indenture does not limit the aggregate amount of Senior Indebtedness that we may issue. At December 31, 2023, the outstanding Senior Indebtedness of PG&E Corporation totaled approximately $4.6 billion.

Additional Interest

“Additional Interest” is defined in the Subordinated Note Indenture as (i) such additional amounts as may be required so that the net amounts received and retained by a holder of subordinated notes (if the holder is a Securities Trust (as defined in the Subordinated Note Indenture) formed to issue Trust Securities (as defined in the Subordinated Note Indenture), the proceeds of which are used to purchase subordinated notes of one or more series) after paying taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority will not be less than the amounts the holder would have received had no such taxes, duties, assessments or other governmental charges been imposed; and (ii) any interest due and not paid on an interest payment date, together with interest on such interest due from such interest payment date to the date of payment, compounded quarterly, on each interest payment date.

Certain Covenants

The Company covenants in the Subordinated Note Indenture, for the benefit of the holders of each series of subordinated notes, that:

•	if the Company shall have given notice of its election to extend an interest payment period for such series of subordinated notes and such extension shall be continuing;

•	if the Company shall be in default with respect to its payment or other obligations under the guarantee with respect to the Trust Securities, if any, related to such series of subordinated notes; or

•	if an Event of Default under the Subordinated Note Indenture with respect to such series of subordinated notes shall have occurred and be continuing;

(a) the Company shall not declare or pay any dividend or make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees other than the guarantee with respect to the series of Trust Securities, if any, related to such series of subordinated notes) issued by the Company which rank equally with or junior to the subordinated notes.

None of the foregoing, however, shall restrict:

•

any of the actions described in the preceding sentence resulting from any reclassification of the Company’s capital stock or the exchange or conversion of one class or series of the Company’s capital stock for another class or series of the Company’s capital stock; or

•	the purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged.

Modification

The Subordinated Note Indenture contains provisions permitting us and the Subordinated Note Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding subordinated notes of each series that is affected, to modify the Subordinated Note Indenture or the rights of the holders of the subordinated notes of such series; provided, that no such modification may, without the consent of the holder of each outstanding subordinated note that is affected:

•

change the stated maturity of the principal of, or any installment of principal of or interest on, any subordinated note, or reduce the principal amount of any subordinated note or the rate of interest (including Additional Interest) of any subordinated note or any premium payable upon the redemption of any subordinated note, or change the method of calculating the rate of interest on any subordinated note, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of any subordinated note (or, in the case of redemption, on or after the redemption date); or

•

reduce the percentage of principal amount of the outstanding subordinated notes of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Subordinated Note Indenture or certain defaults under the Subordinated Note Indenture and their consequences) provided for in the Subordinated Note Indenture; or

•

modify any of the provisions of the Subordinated Note Indenture relating to supplemental indentures, waiver of past defaults, or waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the Subordinated Note Indenture cannot be modified or waived without the consent of the holder of each outstanding subordinated note that is affected; or

•	modify the provisions of the Subordinated Note Indenture with respect to the subordination of the subordinated notes in a manner adverse to such holder.

In addition, we and the Subordinated Note Indenture Trustee may execute, without the consent of any holders of subordinated notes, any supplemental indenture for certain other usual purposes, including the creation of any new series of subordinated notes.

Events of Default

The Subordinated Note Indenture provides that any one or more of the following described events with respect to the subordinated notes of any series, which has occurred and is continuing, constitutes an “Event of Default” with respect to the subordinated notes of such series:

•

failure for 30 days to pay interest on the subordinated notes of such series, including any Additional Interest (as defined in clause (ii) of the definition of Additional Interest in the Subordinated Note Indenture) on such unpaid interest, when due on an interest payment date other than at maturity or upon earlier redemption; provided, however, that a valid extension of the interest payment period by the Company shall not constitute a default in the payment of interest for this purpose; or

•	failure for 30 days to pay Additional Interest (as defined in clause (i) of the definition of Additional Interest in the Subordinated Note Indenture); or

•

failure to pay principal or premium, if any, or interest, including Additional Interest (as defined in clause (ii) of the definition of Additional Interest in the Subordinated Note Indenture), on the subordinated notes of such series when due at maturity or upon earlier redemption; or

•	failure for three Business Days to deposit any sinking fund payment when due by the terms of a subordinated note of such series; or

•	failure to observe or perform any other covenant or warranty of the Company in the Subordinated Note Indenture (other than a covenant or warranty which has expressly been included in the

Subordinated Note Indenture solely for the benefit of one or more series of subordinated notes other than such series) for 90 days after written notice to the Company from the Subordinated Note Indenture Trustee or to the Company and the Subordinated Note Trustee from the holders of at least 33% in principal amount of the outstanding subordinated notes of such series; or

•	certain events of bankruptcy, insolvency or reorganization of the Company.

The holders of not less than a majority in aggregate outstanding principal amount of the subordinated notes of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Note Indenture Trustee with respect to the subordinated notes of such series. If a Subordinated Note Indenture Event of Default occurs and is continuing with respect to the subordinated notes of any series, then the Subordinated Note Indenture Trustee or the holders of not less than 33% in aggregate outstanding principal amount of the subordinated notes of such series may declare the principal amount of the subordinated notes due and payable immediately by notice in writing to the Company (and to the Subordinated Note Indenture Trustee if given by the holders), and upon any such declaration such principal amount shall become immediately due and payable. At any time after such a declaration of acceleration with respect to the subordinated notes of any series has been made and before a judgment or decree for payment of the money due has been obtained as provided in Article Five of the Subordinated Note Indenture, the holders of not less than a majority in aggregate outstanding principal amount of the subordinated notes of such series may rescind and annul such declaration and its consequences if the default has been cured or waived and the Company has paid or deposited with the Subordinated Note Indenture Trustee a sum sufficient to pay all matured installments of interest (including any Additional Interest) and principal due otherwise than by acceleration and all sums paid or advanced by the Subordinated Note Indenture Trustee, including reasonable compensation and expenses of the Subordinated Note Indenture Trustee.

The holders of not less than a majority in aggregate outstanding principal amount of the subordinated notes of any series may, on behalf of the holders of all the subordinated notes of such series, waive any past default with respect to such series, except (i) a default in the payment of principal or interest or (ii) a default in respect of a covenant or provision which under Article Nine of the Subordinated Note Indenture cannot be modified or amended without the consent of the holder of each outstanding subordinated note of such series affected.

Satisfaction and Discharge

Any subordinated note, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the Subordinated Note Indenture, and our entire indebtedness in respect of the subordinated notes will be deemed to have been satisfied and discharged if certain conditions are satisfied, including an irrevocable deposit with the Subordinated Note Indenture Trustee or any paying agent (other than us) in trust of:

•	money in an amount which will be sufficient; or

•

in the case of a deposit made prior to the maturity of the subordinated notes or portions thereof, Eligible Obligations (as defined below) which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which, together with the money, if any, deposited with or held by the Subordinated Note Indenture Trustee or the paying agent, will be sufficient; or

•	a combination of either of the two items described in the two preceding bullet points which will be sufficient;

to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the subordinated notes or portions thereof.

This discharge of the subordinated notes through the deposit with the Subordinated Note Indenture Trustee of cash or Eligible Obligations generally will be treated as a taxable disposition for U.S. federal income tax purposes by the holders of those subordinated notes. Prospective investors in the subordinated notes should consult their own tax advisors as to the particular U.S. federal income tax consequences applicable to them in the event of such discharge.

For purposes of this subsection, “Eligible Obligations” for U.S. dollar-denominated subordinated notes, means securities that are direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of the full faith and credit thereof, or depositary receipts issued by a bank as custodian with respect to these obligations or any specific interest or principal payments due in respect thereof held by the custodian for the account of the holder of a depository receipt.

Information Concerning the Subordinated Note Indenture Trustee

The Subordinated Note Indenture Trustee, prior to an Event of Default with respect to subordinated notes of any series, undertakes to perform, with respect to subordinated notes of such series, only such duties as are specifically set forth in the Subordinated Note Indenture and, in case an Event of Default with respect to subordinated notes of any series has occurred and is continuing, shall exercise, with respect to subordinated notes of such series, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Subordinated Note Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Subordinated Note Indenture at the request of any holder of subordinated notes of any series, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred by the Subordinated Note Indenture Trustee. The Subordinated Note Indenture Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if the Subordinated Note Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

The Company and certain of its subsidiaries may maintain deposit accounts and banking relationships with the Subordinated Note Indenture Trustee. The Subordinated Note Indenture Trustee and certain of its affiliates may also serve as trustee under other indentures pursuant to which securities of the Company and certain subsidiaries of the Company are outstanding.

Governing Law

The Subordinated Note Indenture and the subordinated notes will be governed by, and construed in accordance with, the internal laws of the State of New York.

Miscellaneous

We will have the right at all times to assign any of our rights or obligations under the Subordinated Note Indenture to a direct or indirect wholly-owned subsidiary of ours; provided, that, in the event of any such assignment, we will remain primarily liable for all such obligations. Subject to the foregoing, the Subordinated Note Indenture will be binding upon and inure to the benefit of the parties to the Subordinated Note Indenture and their respective successors and assigns.

DESCRIPTION OF THE DEBT SECURITIES OF PACIFIC GAS AND ELECTRIC COMPANY

UNSECURED SENIOR NOTES

This prospectus describes certain general terms of the unsecured senior notes (“senior notes”) that we may sell from time to time under this prospectus. We will describe the specific terms of each series of senior notes we offer in a prospectus supplement. The senior notes will be issued under an indenture dated as of August 6, 2018 between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Senior Note Indenture Trustee”). The indenture, as amended or supplemented from time to time, is referred to as the “Indenture.” We have summarized selected provisions of the Indenture and the senior notes below. The information we are providing you in this prospectus concerning the senior notes and the Indenture is only a summary of the information provided in those documents, and the summary is qualified in its entirety by reference to the provisions of the Indenture, including the forms of senior notes attached thereto. You should consult the senior notes themselves and the Indenture for more complete information on the senior notes as they, and not this prospectus or any applicable prospectus supplement, govern your rights as a holder. The Indenture is included as an exhibit to the registration statement of which this prospectus is a part. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, and the terms of the senior notes will include those made part of the Indenture by the Trust Indenture Act.

In this section, references to “we,” “our,” “ours” and “us” refer only to Pacific Gas and Electric Company and not to any of its direct or indirect subsidiaries or affiliates except as expressly provided.

General

The senior notes are our unsecured general obligations and will rank equally in right of payment to all our other existing and future unsecured and unsubordinated obligations. The senior notes will be effectively subordinated to all our secured debt, including our first mortgage bonds (as defined below) to be issued from time to time under our mortgage indenture. The mortgage indenture constitutes a first lien, subject to permitted liens, on substantially all of our real property and certain tangible personal property related to our facilities. The senior notes will be entitled to the benefit of the Indenture equally and ratably with all other senior notes issued under the Indenture.

The Indenture does not limit the amount of debt we may issue under it or the amount of debt we or our subsidiaries may otherwise incur. We may issue senior notes from time to time under the Indenture in one or more series by entering into supplemental indentures or by resolution of our board of directors.

Provisions of a Particular Series

The prospectus supplement applicable to each series of senior notes will specify, among other things:

•	the title of the senior notes;

•	any limit on the aggregate principal amount of the senior notes;

•

the date or dates on which the principal of the senior notes is payable, including the maturity date, or the method or means by which those dates will be determined, and our right, if any, to extend those dates and the duration of any extension;

•

the interest rate or rates of the senior notes, if any, which may be fixed or variable, or the method or means by which the interest rate or rates will be determined, and our ability to extend any interest payment periods and the duration of any extension;

•

the date or dates from which any interest will accrue, the dates on which we will pay interest on the senior notes and the regular record date, if any, for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of (and premium, if any) and interest, if any, on such senior notes shall be payable;

•

the methods by which registration of transfer of senior notes and exchanges of senior notes may be effected, and by which notices and demands to or upon us in respect of such senior notes may be made, given, furnished, filed or served;

•

any periods or periods within which, or date or dates on which, the price or prices at which and the terms and conditions on which the senior notes may be redeemed, in whole or in part, at our option, and any restrictions on such redemptions;

•

any obligation of ours to redeem, purchase or repay the senior notes pursuant to any sinking fund or other mandatory redemption provisions or at the option of the holder and the terms and conditions upon which the senior notes will be so redeemed, purchased or repaid;

•	the denominations in which we will authorize the senior notes to be issued, if other than $1,000 or integral multiples of $1,000;

•	whether we will offer the senior notes in the form of global securities and, if so, the name of the depositary for any global securities;

•

if the amount payable in respect of principal of or any premium or interest on any senior notes may be determined with reference to an index or other fact or event ascertainable outside the Indenture, the manner in which such amount will be determined;

•	covenants for the benefit of the holders of that series;

•

the currency or currencies in which the principal, premium, if any, and interest on the senior notes will be payable if other than U.S. dollars and the method for determining the equivalent amount in U.S. dollars;

•	any exceptions to the provisions for legal holidays or business days in the Indenture;

•

if the principal of the senior notes is payable from time to time without presentation or surrender, any method or manner of calculating the principal amount that is outstanding at any time for purposes of the Indenture; and

•	any other terms of the senior notes.

We may sell senior notes at par or at a discount below their stated principal amount. We will describe in a prospectus supplement material U.S. federal income tax considerations, if any, and any other special considerations for any senior notes we sell that are denominated in a currency other than U.S. dollars.

Payment

Except as may be provided with respect to a series, interest, if any, on the senior notes payable on each interest payment date will be paid to the person in whose name that senior note is registered as of the close of business on the regular record date for the interest payment date. However, interest payable at maturity will be paid to the person to whom the principal is paid. If there has been a default in the payment of interest on any senior notes, the defaulted interest may be paid to the holders of the senior notes as of a special record date for the payment of such defaulted interest which shall not be more than 30 days and not less than 10 days prior to the date of the proposed payment and not less than 25 days after the receipt by the Senior Note Indenture Trustee of the notice of the proposed payment.

Redemption

Any terms for the optional or mandatory redemption of a series of senior notes will be set forth in a prospectus supplement for the offered series. Unless otherwise indicated in a prospectus supplement, senior notes will be redeemable by us only upon notice sent to the holders of senior notes not less than 10 nor more than 60 days before the date fixed for redemption and, if less than all the senior notes of a series are to be redeemed, the particular senior notes to be redeemed will be selected by the method provided for that particular series, or in the absence of any such provision, by such method of random selection as the registrar deems fair and appropriate; provided, however, that with respect to global securities (as defined herein), senior notes to be redeemed shall be selected in accordance with the procedures of the depositary.

We have reserved the right to provide conditional redemption notices for redemptions at our option or for redemptions that are contingent upon the occurrence or nonoccurrence of an event or condition that cannot be ascertained prior to the time we are required to notify holders of the redemption. A conditional notice may state that if we have not deposited redemption funds with the Senior Note Indenture Trustee or a paying agent on or before the redemption date or we have directed the Senior Note Indenture Trustee or paying agent not to apply money deposited with it for redemption of senior notes, we will not be required to redeem the senior notes on the redemption date.

Restrictions on Liens and Sale and Leaseback Transactions

The Indenture does not permit us or any of our Significant Subsidiaries (as defined below) to, (i) issue, incur, assume or permit to exist any Debt (as defined below) secured by a Lien (as defined below) on any of our Principal Property (as defined below), whether that Principal Property was owned when the Indenture was executed (August 6, 2018) or thereafter acquired, unless we provide that the outstanding senior notes will be equally and ratably secured by such Liens for as long as any such Debt shall be so secured or (ii) incur or permit to exist any Attributable Debt (as defined below) in respect of Principal Property; provided, however, that the foregoing restriction will not apply to the following:

•	any Lien existing on August 6, 2018;

•

to the extent we or any Significant Subsidiary consolidates with, or merges with or into, another entity, Liens on the property of such entity securing Debt in existence on the date of such consolidation or merger, provided that such Debt and Liens were not created or incurred in anticipation of such consolidation or merger and that such Liens do not extend to or cover any such Principal Property;

•

Liens on property acquired after August 6, 2018 and existing at the time of acquisition, as long as the Lien was not created or incurred in anticipation thereof and does not extend to or cover any other Principal Property;

•

Liens of any kind, including purchase money Liens, conditional sales agreements or title retention agreements and similar agreements, upon any property acquired, constructed, developed or improved by us or any Significant Subsidiary (whether alone or in association with others) which do not exceed the cost or value of the property acquired, constructed, developed or improved and which are created prior to, at the time of, or within 12 months after such acquisition (or in the case of property constructed, developed or improved, within 12 months after the completion of such construction, development or improvement and commencement of full commercial operation of such property, whichever is later) to secure or provide for the payment of any part of the purchase price or cost thereof; provided that the Liens shall not extend to any Principal Property other than the property so acquired, constructed, developed or improved;

•

Liens in favor of the United States, any state or any foreign country or any department, agency or instrumentality or any political subdivision of the foregoing to secure payments pursuant to any contract or statute or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of constructing or improving the property subject to the Lien, including Liens related to governmental obligations the interest on which is tax-exempt under Section 103 of the Internal Revenue Code or any successor section of the Internal Revenue Code;

•	Liens in favor of us, one or more of our Significant Subsidiaries, one or more of our wholly owned Subsidiaries (as defined below) or any of the foregoing combination; and

•

replacements, extensions or renewals (or successive replacements, extensions or renewals), in whole or in part, of any Lien or of any agreement referred to in the first six bullet points above or replacements, extensions or renewals of the Debt secured thereby (to the extent that the amount of Debt secured by any such Lien is not increased from the amount originally so secured, plus any premium, interest, fee or expenses payable in connection with any replacements, refundings, refinancings, remarketings, extensions or renewals); provided that such replacement, extension or renewal is limited to all or a part of the same property (plus improvements thereon or additions or accessions thereto) that secured the Lien replaced, extended or renewed.

Notwithstanding the restriction described above, we or any Significant Subsidiary may (i) issue, incur or assume Debt secured by a Lien not described in the immediately preceding seven bullet points on any Principal Property owned on August 6, 2018 or thereafter acquired without providing that the outstanding senior notes be equally and ratably secured such Lien and (ii) issue or permit to exist Attributable Debt (as defined below) in respect of Principal Property, in either case, so long as the aggregate amount of such secured debt and Attributable Debt, together with the aggregate amount of all other Debt secured by Liens on Principal Property not described in the immediately preceding seven bullet points then outstanding and all other Attributable Debt in respect of Principal Property, does not exceed 10% of our Net Tangible Assets (as defined below), as determined by us as of a month end not more than 90 days prior to the closing or consummation of the proposed transaction.

For purposes of this subsection, the following terms have the following meaning:

•

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in the sale and leaseback transaction, including any period for which the lease has been extended or may, at the option of the lessor, be extended. The present value shall be calculated using a discount rate equal to the rate of interest implicit in the transaction, determined in accordance with generally accepted accounting principles, or GAAP.

•

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

•	“Debt” means any debt of ours for money borrowed and guarantees by us of debt for money borrowed but in each case excluding liabilities in respect of Capital Lease Obligations or Swap Agreements.

•

“debt” of a Significant Subsidiary means any debt of such Significant Subsidiary for money borrowed and guarantees by such Significant Subsidiary of debt for money borrowed but in each case excluding liabilities in respect of Capital Lease Obligations or Swap Agreements.

•

“Excepted Property” means any right, title or interest of us or any of our Significant Subsidiaries in, to or under any of the following property, whether owned on August 6, 2018 or thereafter acquired:

•

all money, investment property and deposit accounts (as those terms are defined in the California Commercial Code as in effect on March 11, 2004 (which is the date of the indenture governing certain of the Company’s outstanding senior notes)), and all cash on hand or on deposit in banks or other financial institutions, shares of stock, interests in general or limited partnerships or limited liability companies, bonds, notes, other evidences of indebtedness and other securities, of whatever kind and nature;

•	all accounts, chattel paper, commercial tort claims, documents, general intangibles, instruments, letter-of-credit rights and letters of credit (as those terms are defined in the

California Commercial Code as in effect on March 11, 2004), with certain exclusions such as licenses and permits to use the real property of others, and all contracts, leases (other than the lease of certain real property at our Diablo Canyon power plant), operating agreements and other agreements of whatever kind and nature; and all contract rights, bills and notes;

•

all revenues, income and earnings, all accounts receivable, rights to payment and unbilled revenues, and all rents, tolls, issues, product and profits, claims, credits, demands and judgments, including any rights in or to rates, revenue components, charges, tariffs, or amounts arising therefrom, or in any amounts that are accrued and recorded in a regulatory account for collection by us or any Significant Subsidiary;

•

all governmental and other licenses, permits, franchises, consents and allowances including all emission allowances (or similar rights) created under any similar existing or future law relating to abatement or control of pollution of the atmosphere, water or soil, other than all licenses and permits to use the real property of others, franchises to use public roads, streets and other public properties, rights of way and other rights, or interests relating to the occupancy or use of real property;

•	all patents, patent licenses and other patent rights, patent applications, trade names, trademarks, copyrights and other intellectual property, including computer software and software licenses;

•	all claims, credits, choses in action, and other intangible property;

•

all automobiles, buses, trucks, truck cranes, tractors, trailers, motor vehicles and similar vehicles and movable equipment; all rolling stock, rail cars and other railroad equipment; all vessels, boats, barges and other marine equipment; all airplanes, helicopters, aircraft engines and other flight equipment; and all parts, accessories and supplies used in connection with any of the foregoing;

•

all goods, stock in trade, wares, merchandise and inventory held for the purpose of sale or lease in the ordinary course of business; all materials, supplies, inventory and other items of personal property that are consumable (otherwise than by ordinary wear and tear) in their use in the operation of the principal property; all fuel, whether or not that fuel is in a form consumable in the operation of the principal property, including separate components of any fuel in the forms in which those components exist at any time before, during or after the period of the use thereof as fuel; all hand and other portable tools and equipment; and all furniture and furnishings;

•	all personal property the perfection of a security interest in which is not governed by the California Commercial Code;

•

all oil, gas and other minerals (as those terms are defined in the California Commercial Code as in effect on March 11, 2004) and all coal, ore, gas, oil and other minerals and all timber, and all rights and interests in any of the foregoing, whether or not the minerals or timber have been mined or extracted or otherwise separated from the land; and all electric energy and capacity, gas (natural or artificial), steam, water and other products generated, produced, manufactured, purchased or otherwise acquired by us or any Significant Subsidiary;

•

all property which is the subject of a lease agreement other than a lease agreement that results from a sale and leaseback transaction designating us or any Significant Subsidiary as lessee and all our, or a significant subsidiary’s right, title and interest in and to that property and in, to and under that lease agreement, whether or not that lease agreement is intended as security (other than certain real property leased at our Diablo Canyon power plant and the related lease agreement);

•	real, personal and mixed properties of an acquiring or acquired entity unless otherwise made a part of Principal Property; and

•	all proceeds (as that term is defined in the California Commercial Code as in effect on March 11, 2004) of the property listed in the preceding bullet points.

•

“Lien” means any mortgage, deed of trust, pledge, security interest, encumbrance, easement, lease, reservation, restriction, servitude, charge or similar right and any other lien of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease of a similar nature, and any defect, irregularity, exception or limitation in record title or, when the context so requires, any lien, claim or interest arising from anything described in this bullet point.

•

“Net Tangible Assets” means the total amount of our assets determined on a consolidated basis in accordance with GAAP as of a date determined in accordance with the Indenture, less (i) the sum of our consolidated current liabilities determined in accordance with GAAP and (ii) the amount of our consolidated assets classified as intangible assets, determined in accordance with GAAP, including, but not limited to, such items as goodwill, trademarks, trade names, patents, and unamortized debt discount and expense and regulatory assets carried as an asset on our consolidated balance sheet.

•	“Principal Property” means any property of ours or any of our Significant Subsidiaries, as applicable, other than Excepted Property.

•

“Significant Subsidiary” has the meaning specified in Rule l-02(w) of Regulation S-X under the Securities Act of 1933, as amended; provided that, Significant Subsidiary shall not include any corporation or other entity substantially all the assets of which are Excepted Property.

•

“Subsidiary” means (i) any corporation at least a majority of the outstanding voting stock or interest of which is owned, directly or indirectly, by the Company or by one or more Subsidiaries, or by the Company and one or more Subsidiaries or (ii) any other Person (other than a corporation) of which the Company and/or one or more Subsidiaries has at least a majority ownership and power to direct the policies, management and affairs. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

•

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

Consolidation, Merger, Conveyance or Other Transfer

We may not consolidate with or merge with or into any other Person (as defined below) or convey, or otherwise transfer, or lease, all or substantially all of our Principal Property to any Person unless:

•

the Person formed by that consolidation or into which we are merged or the Person which acquires by conveyance or other transfer, or which leases, all or substantially all of the principal properties and assets is a corporation, partnership, limited liability company, association, company, joint stock company or business trust, organized and existing under the laws of the United States, or any state thereof or the District of Columbia;

•

the Person executes and delivers to the Senior Note Indenture Trustee a supplemental indenture that in the case of a consolidation, merger, conveyance or other transfer, or in the case of a lease if the term thereof extends beyond the last stated maturity of the senior notes then outstanding, contains an assumption by the successor corporation of the due and punctual payment of the principal of and premium, if any, and interest, if any, on all senior notes then outstanding and the performance and observance of every covenant and condition under the Indenture to be performed or observed by us;

•	in the case of a lease, the lease is made expressly subject to termination by us at any time during the continuance of an Event of Default under the Indenture;

•

immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation as a result of the transaction as having been incurred by us at the time of the transaction, no default or Event of Default under the Indenture shall have occurred and be continuing; and

•

we have delivered to the Senior Note Indenture Trustee an officer’s certificate and an opinion of counsel, each stating that the merger, consolidation, conveyance, lease or transfer, as the case may be, fully complies with all provisions of the Indenture; provided, however, that the delivery of the officer’s certificate and opinion of counsel shall not be required with respect to any merger, consolidation, conveyance, lease or transfer between us and any of our wholly-owned subsidiaries.

Notwithstanding the foregoing, we may merge or consolidate with or transfer all or substantially all of our assets to an affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing our jurisdiction of organization or our form of organization or for the purpose of forming a holding company; provided that the amount of our indebtedness is not increased; and provided, further that the successor assumes all of our obligations under the Indenture.

In the case of a conveyance or other transfer of all or substantially all of our principal properties and assets to any Person as contemplated under the Indenture, upon the satisfaction of all the conditions described above, we (as we would exist without giving effect to the transaction) would be released and discharged from all obligations and covenants under the Indenture and under the senior notes then outstanding unless we elect to waive the release and discharge.

The meaning of the term “substantially all” has not been definitively established and is likely to be interpreted by reference to applicable state law if and at the time the issue arises and will depend on the facts and circumstances existing at the time.

For purposes of this subsection, “Person” means any individual, corporation, limited liability partnership, joint venture, trust or unincorporated organization, or any other entity, whether or not a legal entity, or any Governmental Authority (as such term is defined in the Indenture).

Additional Covenants

We have agreed in the Indenture, among other things:

•	to maintain a place of payment for any series of senior notes;

•	to maintain our corporate existence (subject to the provisions above relating to mergers and consolidations); and

•	to deliver to the Senior Note Indenture Trustee an annual officer’s certificate with respect to our compliance with our obligations under the Indenture.

Modification of the Indenture; Waiver

We and the Senior Note Indenture Trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of the senior notes of each affected series then outstanding under the Indenture, considered as one class, modify or amend the Indenture, including the provisions relating to the rights of the holders of senior notes of the affected series. However, no modification or amendment may, without the consent of each holder of affected senior notes:

•	change the stated maturity (except as provided by the terms of a series of senior notes) of the principal of, or interest on, the senior note or reduce the principal amount or any premium payable on the senior note or reduce the interest rate of the senior note, or change the method of calculating the interest rate with respect to the senior note;

•	reduce the amount of principal of any discount senior note that would be payable upon acceleration of the maturity of the senior note;

•	change the coin, currency or other property in which the senior note or interest or premium on the senior note is payable;

•	impair the right to institute suit for the enforcement of any payment on the senior note;

•

reduce the percentage in principal amount of outstanding senior notes of any series the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of defaults;

•	reduce the quorum or voting requirements applicable to holders of the senior notes; or

•	modify the provisions of the Indenture with respect to modification and waiver, except as provided in the Indenture.

We and the Senior Note Indenture Trustee may, without the consent of any holder of senior notes, modify and amend the Indenture for certain purposes, including, but not limited to, the following:

•	to evidence the succession of another Person to the Company and the assumption by any such successor of our covenants in the Indenture and in the senior notes;

•	add covenants or other provisions applicable to us and for the benefit of the holders of senior notes or one or more specified series thereof or to surrender any right or power conferred on us;

•	establish the form or terms of senior notes of any series as contemplated by the Indenture;

•	cure any ambiguity or to correct or supplement any provision of the Indenture which may be defective or inconsistent with other provisions;

•

make any other additions to, deletions from or changes to the provisions under the Indenture so long as the additions, deletions or changes do not materially adversely affect the holders of any series of senior notes in any material respect;

•

change or eliminate any provision of the Indenture or add any new provision so long as the change, elimination or addition does not adversely affect the interests of holders of senior notes of any series in any material respect;

•	change any place or places for payment or surrender of senior notes and where notices and demands to us may be served;

•	comply with any requirement in connection with the qualification of the Indenture under the Trust Indenture Act; and

•	comply with the rules of any applicable securities depository.

The holders of not less than a majority in aggregate principal amount of the senior notes of each affected series then outstanding under the Indenture, voting as a single class, may waive compliance by us with our covenant in respect of our corporate existence and the covenants described under “Restrictions on Liens and Sale and Leaseback Transactions” and “Consolidation, Merger, Conveyance or Other Transfer” and with certain other covenants and restrictions that may apply to a series of senior notes as provided in the Indenture. The holders of not less than a majority in aggregate principal amount of the senior notes outstanding may, on behalf of the holders of all of the senior notes, waive any past default under the Indenture and its consequences, except a default in the payment of the principal of or any premium or interest on any senior note and defaults in respect of a covenant or provision in the Indenture which cannot be modified, amended or waived without the consent of each holder of affected senior notes.

In order to determine whether the holders of the requisite principal amount of the outstanding senior notes have taken an action under the Indenture as of a specified date:

•

the principal amount of a senior note that will be deemed to be outstanding will be the amount of the principal that would be due and payable as of that date upon acceleration of the maturity to that date; and

•	senior notes owned by us or any other obligor upon the senior notes or any of our or their affiliates will be disregarded and deemed not to be outstanding.

Events of Default

An “Event of Default” means any of the following events which shall occur and be continuing:

•	failure to pay interest on a senior note within 30 days after the interest becomes due and payable;

•	failure to pay the principal of, or sinking fund installments or premium, if any, on, a senior note when due and payable;

•

failure to perform or breach of any other covenant or warranty applicable to us in the Indenture continuing for 90 days after the Senior Note Indenture Trustee gives us, or the holders of at least 33% in aggregate principal amount of the senior notes then outstanding give us and the Senior Note Indenture Trustee, written notice specifying the default or breach and requiring us to remedy the default or breach, unless the Senior Note Indenture Trustee is directed by the holders of a principal amount of senior notes not less than the principal amount of senior notes the holders of which gave that notice to agree in writing to an extension of the period prior to its expiration;

•	certain events of bankruptcy, insolvency or reorganization; and

•

the occurrence of any Event of Default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any of our Debt, whether the Debt existed on August 6, 2018 or is thereafter created, if the Event of Default: (i) is caused by a failure to pay principal after final maturity of the debt after the expiration of the grace period provided in the Debt (which we refer to as a “payment default”) or (ii) results in the acceleration of the Debt prior to its express maturity, and, in each case, the principal amount of the Debt, together with the principal amount of any other Debt under which there has been a payment default or the maturity of which has been so accelerated, aggregates $150 million or more.

The $150 million amount specified in the bullet point above shall be increased in any calendar year subsequent to 2018 by the same percentage increase in the urban CPI Index (as defined in the Indenture) for the period commencing January 1, 2018 and ending on January 1 of the applicable calendar year. “Debt” for the purpose of the bullet point above means any debt of ours for money borrowed but, in each case, excluding liabilities in respect of capital lease obligations or swap agreements.

For purposes of this subsection, the following terms have the following meaning:

•

“Debt” means any debt of the Company for money borrowed and guarantees by the Company of debt for money borrowed but in each case excluding liabilities in respect of Capital Lease Obligations or Swap Agreements.

•

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

•

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

If the Senior Note Indenture Trustee deems it to be in the interest of the holders of the senior notes, it may withhold notice of default, except defaults in the payment of principal of or interest or premium on or with respect to, any senior note.

If an Event of Default occurs and is continuing, the Senior Note Indenture Trustee or the holders of not less than 33% in aggregate principal amount of the senior notes outstanding, considered as one class, may declare all principal due and payable immediately by notice in writing to us (and to the Senior Note Indenture Trustee if given by holders); provided, however, that if an Event of Default occurs with respect to the specified events of bankruptcy, insolvency or reorganization, then the senior notes outstanding shall be due and payable immediately without further action by the Senior Note Indenture Trustee or holders. If, after such a declaration of acceleration, we pay or deposit with the Senior Note Indenture Trustee all overdue interest and principal and premium on senior notes that would have been due otherwise, plus any interest and other conditions specified in the Indenture have been satisfied before a judgment or decree for payment has been obtained by the Senior Note Indenture Trustee as provided in the Indenture, the event or events of default giving rise to the acceleration will be deemed to have been waived and the declaration of acceleration and its consequences will be deemed to have been rescinded and annulled.

No holder of senior notes will have any right to enforce any remedy under the Indenture unless the holder has given the Senior Note Indenture Trustee written notice of a continuing Event of Default, the holders of at least 33% in aggregate principal amount of the senior notes outstanding have requested the Senior Note Indenture Trustee in writing to institute proceedings in respect of the Event of Default in its own name as Senior Note Indenture Trustee under the Indenture and the holder or holders have offered the Senior Note Indenture Trustee reasonable indemnity against costs, expenses and liabilities with respect to the request, the Senior Note Indenture Trustee has failed to institute any proceeding within 60 days after receiving the notice from holders, and no direction inconsistent with the written request has been given to the Senior Note Indenture Trustee during the 60-day period by holders of at least a majority in aggregate principal amount of senior notes then outstanding.

The Senior Note Indenture Trustee is not required to risk its funds or to incur financial liability if there is a reasonable ground for believing that repayment to it or adequate indemnity against risk or liability is not reasonably assured.

If an Event of Default has occurred and is continuing, holders of not less than a majority in principal amount of the senior notes then outstanding generally may direct the time, method and place of conducting any proceedings for any remedy available to the Senior Note Indenture Trustee, or exercising any trust or power conferred upon the Senior Note Indenture Trustee; provided the direction could not conflict with any rule of law or with the Indenture, and could not involve the Senior Note Indenture Trustee in personal liability where indemnity would not, in the Senior Note Indenture Trustee’s sole discretion, be adequate.

Satisfaction and Discharge

Any senior note, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the Indenture, and our entire indebtedness in respect of the senior notes will be deemed to have been satisfied and discharged, if certain conditions are satisfied, including an irrevocable deposit with the Senior Note Indenture Trustee or any paying agent (other than us) in trust of:

•	money in an amount which will be sufficient; or

•

in the case of a deposit made prior to the maturity of the senior notes or portions thereof, eligible obligations (as described below) which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which, together with the money, if any, deposited with or held by the Senior Note Indenture Trustee or the paying agent, will be sufficient; or

•	a combination of either of the two items described in the two preceding bullet points which will be sufficient;

to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the senior notes or portions thereof.

This discharge of the senior notes through the deposit with the Senior Note Indenture Trustee of cash or eligible obligations generally will be treated as a taxable disposition for U.S. federal income tax purposes by the holders of those senior notes. Prospective investors in the senior notes should consult their own tax advisors as to the particular U.S. federal income tax consequences applicable to them in the event of such discharge.

For this purpose, “eligible obligations” for U.S. dollar-denominated senior notes, means securities that are direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of the full faith and credit thereof, or depositary receipts issued by a bank as custodian with respect to these obligations or any specific interest or principal payments due in respect thereof held by the custodian for the account of the holder of a depository receipt.

Transfer and Exchange

Subject to the terms of the Indenture, senior notes of any series may be exchanged for other senior notes of the same series of authorized denominations and of like aggregate principal amount and tenor. Subject to the terms of the Indenture and the limitations applicable to global securities, senior notes may be presented for exchange or registration of transfer at the office of the registrar without service charge, upon payment of any taxes and other governmental charges imposed on registration of transfer or exchange. Such transfer or exchange will be effected upon the Senior Note Indenture Trustee, us or the registrar, as the case may be, being satisfied with the instruments of transfer.

If we provide for any redemption of a series of senior notes, we will not be required to execute, register the transfer of or exchange any senior note of that series for 15 days before a notice of redemption is given or register the transfer of or exchange any senior note selected for redemption.

Resignation or Removal of Trustee

The Senior Note Indenture Trustee may resign at any time upon written notice to us and the Senior Note Indenture Trustee may be removed at any time by written notice delivered to the Senior Note Indenture Trustee and us and signed by the holders of at least a majority in principal amount of the outstanding senior notes. No resignation or removal of a trustee will take effect until a successor trustee accepts appointment. In addition, under certain circumstances, we may remove the Senior Note Indenture Trustee. We must give notice of resignation and removal of the Senior Note Indenture Trustee or the appointment of a successor trustee to all holders of senior notes as provided in the indenture.

Trustees, Paying Agents and Registrars for the Senior Notes

The Bank of New York Mellon Trust Company, N.A. will act as the Senior Note Indenture Trustee, paying agent and registrar under the indenture. We may change either the paying agent or registrar without prior notice to the holders of the senior notes, and we may act as paying agent. The Senior Note Indenture Trustee serves as trustee under our mortgage indenture and certain indentures of our parent company. We and our parent company maintain ordinary banking and trust relationships with a number of banks and trust companies, including The Bank of New York Mellon Trust Company, N.A.

Governing Law

The Indenture and the senior notes are governed by New York law.

DESCRIPTION OF THE FIRST MORTGAGE BONDS

This prospectus describes certain general terms of the first mortgage bonds (“first mortgage bonds”) that we may sell from time to time under this prospectus. We will describe the specific terms of each series of first mortgage bonds we offer in a prospectus supplement. The first mortgage bonds will be issued under an indenture dated as of June 19, 2020 between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Mortgage Trustee”), to be supplemented by a supplemental indenture to the mortgage indenture establishing the first mortgage bonds of each series. The indenture, as amended or supplemented from time to time, is referred to as the “Mortgage Indenture.” We have summarized selected provisions of the Mortgage Indenture and the first mortgage bonds below. The information we are providing you in this prospectus concerning the first mortgage bonds and the Mortgage Indenture is only a summary of the information provided in those documents, and the summary is qualified in its entirety by reference to the provisions of the Mortgage Indenture, including the forms of first mortgage bonds attached thereto. You should consult the first mortgage bonds themselves and the Mortgage Indenture for more complete information on the first mortgage bonds as they, and not this prospectus or any applicable prospectus supplement, govern your rights as a holder. The Mortgage Indenture is included as an exhibit to the registration statement of which this prospectus is a part. The Mortgage Indenture has been qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, and the terms of the first mortgage bonds will include those made part of the Mortgage Indenture by the Trust Indenture Act.

In this section, references to “we,” “our,” “ours,” “us” and “the Company” refer only to Pacific Gas and Electric Company and not to any of its direct or indirect subsidiaries or affiliates except as expressly provided herein.

General

The Mortgage Indenture constitutes a first lien, subject to Permitted Liens (as described below), on substantially all of our real property and certain tangible personal property related to our facilities. The Mortgage Indenture does not limit the amount of debt that we may issue under it. However, we may issue first mortgage bonds under the Mortgage Indenture only on the basis of, and to the extent we have available, Property Additions (as described below), retired first mortgage bonds and cash. See “— Issuance of Additional First Mortgage Bonds.” The first mortgage bonds will be entitled to the benefit of the Mortgage Indenture equally and ratably with all other first mortgage bonds issued under the Mortgage Indenture.

The prospectus supplement applicable to each issuance of first mortgage bonds will specify, among other things:

•	the title of the first mortgage bonds and, if other than the date of its authentication, the date of each first mortgage bond of such series;

•	any limitation on the aggregate principal amount of the first mortgage bonds;

•

the date or dates on which the principal of any of the first mortgage bonds is payable, including the maturity date, or how to determine those dates, and our right, if any, to extend those dates and the duration of any extension;

•

the interest rate or rates of the first mortgage bonds, if any, which may be fixed or variable, or the method or means by which the interest rate or rates are to be determined, and our ability to extend any interest payment periods and the duration of any extension;

•

the date or dates from which any interest will accrue, the dates on which we will pay interest on the first mortgage bonds and the regular record date, if any, for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of (and premium, if any) and interest, if any, on such first mortgage bonds shall be payable, the methods by which registration of transfer of first mortgage bonds and exchanges of first mortgage bonds may be effected, and by which notices and demands to or upon us in respect of such first mortgage bonds may be made, given, furnished, filed or served;

•

any periods or periods within which, or date or dates on which, the price or prices at which and the terms and conditions on which the first mortgage bonds may be redeemed, in whole or in part, at our option;

•

any obligation of ours to redeem, purchase or repay any of the first mortgage bonds pursuant to any sinking fund or other mandatory redemption provisions or at the option of the holder and the terms and conditions upon which the first mortgage bonds will be so redeemed, purchased or repaid;

•	the denominations in which we will authorize the first mortgage bonds to be issued, if other than $1,000 or integral multiples of $1,000;

•	whether we will offer the first mortgage bonds in the form of global securities and, if so, the name of the depositary for any global securities;

•

if the amount payable in respect of principal of or any premium or interest on any first mortgage bonds may be determined with reference to an index or other fact or event ascertainable outside the Mortgage Indenture, the manner in which such amount will be determined;

•	any events of default applicable to that series of first mortgage bonds in addition to the events of default described under “— Events of Default”;

•	covenants for the benefit of the holders of that series;

•

the currency, currencies or currency units in which the principal, premium, if any, and interest on the first mortgage bonds will be payable if other than U.S. dollars and the manner for determining the equivalent principal amount in U.S. dollars;

•	any exceptions to the provisions for legal holidays or business days in the Mortgage Indenture;

•

if the principal of the first mortgage bonds is payable from time to time without presentation or surrender, any method or manner of calculating the principal amount that is outstanding at any time for all purposes of the Mortgage Indenture; and

•	any other terms of the first mortgage bonds.

We may sell first mortgage bonds at par or at a substantial discount below their stated principal amount. We will describe in a prospectus supplement material U.S. federal income tax considerations, if any, and any other special considerations for any first mortgage bonds we sell that are denominated in a currency or currency unit other than U.S. dollars.

Payment

Except as may be provided with respect to a series, interest, if any, on the first mortgage bonds payable on each interest payment date will be paid to the person in whose name that first mortgage bond is registered as of the close of business on the regular record date for the interest payment date. However, interest payable at maturity will be paid to the person to whom the principal is paid. If there has been a default in the payment of interest on any first mortgage bonds, the defaulted interest may be paid to the holders of the first mortgage bonds as of a special record date for the payment of such defaulted interest which shall not be more than 30 days and not less than 10 days prior to the date of the proposed payment and not less than 25 days after the receipt by the Mortgage Trustee of the notice of the proposed payment.

Redemption

Any terms for the optional or mandatory redemption of a series of first mortgage bonds will be set forth in a prospectus supplement for the offered series. Unless otherwise indicated in a prospectus supplement, first mortgage bonds will be redeemable by us only upon notice sent not less than 10 nor more than 60 days before the date fixed for redemption and, if less than all the first mortgage bonds of a series are to be redeemed, the particular first mortgage bonds to be redeemed will be selected by the method provided for that particular series, or in the absence of any such provision, by such method of random selection as the registrar deems fair and appropriate; provided, however, that with respect to global securities (as described below), first mortgage bonds to be redeemed shall be selected in accordance with the procedures of the depositary.

We have reserved the right to provide conditional redemption notices for redemptions at our option or for redemptions that are contingent upon the occurrence or nonoccurrence of an event or condition that cannot be ascertained prior to the time we are required to notify holders of the redemption. A conditional notice may state that if we have not deposited redemption funds with the Mortgage Trustee or a paying agent on or before the redemption date or we have directed the Mortgage Trustee or paying agent not to apply money deposited with it for redemption of first mortgage bonds, we will not be required to redeem the first mortgage bonds on the redemption date.

Lien of the Mortgage Indenture

General

The Mortgage Indenture creates a first lien, subject to Permitted Liens, on substantially all of our real property and certain tangible personal property related to our facilities. We refer to property that is subject to the lien of the Mortgage Indenture as “Mortgaged Property” and property that is excepted from the lien of the Mortgage Indenture as “Excepted Property.”

The Mortgage Indenture provides that after-acquired property (other than after-acquired property qualifying as Excepted Property) located in the State of California will be subject to the lien of the Mortgage Indenture (subject to Permitted Liens); provided, however, that in the case of a consolidation or merger (whether or not we are the surviving corporation) or the transfer or lease of all or substantially all of the Mortgaged Property, the Mortgage Indenture will not be required to be a lien upon any of the properties then owned or thereafter acquired by the successor corporation except properties acquired from us in or as a result of that transaction, to the extent not constituting Excepted Property, and improvements, extensions and additions to those properties and renewals, replacements and substitutions of or for any part or parts thereof. In addition, after-acquired property may be subject to liens existing or placed thereon at the time of acquisition thereof, including, but not limited to, purchase money liens, and, in certain circumstances, liens attaching to the property prior to the recording or filing of an instrument specifically subjecting the property to the lien of the Mortgage Indenture.

The Mortgage Indenture provides that the Mortgage Trustee shall have a lien, prior to the first mortgage bonds, on the Mortgaged Property and on all other property and funds held or collected by the Mortgage Trustee, other than property and funds held in trust for the payment of principal, premium, if any, and interest on the first mortgage bonds, as security for the payment of the Mortgage Trustee’s reasonable compensation and expenses, and as security for the performance by us of our obligation to indemnify the Mortgage Trustee against certain liabilities.

Without the consent of the holders, we and the Mortgage Trustee may enter into supplemental indentures in order to subject additional property to the lien of the Mortgage Indenture (including property which would otherwise be Excepted Property). This property would thereupon constitute Property Additions (so long as it would otherwise qualify as Property Additions as described below) and be available as a basis for the issuance of additional first mortgage bonds. See “— Issuance of Additional First Mortgage Bonds.”

Excepted Property

The Mortgage Indenture constitutes a first lien, subject to Permitted Liens, on substantially all of our real property and certain tangible personal property related to our facilities, located in the State of California, except for the Diablo Canyon nuclear power plant, our corporate offices, certain specified properties as set forth in the Mortgage Indenture and the following Excepted Property (unless otherwise indicated in any applicable prospectus supplement):

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all money, investment property and deposit accounts and security entitlements (as those terms are defined in the California Commercial Code as in effect on the date of execution of the Mortgage Indenture), and all cash on hand or on deposit in banks or other financial institutions, shares of stock, joint ventures, interests in general or limited partnerships or limited liability companies, bonds, notes, other evidences of indebtedness and other securities, commodity accounts and policies of insurance on the lives of our officers and directors, of whatever kind and nature, in each case to the extent not paid or delivered to, deposited with or held by the Mortgage Trustee;

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all accounts, chattel paper, commercial tort claims, documents, general intangibles (with certain exclusions such as licenses and permits to use the real property of others), instruments, letter-of-credit rights and letters of credit (as those terms are defined in the California Commercial Code) and all contracts, leases (including, but not limited to, the lease of certain real property at our Diablo Canyon nuclear power plant), operating agreements and other agreements of whatever kind and nature; all contract rights, bills and notes;

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all revenues, income and earnings, all accounts receivable, rights to payment and unbilled revenues, and all rents, tolls, issues, product and profits, claims, credits, demands and judgments, including any rights in or to rates, revenue components, charges, tariffs, or amounts arising therefrom, or in any amounts that are accrued and recorded in a regulatory account for collections by us;

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all governmental and other licenses, permits, franchises, consents and allowances including all emission allowances and greenhouse gas allowances (or similar rights) created under any similar existing or future law relating to abatement or control of pollution of the atmosphere, water or soil, other than all licenses and permits to use the real property of others, franchises to use public roads, streets and other public properties, rights of way and other rights, or interests relating to the occupancy or use of real property;

•	all patents, patent licenses and other patent rights, patent applications, trade names, trademarks, copyrights and other intellectual property, including computer software and software licenses;

•	all claims, credits, choses in action, and other intangible property;

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all automobiles, buses, trucks, truck cranes, tractors, trailers, motor vehicles and similar vehicles and movable equipment; all rolling stock, rail cars and other railroad equipment; all vessels, boats, barges and other marine equipment; all airplanes, helicopters, aircraft engines and other flight equipment; and all parts, accessories and supplies used in connection with any of the foregoing;

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all goods, stock in trade, wares, merchandise and inventory held for the purpose of sale or lease in the ordinary course of business; all materials, supplies, inventory and other items of personal property that are consumable (otherwise than by ordinary wear and tear) in their use in the operation of the Mortgaged Property;

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all fuel, whether or not that fuel is in a form consumable in the operation of the Mortgaged Property, including separate components of any fuel in the forms in which those components exist at any time before, during or after the period of the use thereof as fuel; all hand and other portable tools and equipment; all furniture and furnishings; and computers and data processing, data storage, data transmission, telecommunications and other facilities, equipment and apparatus, which, in any case, are used primarily for administrative or clerical purposes or are otherwise not necessary for the operation or maintenance of the facilities, machinery, equipment or fixtures described in the granting clauses of the Mortgage Indenture as Mortgaged Property;

•	all personal property, the perfection of a security interest in which is not governed by the California Commercial Code;

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all oil, gas and other minerals (as those terms are defined in the California Commercial Code) and all coal, ore, gas, oil and other minerals and all timber, and all rights and interests in any of the foregoing, whether or not the minerals or timber have been mined or extracted or otherwise separated from the land; and all electric energy and capacity, gas (natural or artificial), steam, water and other products generated, produced, manufactured, purchased or otherwise acquired by us;

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all property that is the subject of a lease agreement designating us as lessee and all our right, title and interest in and to that leased property and in, to and under that lease agreement, whether or not that lease agreement is intended as security (including, but not limited to, certain real property leased at our Diablo Canyon nuclear power plant);

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all property, real, personal and mixed, which subsequent to the execution date of the Mortgage Indenture, has been released from the lien of the Mortgage Indenture, and any improvements, extensions and additions to those properties and renewals, replacements and substitutions of or for any parts thereof;

•	all property, real, personal and mixed, that is stated in the Mortgage Indenture to not be subject to the lien of the Mortgage Indenture;

•	all Environmental Remediation Sites;

•	all Diablo Canyon Property;

•	all General Office Property;

•	certain hydro properties identified in the Mortgage Indenture;

•	all Mitigation Property;

•	all Surplus Property; and

•	all proceeds (as that term is defined in the California Commercial Code) of the foregoing Excepted Property;

provided, however, that Excepted Property shall not include the identifiable proceeds (as that term is defined in the California Commercial Code) of any Mortgaged Property that we have disposed of in violation of the terms of the Mortgage Indenture.

If an Event of Default occurs under the Mortgage Indenture, certain of the Excepted Property may become subject to the lien of the Mortgage Indenture.

The Mortgage Indenture permits us to create or allow to exist certain “Permitted Liens”, such as mortgages, deeds of trust, pledges, security interests, leases, reservations, restrictions, charges, encumbrances, or other liens on the Mortgaged Property which rank senior to the lien of the Mortgage Indenture.

“Permitted Liens” include:

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to the extent we consolidate with, or merge into, another entity, liens on the assets of such entity in existence on the date of the consolidation or merger and securing debt of such entity, provided that the debt and liens were not created or incurred in anticipation of the consolidation or merger and do not extend to any other Mortgaged Property in existence immediately prior to the consolidation or merger;

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as to property acquired by us after the date of execution of the Mortgage Indenture, liens existing or placed thereon at the time of the acquisition thereof, provided that the liens do not extend to any other Mortgaged Property;

•	liens for taxes, assessments and other governmental charges or requirements which are not delinquent or which are being contested in good faith by appropriate proceedings;

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mechanics’, workmen’s, vendors’, repairmen’s, materialmen’s, warehousemen’s and carriers’ liens, inchoate liens, other liens incident to construction, liens or privileges of any of our employees for salary or wages earned, but not yet payable, and other liens, including, without limitation, liens for workers’ compensation awards, arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings;

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liens in respect of attachments, judgments or awards arising out of judicial or administrative proceedings (i) in an amount not exceeding the greater of (A) $10 million to the extent in existence in calendar year 2020; provided, that, with respect to measurement of these liens in existence in any subsequent calendar year, the amount shall be increased by the percentage increase in the consumer price index for all urban consumers, U.S. City average, or urban CPI, for the period commencing on January 1, 2020 and ending on January 1 of the applicable calendar year and (B) three percent of the principal amount of the first mortgage bonds then outstanding or (ii) with respect to which we shall (x) in good faith be prosecuting an appeal or other proceeding for review and with respect to which we shall have secured a stay of execution pending the appeal or other proceeding or (y) have the right to prosecute an appeal or other proceeding for review;

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easements, encumbrances, leases, reservations, restrictions or other rights of others in, on, over and/or across, and laws, regulations and restrictions affecting, and defects, irregularities, exceptions and limitations in title to, the Mortgaged Property or any part thereof; provided, however, that the easements, encumbrances, leases, reservations, rights, laws, regulations, restrictions, defects, irregularities, exceptions and limitations (A) do not, in our opinion, materially impair the use by us of such Mortgaged Property for the purposes for which it is held by us or (B) have been insured over by a lender’s policy of title insurance in favor of the Mortgage Trustee, as mortgagee;

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conservation easements in accordance with our Settlement Agreement as modified and approved by the Public Utilities Commission of the State of California in its Opinion and Order of December 18, 2003 and the Stipulation Resolving Issues Regarding the Land Conservation Commitment, dated September 25, 2003, as filed with the Public Utilities Commission of the State of California;

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defects, irregularities, exceptions and limitations in title to real property subject to rights-of-way or other similar rights in favor of us or used or to be used by us primarily for right-of-way purposes or real property held under lease, easement, license or similar right; provided, however, that (i) we obtain from the apparent owner or owners of the real property a sufficient right, by the terms of the instrument granting the right-of-way, lease, easement, license or similar right, to the use thereof for the purposes for which we acquired it, (ii) such defects, irregularities, exceptions or limitations are subordinated to our interest in such real property, (iii) we have power under eminent domain or similar statutes to remove the defects, irregularities, exceptions or limitations to the extent such defects, irregularities, exceptions or limitations affect our interest therein or (iv) the defects, irregularities, exceptions and limitations may be otherwise remedied without undue effort or expense; and defects, irregularities, exceptions and limitations in title to flood lands, flooding rights and/or water rights;

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liens upon real property or rights in or relating to real property for the purpose of the distribution of electricity or gas, for the purpose of telephonic, telegraphic, radio, wireless or other electronic communication or otherwise for the purpose of obtaining rights-of-way, which liens secure or evidence indebtedness or other obligations neither created, assumed nor guaranteed by us nor on account of which it customarily pays interest;

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leases, licenses, or occupancy agreements existing at the date of execution of the Mortgage Indenture affecting Mortgaged Property owned by us at that time, and renewals and extensions thereof; and leases, licenses, or occupancy agreements affecting that Mortgaged Property entered into after the date of execution of the Mortgage Indenture, or affecting mortgaged properties acquired by us after that date which, in either case, (i) have terms of not more than 10 years (including extensions or renewals at the option of the tenant) or (ii) do not materially impair the use by us of the properties for the purposes for which they are held by us;

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liens vested in lessors, licensors, franchisors or permittors for rent or other amounts to become due or for other obligations or acts to be performed, the payment of which rent or other amounts or the performance of which other obligations or acts is required under leases, subleases, licenses, franchises or permits, so long as the payment of the rent or other amounts or the performance of the other obligations or acts is not delinquent or is being contested in good faith and by appropriate proceedings;

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controls, restrictions, obligations, duties and/or other burdens imposed by federal, state, municipal or other law, or by rules, regulations or orders of governmental authorities, upon the Mortgaged Property or any part thereof or the operation or use thereof or upon us with respect to the Mortgaged Property or any part thereof or the operation or use thereof or with respect to any franchise, grant, license, permit or public purpose requirement, or any rights reserved to or otherwise vested in governmental authorities to impose any such controls, restrictions, obligations, duties and/or other burdens;

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rights which governmental authorities may have by virtue of franchises, grants, licenses, permits or contracts, or by virtue of law, to purchase, recapture or designate a purchaser of or order the sale of the Mortgaged Property or any part thereof, to terminate franchises, grants, licenses, permits, contracts or other rights or to regulate our property and business; and any and all our obligations correlative to any of these rights;

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liens required by law or governmental regulations (i) as a condition to the transaction of any business or the exercise of any privilege or license, (ii) to enable us to maintain self-insurance or to participate in any funds established to cover any insurance risks, (iii) in connection with workers’ compensation, unemployment insurance, social security or any pension or welfare benefit plan or (iv) to share in the privileges or benefits required for companies participating in one or more of the arrangements described in clauses (ii) and (iii) above;

•	liens on the Mortgaged Property or any part thereof which are granted by us to secure duties or public or statutory obligations or to secure, or serve in lieu of, surety, stay or appeal bonds;

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rights reserved to or vested in others to take or receive any part of any coal, ore, gas, oil and other minerals, any timber and/or any electric capacity or energy, gas, water, steam and any other products, developed, produced, manufactured, generated, purchased or otherwise acquired by us or by others on our property;

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rights and interests of persons other than us arising out of contracts, agreements and other instruments to which we are a party and which relate to the common ownership or joint use of property and all liens on the interests of persons other than us in property owned in common by those persons and us if and to the extent that the enforcement of those liens would not adversely affect our interests in that property in any material respect;

•	any restrictions on transfer or assignment and/or requirements of any assignee to qualify as a permitted transferee or assignee and/or a public utility or public service corporation;

•	any liens (A) which have been bonded over for the full amount in dispute or (B) for the payment of which other adequate security arrangements have been made;

•	easements, ground leases or right-of-way in, upon, over and/or across our property or rights-of-way in our favor for the purpose of roads, pipelines, transmission lines, distribution lines, communication lines, railways, removal of coal or other minerals or timber, and other like purposes, or for the joint or common use of real property, rights-of-way, facilities and/or equipment; provided, however, that the grant does not materially impair the use of the property or rights-of-way for the purposes for which the property or rights-of-way are held by us;

•	prepaid liens and purchase money liens, as more particularly described in the Mortgage Indenture;

•	liens contemplated by PG&E Corporation and the Company and the Shareholder Proponents’ Joint Chapter 11 Plan of Reorganization, dated as of June 19, 2020;

•	any lien incurred in connection with the issuance of Qualified Securitization Bonds (as such term is defined in the Mortgage Indenture);

•	any other liens which are in existence on the date of execution of the Mortgage Indenture and the aggregate principal amount thereof does not exceed $30 million;

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any other liens which then outstanding principal amounts do not, in the aggregate, exceed $65 million to the extent in existence in calendar year 2020, provided that with respect to any of these liens in existence in any subsequent calendar year, the amount shall be increased by the percentage increase in the urban CPI for the period commencing on January 1, 2020 and ending on January 1 of the applicable calendar year; and

•	the lien under the Mortgage Indenture in favor of the Mortgage Trustee with respect to the compensation and other amounts payable by us to the Mortgage Trustee in its capacity as Mortgage Trustee.

Issuance of Additional First Mortgage Bonds

We may issue first mortgage bonds of any series from time to time against Property Additions, Retired Securities and cash deposited with the Mortgage Trustee, in an aggregate principal amount not exceeding:

•	70% of the aggregate of the net amounts of Property Additions which constitute Unfunded Property (as described below);

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the aggregate principal amount of previously issued first mortgage bonds that have been canceled or that we have delivered to the Mortgage Trustee for cancellation or previously issued first mortgage bonds deemed to have been paid under the Mortgage Indenture, each of which we refer to as “Retired Securities”; or

•	the amount of cash deposited with the Mortgage Trustee.

Any such additional first mortgage bonds either shall be fungible with the original first mortgage bonds for U.S. federal income tax purposes or shall be issued under a different CUSIP.

“Property Additions” generally include any item, unit or element of property which is owned by us and is subject to the lien of the Mortgage Indenture except (with certain exceptions) goodwill, going concern value rights or intangible property, or any property the cost of acquisition or construction of which is properly chargeable to one of our operating expense accounts at the time of such acquisition or construction.

The Mortgage Indenture includes limitations on the issuance of first mortgage bonds against property subject to liens and upon the increase of the amount of any senior liens on Funded Property.

“Funded Property” generally means Mortgaged Property which has been used as the basis for the issuance of first mortgage bonds or as the basis for the release or substitution of Mortgaged Property under the Mortgage Indenture.

“Retired Securities” means, generally, first mortgage bonds which are no longer outstanding under the Mortgage Indenture, which have not been retired by the application of funded cash and which have not been used as the basis for the authentication and delivery of first mortgage bonds, the release of property or the withdrawal of cash.

“Unfunded Property” generally means Mortgaged Property which has not previously been used as the basis for the issuance of first mortgage bonds (not otherwise retired) or as the basis for the release or substitution of Mortgaged Property.

Release of Mortgaged Property

We may release property from the lien of the Mortgage Indenture if we deliver to the Mortgage Trustee cash equal to the Funded Property Basis (as described below) of the property to be released, less any taxes and expenses incidental to any sale, exchange, dedication or other disposition of the property to be released. Any of the following or any combination of the following will be applied as a credit against the cash we will be required to deliver to the Mortgage Trustee:

•	the aggregate principal amount of obligations secured by a Purchase Money Lien on the property to be released, subject to certain limitations described below;

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an amount equal to the Net Cost or Net Fair Value to us (whichever is less) of certified Property Additions constituting Unfunded Property after certain deductions and additions, primarily including adjustments to offset property retirements (except that the adjustments need not be made if the Property Additions were acquired, made or constructed within 90 days before our request for release);

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an amount equal to ten-sevenths of the aggregate principal amount of first mortgage bonds we would be entitled to issue on the basis of retired first mortgage bonds (with that entitlement being waived by operation of such release); and

•	an amount equal to ten-sevenths of the aggregate principal amount of first mortgage bonds delivered to the Mortgage Trustee.

For purposes of this subsection, the following terms have the following meaning:

•	“Funded Property Basis” generally means the Net Cost of Funded Property or the Net Fair Value to us of the Funded Property at the time it became Funded Property, whichever is less.

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“Net Cost” means, as of the date of calculation, the cost of the property, less, if such property is subject to a senior lien, the lesser of (i) the outstanding principal amount of any senior lien obligations as of the date of calculation or (ii) the cost of the property.

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“Net Fair Value” means, as of the date of calculation, the fair value of the property, less, if such property is subject to a senior lien, the lesser of (i) the outstanding principal amount of any senior lien obligations as of the date of calculation or (ii) the fair value of the property.

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“Purchase Money Lien” means, generally, a lien on the property being released which is retained by the transferor of such property to secure all or part of its purchase price or granted to one or more other persons in connection with the transfer or release thereof, or granted to or held by a Mortgage Trustee or agent for any such persons, and may include liens which cover property in addition to the property being released and/or which secure additional indebtedness.

We will be permitted to release from the lien of the Mortgage Indenture Unfunded Property without depositing any cash with the Mortgage Trustee or providing any other credits if either (i) the lower of the Net Cost or Net Fair Value to us of all Unfunded Property (excluding the property to be released), after making certain adjustments, is at least zero, or (ii) the lower of the Net Cost or Net Fair Value to us of the Unfunded

Property to be released, after making certain adjustments, does not exceed the lower of the Net Cost or Net Fair Value of all property acquired, made or constructed on or after 90 days before our request, after making certain adjustments. If neither (i) or (ii) in the immediately preceding sentence applies, we will be required to deliver a “make-up” amount in cash. We may apply as a credit against the cash we will be required to deliver to the Mortgage Trustee any of the items described under the bullet points in this section.

We also will be permitted to release in a calendar year property up to the lesser of $10 million (increased yearly by the urban CPI) or 3% of the aggregate principal amount of first mortgage bonds then outstanding without complying with the other release provisions in the Mortgage Indenture. However, if, upon reliance on this release provision, we release Funded Property, we are required to deposit with the Mortgage Trustee, by the end of the calendar year, cash equal to 70% of the Funded Property Basis of the property released, net of certain credits.

The Mortgage Indenture provides simplified procedures for the release of property taken by eminent domain, and provides for dispositions of certain obsolete property and grants or surrender of certain rights without any release or consent by the Mortgage Trustee.

The provisions described above permitting the release of property (except property taken by eminent domain) will be operable only if no Event of Default has occurred and is continuing under the Mortgage Indenture.

Withdrawal of Cash

Unless an Event of Default has occurred and is continuing and subject to certain limitations, cash held by the Mortgage Trustee may, generally,

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be withdrawn by us (i) to the extent of an amount equal to the Net Cost or Net Fair Value to us (whichever is less) of Property Additions constituting Unfunded Property, after certain deductions and additions, primarily including adjustments to offset retirements (except that these adjustments need not be made if the Property Additions were acquired or made within 90 days before our request for withdrawal) or (ii) in an amount equal to ten-sevenths (10/7ths) of the aggregate principal amount of first mortgage bonds that we would be entitled to issue on the basis of retired first mortgage bonds (with the entitlement to that issuance being waived by operation of the withdrawal) or (iii) in an amount equal to ten-sevenths (10/7ths) of the aggregate principal amount of any outstanding first mortgage bonds delivered to the Mortgage Trustee; or

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upon our request, applied to (i) the purchase of first mortgage bonds or (ii) the payment (or provision for payment) at stated maturity of any first mortgage bonds or the redemption (or provision for redemption) of any first mortgage bonds which are redeemable.

Evidence to be Furnished to the Mortgage Trustee Under the Mortgage Indenture

We will demonstrate compliance with Mortgage Indenture provisions by providing written statements to the Mortgage Trustee from our officers or persons we select. For instance, we may select an engineer to provide a written statement regarding the value of property being certified or released or counsel regarding compliance with the Mortgage Indenture generally. In certain major matters, applicable law requires that an accountant, engineer or other expert must be independent. We must file a certificate each year with respect to our compliance with the conditions and covenants under the Mortgage Indenture.

Consolidation, Merger, Transfer of Mortgaged Property

We may not consolidate with or merge with or into any other Person (as described below) or convey, otherwise transfer or lease all or substantially all of our Mortgaged Property to any Person unless:

•	the Person formed by that consolidation or into which we are merged or the Person which acquires by conveyance or other transfer, or which leases, all or substantially all of the Mortgaged Property is a corporation, partnership, limited liability company, association, company, joint stock company or business trust, organized and existing under the laws of the United States, or any state thereof or the District of Columbia;

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that Person executes and delivers to the Mortgage Trustee a supplemental Mortgage Indenture that in the case of a consolidation, merger, conveyance or other transfer, or in the case of a lease if the term thereof extends beyond the last stated maturity of the first mortgage bonds then outstanding, contains an assumption by the successor Person of the due and punctual payment of the principal of and premium, if any, and interest, if any, on all first mortgage bonds then outstanding and the performance and observance of every covenant and conditions under the Mortgage Indenture to be performed or observed by us;

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that Person executes and delivers to the Mortgage Trustee a supplemental Mortgage Indenture that contains a grant, conveyance, transfer and mortgage by the successor Person confirming the lien of the Mortgage Indenture on the Mortgaged Property and subjecting to the lien all property (other than Excepted Property) thereafter acquired by the successor Person that shall constitute an improvement, extension or addition to the Mortgaged Property or renewal, replacement or substitution of or for any part thereof and, at the election of the successor Person, subjecting to the lien of the Mortgage Indenture the other property, real, personal and mixed, then owned or thereafter acquired by the Person as the person shall specify in its sole discretion;

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in the case of a lease, the lease is made expressly subject to termination by us at any time during the continuance of an Event of Default and by the purchaser of the property so leased at any sale of the property under the Mortgage Indenture, whether under the power of sale conferred by the Mortgage Indenture or pursuant to judicial proceedings;

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immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation as a result of the transaction as having been incurred by us at the time of the transaction, no default or Event of Default shall have occurred and be continuing; and

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we have delivered to the Mortgage Trustee an officer’s certificate and an opinion of counsel, each stating that the merger, consolidation, conveyance, lease or transfer, as the case may be, fully complies with all provisions of the Mortgage Indenture; provided, however, that the delivery of the officer’s certificate and opinion of counsel shall not be required with respect to any merger, consolidation, conveyance, transfer or lease between us and any of our wholly owned subsidiaries.

Notwithstanding the foregoing, we may merge or consolidate with or transfer all or substantially all of our assets to an affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing our jurisdiction of organization or our form of organization or for the purpose of forming a holding company; provided that the amount of our indebtedness is not increased; and provided, further, that the successor assumes all of our obligations under the Mortgage Indenture.

In the case of a conveyance or other transfer of all or substantially all of the Mortgaged Property to any other Person as contemplated under the Mortgage Indenture, upon the satisfaction of all the conditions described above we (as we would exist without giving effect to the transaction) would be released and discharged from all obligations under the Mortgage Indenture and on the first mortgage bonds then outstanding unless we elect to waive the release and discharge.

The meaning of the term “substantially all” has not been definitively established and is likely to be interpreted by reference to applicable state law if and at the time the issue arises and will depend on the facts and circumstances existing at the time.

For purposes of this subsection:

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“Person” means any individual, corporation, limited liability partnership, joint venture, trust or unincorporated organization, or any other entity, whether or not a legal entity, or any Governmental Authority (as defined in the Mortgage Indenture).

Additional Covenants

We have agreed in the Mortgage Indenture, among other things:

•	to maintain a place of payment for any series of first mortgage bonds; and

•	to maintain our corporate existence (subject to the provisions above relating to mergers and consolidations).

Modification of the Mortgage Indentures; Waiver

We and the Mortgage Trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of the first mortgage bonds of each affected series then outstanding under the Mortgage Indenture, considered as one class, modify or amend the Mortgage Indenture, including the provisions relating to the rights of the holders of first mortgage bonds of that series. However, no modification or amendment may, without the consent of each holder of affected first mortgage bonds:

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change the stated maturity of, the principal of, reduce the principal amount or any premium payable on, reduce the interest rate of, or change the method of calculating the interest rate with respect to that first mortgage bond;

•	reduce the amount of principal payable upon acceleration of the maturity of that first mortgage bond;

•	change the type of consideration (coin, currency or other property) used to pay the principal of, or interest or premium on that first mortgage bond;

•	impair the right to institute suit for the enforcement of any payment on, or with respect to, that first mortgage bond;

•	reduce the percentage in principal amount of outstanding first mortgage bonds of any series the consent of whose holders is required for modification or amendment of the Mortgage Indenture;

•	reduce the percentage of principal amount of outstanding first mortgage bonds necessary for waiver of compliance with certain provisions of the Mortgage Indenture or for waiver of certain defaults;

•	modify the provisions with respect to modification and waiver, except as provided in the Mortgage Indenture;

•	reduce the quorum or voting requirements applicable to holders of the first mortgage bonds; or

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permit the creation of any lien (not otherwise permitted by the Mortgage Indenture) ranking prior to the lien of the Mortgage Indenture, with respect to all or substantially all of the Mortgaged Property or, except as otherwise expressly permitted under the Mortgage Indenture, release the lien of the Mortgage Indenture, terminate the lien of the Mortgage Indenture on all or substantially all of the Mortgaged Property or deprive the holders of the first mortgage bonds of the benefit of the lien of the Mortgage Indenture.

The holders of not less than a majority in aggregate principal amount of the first mortgage bonds of each affected series then outstanding under the Mortgage Indenture, voting as a single class, may waive compliance by us with certain provisions of the Mortgage Indenture benefiting holders of first mortgage bonds of that series or the applicable first mortgage bonds. The holders of not less than a majority in aggregate principal amount of the first mortgage bonds of any series outstanding under the Mortgage Indenture may, on behalf of the holders of all of the first mortgage bonds of that series, waive any past default under the Mortgage Indenture with respect to that series and its consequences, except defaults in the payment of the principal of or any premium or interest on any first mortgage bonds of that series and defaults in respect of a covenant or provision in the Mortgage Indenture which cannot be modified, amended or waived without the consent of each holder of affected first mortgage bonds.

We and the Mortgage Trustee may, without the consent of any holder of first mortgage bonds, amend the Mortgage Indenture and the first mortgage bonds for certain reasons, including, but not limited to, the following:

•	to evidence the succession of another person to us and the assumption by any such successor of our covenants in the Mortgage Indenture and in the first mortgage bonds;

•	add covenants or other provisions applicable to us and for the benefit of the holders of first mortgage bonds or one or more specified series thereof;

•	establish the form or terms of first mortgage bonds of any series as contemplated by the Mortgage Indenture;

•	cure any ambiguity;

•	correct or amplify the description of the Mortgaged Property, or to subject to the lien of the Mortgage Indenture additional property (including property of persons other than us);

•	specify any additional Permitted Liens with respect to that additional property;

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add, change or eliminate any provision of the Mortgage Indenture so long as the addition, change or elimination does not adversely affect the interest of holders of first mortgage bonds of any series in any material respect;

•	change any place or places for payment or surrender of first mortgage bonds and where notices and demands to us may be served;

•	comply with any requirement in connection with the qualification of the Indenture under the Trust Indenture Act; or

•	comply with the rules of any applicable securities depository.

In order to determine whether the holders of the requisite principal amount of the outstanding first mortgage bonds have taken an action under the Mortgage Indenture as of a specified date:

•

the principal amount of a discount bond that will be deemed to be outstanding will be the amount of the principal that would be due and payable as of that date upon acceleration of the maturity to that date; and

•	first mortgage bonds owned by us or any other obligor upon the first mortgage bonds or any of our or their affiliates will be disregarded and deemed not to be outstanding.

Events of Default

An “Event of Default” means any of the following events which shall occur and be continuing:

•

failure to pay interest on a first mortgage bond 60 days after such interest becomes due and payable; provided, however, that no such default shall constitute an “Event of Default” if we have made a valid extension of the interest payment period with respect to the first mortgage bonds of such series, of which such first mortgage bond is a party;

•	failure to pay the principal of or sinking fund installment, if any, or premium, if any, on, any first mortgage bond within 3 Business Days after the same becomes due and payable; provided,

however, that no such default shall constitute an “Event of Default” if we have made a valid extension of the maturity of the first mortgage bonds of the series of which such first mortgage bond is a party;

•

failure to perform any other covenant or warranty applicable to us in the Mortgage Indenture continuing for 90 days after the Mortgage Trustee, or the holders of at least 25% in aggregate principal amount of the first mortgage bonds then outstanding, give us notice of the default and require us to remedy the default, unless the Mortgage Trustee, or the Mortgage Trustee and holders of a principal amount of first mortgage bonds not less than the principal amount of first mortgage bonds the holders of which gave that notice agree in writing to an extension of the period prior to its expiration; provided, however, that the Mortgage Trustee, or the Mortgage Trustee and the holders of such principal amount of first mortgage bonds, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by us within such period and is being diligently pursued;

•	certain events of bankruptcy, insolvency or reorganization; and

•

the occurrence of any Event of Default as defined in any mortgage, mortgage indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any of our Debt (as defined below), whether the Debt exists on the date of execution of the Mortgage Indenture, or shall thereafter be created, if the Event of Default: (i) is caused by a failure to pay principal after final maturity of the Debt after the expiration of the grace period provided in the Debt (which we refer to as a “payment default”), or (ii) results in the acceleration of the Debt prior to its express maturity, and in each case, the principal amount of any of that Debt, together with the principal amount of any other Debt under which there has been a payment default or the maturity of which has been so accelerated, aggregates $200 million or more, provided, however, that if the Event of Default under that mortgage, Mortgage Indenture or instrument is cured or waived or the acceleration is rescinded or the Debt is repaid, within a period of 20 days from the continuation of that Event of Default beyond the applicable grace period or the occurrence of the acceleration, as the case may be, the Event of Default described in this bullet point shall be automatically cured; provided, further, that with respect to any mortgage, mortgage indenture or instrument that exists on the date of execution of the Mortgage Indenture, this provision only applies to the extent that the obligations to pay amounts thereunder are enforceable after July 1, 2020.

The $200 million amount specified in the bullet point above shall be increased in any calendar year subsequent to 2020 by the same percentage increase in the urban CPI Index (as defined in the Mortgage Indenture) for the period commencing January 1, 2020 and ending on January 1 of the applicable calendar year.

For purposes of this subsection, “Debt” means any debt of us for money borrowed and guarantees by us of debt for money borrowed but in each case excluding liabilities in respect of Lease Obligations or Swap Agreements. “Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP. “Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

If the Mortgage Trustee deems it to be in the interest of the holders of the first mortgage bonds, it may withhold notice of default, except defaults in the payment of principal, premium or interest with respect to any first mortgage bond.

If an Event of Default occurs, the Mortgage Trustee or the holders of at least 25% in aggregate principal amount of the first mortgage bonds outstanding, considered as one class, may declare all principal (or, if any of the first mortgage bonds are Discount Bonds (as such term is defined in the Mortgage Indenture), such portion of the principal amount of such first mortgage bonds as may be specified in the terms thereof) immediately due and payable, provided, however, that if an Event of Default occurs with respect to certain events of bankruptcy, insolvency or reorganization, then the principal amount (or, if any of the first mortgage bonds are Discount Bonds, such portion of the principal amount of such first mortgage bonds as may be specified in the terms thereof) of first mortgage bonds outstanding shall be due and payable immediately without further action by the Mortgage Trustee or holders. If the default has been cured and other specified conditions in the Mortgage Indenture have been satisfied before any Mortgaged Property has been sold and before a judgment or decree for payment has been obtained by the Mortgage Trustee as provided in the Mortgage Indenture, the event or events of default giving rise to the acceleration will be deemed to have been cured and the declaration of acceleration and its effect will be deemed to have been rescinded and annulled.

No holder of first mortgage bonds will have any right to institute any proceeding, judicial or otherwise, or for any other remedy under the Mortgage Indenture unless the holder has given the Mortgage Trustee written notice of the Event of Default, the holders of at least 25% of the first mortgage bonds have requested the Mortgage Trustee in writing to institute proceedings with respect to the Event of Default in its own name as Mortgage Trustee under the Mortgage Indenture and have offered the Mortgage Trustee reasonable indemnity against costs, expenses and liabilities with respect to the request, the Mortgage Trustee has failed to institute any proceeding within 60 days after receiving the notice from holders, and no direction inconsistent with the written request has been given to the Mortgage Trustee during the 60-day period by holders of at least a majority in aggregate principal amount of first mortgage bonds then outstanding.

The Mortgage Trustee is not required to risk its funds or to incur financial liability if there is a reasonable ground for believing that repayment to it or adequate indemnity against risk or liability is not reasonably assured.

If an Event of Default has occurred and is continuing, holders of a majority in principal amount of the first mortgage bonds may establish the time, method and place of conducting any proceedings for any remedy available to the Mortgage Trustee, or exercising any trust or power conferred upon the Mortgage Trustee.

Discharge

Any first mortgage bond, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the Mortgage Indenture, and, at our election, our entire indebtedness in respect of the first mortgage bonds will be deemed to have been satisfied and discharged, if certain conditions are satisfied, including an irrevocable deposit with the Mortgage Trustee or any paying agent (other than us), in trust of:

•	money (including funded cash not otherwise applied pursuant to the Mortgage Indenture) in an amount which will be sufficient, or

•

in the case of a deposit made prior to the maturity of the first mortgage bonds or portions thereof, Eligible Obligations (as described below) which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which, together with the money, if any, deposited with or held by the Mortgage Trustee or the paying agent, will be sufficient, or

•	a combination of either of the two items described in the two preceding bullet points which will be sufficient,

to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the first mortgage bonds or portions thereof.

For purposes of this subsection, “Eligible Obligations” include direct obligations of, or obligations unconditionally guaranteed by, the United States of America, entitled to the benefit of the full faith and credit thereof, and depositary receipts or other instruments with respect to the obligations or any specific interest or principal payments due in respect thereof.

Transfer and Exchange

Subject to the terms of the Mortgage Indenture, first mortgage bonds of any series may be exchanged for other first mortgage bonds of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Subject to the terms of the Mortgage Indenture and the limitations applicable to global securities, first mortgage bonds may be presented for exchange or registration of transfer at the office of the registrar without service charge, upon payment of any taxes and other governmental charges. Such transfer or exchange will be effected upon the Mortgage Trustee, us or the registrar, as the case may be, being satisfied with the documents of title and identity of the person making the request.

If we provide for any redemption of a series of first mortgage bonds in a prospectus supplement, we will not be required to execute, register the transfer of or exchange any first mortgage bond of that series for 15 days before a notice of redemption is given or register the transfer of or exchange any first mortgage bond selected for redemption.

Resignation or Removal of Mortgage Trustee

The Mortgage Trustee may resign at any time upon written notice to us but the Mortgage Trustee’s resignation will not take effect until a successor Mortgage Trustee accepts appointment. The Mortgage Trustee may be removed at any time by written notice delivered to the Mortgage Trustee and us and signed by the holders of at least a majority in principal amount of the outstanding first mortgage bonds. In addition, under certain circumstances, we may remove the Mortgage Trustee, or any holder who has been a bona fide holder of a first mortgage bond for at least six months may seek a court order for the removal of the Mortgage Trustee and the appointment of a successor trustee. We must give notice of resignation and removal of the Mortgage Trustee or the appointment of a successor trustee to all holders of first mortgage bonds as provided in the Mortgage Indenture.

Mortgage Trustee, Paying Agents and Registrars for the First Mortgage Bonds

The Bank of New York Mellon Trust Company, N.A. serves as Mortgage Trustee under the Mortgage Indenture. We may change either the paying agent or registrar without prior notice to the holders of the first mortgage bonds, and we may act as paying agent. The Mortgage Trustee serves as trustee under our senior note indentures. We and our parent company maintain ordinary banking and trust relationships with a number of banks and trust companies, including The Bank of New York Mellon Trust Company, N.A.

Governing Law

The Mortgage Indenture and the first mortgage bonds are governed by, and construed and enforced in accordance with, the laws of the State of New York (including without limitation Section 5-1401 of the New York General Obligations Law or any successor to such statute), except to the extent that the Trust Indenture Act shall be applicable, provided that the law of the jurisdiction in which the Mortgaged Property consisting of real property is located shall govern the creation of a mortgage lien on and security interest in, or perfection, priority or enforcement of the lien of the Mortgage Indenture or exercise of remedies with respect to, such portion of the Mortgaged Property.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

Unless indicated differently in a prospectus supplement, this section describes the terms of our common stock and preferred stock (together, the “capital stock”). The following description is only a summary and is qualified in its entirety by reference to applicable law, our amended and restated articles of incorporation (the “Amended Articles”) and amended and restated bylaws (the “Amended Bylaws”). In this section, references to “we”, “our”, “ours” and “us” refer only to PG&E Corporation and not to any of its direct or indirect subsidiaries or affiliates except as expressly provided.

General

The Amended Articles authorize the issuance of 3,600,000,000 shares of common stock and 400,000,000 shares of preferred stock. As of February 14, 2024, there were approximately 2,611,366,666 shares of our common stock, no par value, outstanding and no shares of preferred stock outstanding. All outstanding shares of our common stock are fully paid and nonassessable.

Common Stock

We may issue our common stock from time to time upon such terms and for such consideration as may be determined by our board of directors. Such further issuances, up to the aggregate amounts authorized by the Amended Articles, will not require approval by our shareholders. We may also issue common stock from time to time under dividend reinvestment and employee benefit plans.

The Amended Articles restrict our ability to issue non-voting shares of our capital stock to the extent prohibited by Section 1123(a)(6) of the Bankruptcy Code for so long as such Section is in effect and applicable to us (the “Voting Restrictions”). Except as otherwise provided by law (including Section 703(b) of the California Corporations Code, which states that shares of a corporation owned by its subsidiary shall not be entitled to vote on any matter), holders of our common stock have voting rights on the basis of one vote per share on each matter submitted to a vote at a meeting of shareholders, subject to any class or series voting rights of holders of our preferred stock. Our shareholders may not cumulate votes in elections of directors. As a result, the holders of our common stock and (if issued) preferred stock entitled to exercise more than 50% of the voting rights in an election of directors can elect all of the directors to be elected if they choose to do so. In such event, the holders of the remaining common stock and preferred stock voting for the election of directors will not be able to elect any persons to the board of directors.

Holders of our common stock, subject to any prior rights or preferences of preferred stock outstanding, have equal rights to receive dividends if and when declared by our board of directors out of funds legally available therefor; provided, however, that if any subsidiary of ours is the holder of record of shares of our common stock as of the record date for the payment of any dividend of cash or property (other than a dividend of shares of PG&E Corporation) to the holders of our common stock, that subsidiary shall not be entitled to receive payment of any such dividend, and we shall automatically and without any further action be entitled to retain any such dividend that would otherwise be payable to our subsidiary in respect of such shares. “Subsidiary” means a corporation shares of which possessing more than 50 percent of the voting power are owned directly or indirectly through one or more subsidiaries of ours..

In the event of our liquidation, dissolution or winding up and after payment of all prior claims, holders of our common stock would be entitled to receive any of our remaining assets, subject to any preferential rights of holders of outstanding shares of preferred stock.

Holders of our common stock have no preemptive rights to subscribe for additional shares of common stock or any of our other securities, nor do holders of our common stock have any redemption or conversion rights. Additionally, the rights of holders of common stock may be materially limited or qualified by the rights of holders of preferred stock that we may issue in the future.

Our common stock is listed on the New York Stock Exchange under the symbol “PCG.”

The transfer agent and registrar for our common stock is EQ Shareowner Services, P. O. Box 64874, St. Paul, MN, 55164-0874.

Preferred Stock

Our board of directors is authorized to issue shares of preferred stock in one or more series up to the aggregate amounts authorized by the Amended Articles and to fix and determine the number of shares of preferred stock of any series, to determine the designation of any such series, to increase or decrease the number of shares of any such series subsequent to the issue of shares of that series, and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any such series. Currently there are no shares of our preferred stock outstanding.

Prior to the issuance of shares of each series of our preferred stock, our board of directors is required to adopt resolutions and file a certificate of determination with the Secretary of State of the State of California. The certificate of determination will fix for each series the designation and number of shares and the rights, preferences, privileges and restrictions of the shares including, but not limited to, the following:

•	the title and stated value of the preferred stock;

•	voting rights, if any, of the preferred stock (in accordance with the Voting Restrictions, if applicable);

•	any rights and terms of redemption (including sinking fund provisions);

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to the preferred stock;

•	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price (or manner of calculation) and conversion period;

•	the provision for redemption, if applicable, of the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	liquidation preferences;

•

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

All shares of preferred stock will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights.

In addition to the terms listed above, we will set forth in a prospectus supplement the following terms relating to the class or series of preferred stock being offered:

•	the number of shares of preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	any listing of the preferred stock on any securities exchange; and

•	a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock.

Until our board of directors determines the rights of the holders of a series of preferred stock, we cannot predict the effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock. However, the effect could include one or more of the following:

•	restricting dividends on our common stock;

•	diluting the voting power of our common stock;

•	impairing the liquidation rights of our common stock; or

•	delaying or preventing a change in control of us without further action by our shareholders.

Rank

If issued, the preferred stock would rank, with respect to dividends and upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

•	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

•	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

Ownership Restrictions

The Amended Articles impose certain restrictions on the transferability and ownership of our capital stock and other interests designated as “stock” of PG&E Corporation by our board of directors as disclosed in an SEC filing by PG&E Corporation (such stock and other interests, the “Equity Securities,” and such restrictions on transferability and ownership, the “Ownership Restrictions”) in order to reduce the possibility of an equity ownership shift that could result in limitations on our ability to utilize net operating loss carryforwards and other tax attributes from prior taxable years or periods for federal income tax purposes. Any acquisition of our capital stock that results in a shareholder being in violation of these restrictions may not be valid.

Subject to certain exceptions, the Ownership Restrictions restrict (i) any person or entity (including certain groups of persons) from directly or indirectly acquiring or accumulating 4.75% or more of the outstanding Equity Securities and (ii) the ability of any person or entity (including certain groups of persons) already owning, directly or indirectly, 4.75% or more of the Equity Securities to increase their proportionate interest in the Equity Securities. Any transferee receiving Equity Securities that would result in a violation of the Ownership Restrictions will not be recognized as a shareholder of PG&E Corporation or entitled to any rights of shareholders, including, without limitation, the right to vote and to receive dividends or distributions, whether liquidating or otherwise, in each case, with respect to the Equity Securities causing the violation.

The application of the Ownership Restrictions, as defined in the Amended Articles, will be determined on the basis of a number of shares outstanding that differs materially from the number of shares reported as outstanding on the cover page of our periodic reports under the Exchange Act because it excludes shares owned by the Utility. Shares of PG&E Corporation common stock held directly by the Utility are attributed to PG&E

Corporation for income tax purposes and are therefore effectively excluded from the total number of outstanding equity securities when calculating a person’s Percentage Stock Ownership (as defined in the Amended Articles) for purposes of the 4.75% ownership limitation in the Amended Articles. For example, although PG&E Corporation had 2,611,366,666 shares outstanding as of February 14, 2024, only 2,133,623,076 shares (the number of outstanding shares of common stock less the number of shares held directly by the Utility) count as outstanding for purposes of the ownership restrictions in the Amended Articles. As such, based on the total number of outstanding equity securities a person’s effective Percentage Stock Ownership limitation for purposes of the Amended Articles was 3.88% of the outstanding shares.

The Ownership Restrictions remain in effect until the earliest of (i) the repeal, amendment, or modification of Section 382 (and any comparable successor provision) of the Internal Revenue Code of 1986, as amended (the “IRC”), in a manner that renders the restrictions imposed by Section 382 of the IRC no longer applicable to PG&E Corporation, (ii) the beginning of a taxable year in which our board of directors determines that no tax benefits attributable to net operating losses or other tax attributes are available, (iii) the date selected by our board of directors if it determines that the limitation amount imposed by Section 382 of the IRC as of such date in the event of an “ownership change” of PG&E Corporation (as defined in Section 382 of the IRC and Treasury Regulation Sections 1.1502-91 et seq.) would not be materially less than the net operating loss carryforwards or “net unrealized built-in loss” (within the meaning of Section 382 of the IRC and Treasury Regulation Sections 1.1502-91 et seq.) of PG&E Corporation, and (iv) the date selected by our board of directors if it determines that it is in the best interests of our shareholders for the Ownership Restrictions to be removed or released. The Ownership Restrictions may also be waived by our board of directors on a case by case basis.

DESCRIPTION OF WARRANTS

This section describes the general terms of the warrants that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each warrant. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

We may issue warrants to purchase debt securities and, solely in the case of PG&E Corporation, preferred stock or common stock. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of the warrants.

Debt Warrants

We may issue warrants for the purchase of our debt securities. As explained below, each debt warrant will entitle its holder to purchase debt securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.

The debt warrants are to be issued under debt warrant agreements to be entered into between us and one or more banks or trust companies, as debt warrant agent, as will be set forth in the prospectus supplement relating to the debt warrants being offered by the prospectus supplement and this prospectus. A copy of the debt warrant agreement, including a form of debt warrant certificate representing the debt warrants, will be filed with the SEC in connection with the offering of the debt warrants.

The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the debt warrants;

•	the initial offering price;

•	the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the title and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•

the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

•	if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

•	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;

•	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form and, if registered, where they may be transferred and registered;

•	antidilution provisions of the debt warrants, if any;

•	redemption or call provisions, if any, applicable to the debt warrants; and

•	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exercise of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the applicable indenture.

Equity Warrants

PG&E Corporation may issue warrants for the purchase of its preferred stock or common stock. As explained below, each equity warrant will entitle its holder to purchase equity securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.

The equity warrants are to be issued under equity warrant agreements to be entered into between PG&E Corporation and one or more banks or trust companies, as equity warrant agent, as will be set forth in the prospectus supplement relating to the equity warrants being offered by the prospectus supplement and this prospectus. A copy of the equity warrant agreement, including a form of equity warrant certificate representing the equity warranty, will be filed with the SEC in connection with the offering of the equity warrants.

The particular terms of each issue of equity warrants, the equity warrant agreement relating to the equity warrants and the equity warrant certificates representing equity warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the equity warrants;

•	the initial offering price;

•	the aggregate number of equity warrants and the aggregate number of shares of the equity security purchasable upon exercise of the equity warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the number of equity warrants issued with each equity security;

•	the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;

•	if applicable, the minimum or maximum number of the warrants that may be exercised at any one time;

•	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;

•	antidilution provisions of the equity warrants, if any;

•	redemption or call provisions, if any, applicable to the equity warrants; and

•	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

Ownership of equity warrants and exercise by holders thereof may be subject to certain limitations in accordance with the Ownership Restrictions described in the section entitled “Description of Common Stock and Preferred Stock—Ownership Restrictions” in this prospectus.

DESCRIPTION OF SECURITIES PURCHASE CONTRACTS AND SECURITIES PURCHASE UNITS

This section describes the general terms of the securities purchase contracts and securities purchase units that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each securities purchase contract and securities purchase unit. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities purchase contracts and securities purchase units as described in this prospectus.

Stock Purchase Contracts and Stock Purchase Units

PG&E Corporation may issue stock purchase contracts, representing contracts obligating holders to purchase from or sell to it, and obligating it to sell to or purchase from the holders, a specified number of shares of common stock or preferred stock at a future date or dates, or a variable number of shares of common stock or preferred stock for a stated amount of consideration. The price per share and the number of shares of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any such formula may include antidilution provisions to adjust the number of shares of common stock or preferred stock issuable pursuant to the stock purchase contracts upon certain events.

The stock purchase contracts may be issued separately or as a part of units consisting of a stock purchase contract and either:

(i) senior or subordinated debt securities of PG&E Corporation; or

(ii) debt obligations of third parties, including U.S. Treasury securities, which, in either case, may or may not serve as security for the holder’s obligations to purchase or sell the shares under the stock purchase contracts.

The stock purchase contracts may require PG&E Corporation to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances PG&E Corporation may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

Ownership of stock purchase contracts and exercise by holders thereof may be subject to certain limitations in accordance with the Ownership Restrictions described in the section entitled “Description of Common Stock and Preferred Stock—Ownership Restrictions” in this prospectus.

Debt Purchase Contracts and Debt Purchase Units

We may issue debt purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified principal amount of debt securities at a future date or dates. The purchase price and the interest rate may be fixed at the time the debt purchase contracts are issued or may be determined by reference to a specific formula set forth in the debt purchase contracts.

The debt purchase contracts may be issued separately or as a part of units consisting of debt purchase contracts and either:

(i) senior or subordinated debt securities of PG&E Corporation; or

(ii) debt obligations of third parties, including U.S. Treasury securities, which, in either case, may or may not serve as security for the holder’s obligations to purchase the securities under the debt purchase contracts.

The debt purchase contracts may require us to make periodic payments to the holders of the debt purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The debt purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid debt purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original debt purchase contract.

The applicable prospectus supplement will describe the general terms of any purchase contracts or purchase units and, if applicable, prepaid purchase contracts. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to:

•	the purchase contracts;

•	the collateral, depositary and custodial arrangements, if applicable, relating to such purchase contracts or purchase units; and

•	if applicable, the prepaid purchase contracts and the document pursuant to which such prepaid purchase contracts will be issued.

Material United States federal income tax considerations applicable to the purchase contracts and the purchase units will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

This section describes the general terms of the depositary shares we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for the depositary shares. The accompanying prospectus supplement may add, update, or change the terms and conditions of the depositary shares as described in this prospectus. In this section, references to “we,” “our,” “ours” and “us” refer only to PG&E Corporation and not to any of its direct or indirect subsidiaries or affiliates except as expressly provided.

We may, at our option, elect to offer depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular class or series of preferred stock as described below. In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.

The shares of any class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and one or more depositaries selected by us. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement.

The depositary shares may be subject to certain limitations in accordance with the Ownership Restrictions described in the section entitled “Description of Common Stock and Preferred Stock—Ownership Restrictions” in this prospectus.

DESCRIPTION OF SUBSCRIPTION RIGHTS

This section describes the general terms of the subscription rights that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each subscription right. The accompanying prospectus supplement may add, update or change the terms and conditions of the subscription rights as described in this prospectus.

In this section, references to “we,” “our,” “ours” and “us” refer only to PG&E Corporation and not to any of its direct or indirect subsidiaries or affiliates except as expressly provided.

General

We may issue subscription rights to purchase common stock. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into backstop commitment letters or other standby purchase arrangements with one or more parties pursuant to which such parties will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the terms of any subscription rights in respect of which this prospectus is being delivered, including the following:

•	the title of the subscription rights;

•	the exercise price for the subscription rights;

•	the number of the subscription rights issuable to each rightholder;

•	the extent to which the subscription rights will be transferable;

•	the date on which the right to exercise the subscription rights will commence and the date on which the rights will expire (subject to any extension);

•	the extent to which the rights will include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any backstop commitment letters or other standby purchase arrangements that we may enter into in connection with the subscription rights offering;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of the subscription rights; and

•	any other terms of the subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of shares of our common stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. The prospectus supplement for any issuance of subscription rights will describe the procedures for payment of the applicable subscription price and the settlement of the subscription rights that are exercised, including the terms of any applicable escrow arrangements. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to backstop commitment letters or other standby purchase arrangements, as set forth in the applicable prospectus supplement.

Ownership of subscription rights and exercise by holders thereof may also be subject to certain limitations in accordance with the Ownership Restrictions described in the section entitled “Description of Common Stock and Preferred Stock—Ownership Restrictions” in this prospectus.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the debt securities, common stock, preferred stock, warrants, securities purchase contracts, securities purchase units or depositary shares initially will be issued in book entry form and represented by one or more global notes or global securities (collectively, “global securities”). The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (“DTC”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, which eliminates the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC National Securities Clearing Corporation, all of which are registered clearing agencies. DTC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, referred to as “indirect participants,” that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities within the DTC system must be made by or through direct participants, which will receive a credit for those securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a “beneficial owner,” is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co, or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee do not affect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The direct and indirect participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time. Beneficial owners of securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of securities may wish to ascertain that the nominee holding the securities for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Redemption notices will be sent to DTC or its nominee. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

In any case where a vote may be required with respect to securities of a particular series, neither DTC nor Cede & Co. (nor any other DTC nominee) will give consents for or vote the global securities, unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC will send an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date identified in a listing attached to the omnibus proxy.

Principal and interest payments on the securities will be made to Cede & Co., or such other nominee as may be requested by authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon receipt of funds and corresponding detail information from us or the paying agent in accordance with their respective holdings shown on DTC’s records. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC, the paying agent or us, subject to any legal requirements in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as may otherwise be requested by an authorized representative of DTC) is our responsibility, disbursement of payments to direct participants is the responsibility of DTC and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the applicable indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving us reasonable notice. Under such circumstances, in the event that a successor securities depository is not obtained, certificates representing the securities are required to be printed and delivered. Also, we may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository), in which event, certificates representing the securities will be printed and delivered to DTC.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time:

•	to underwriters or dealers for resale to the public or to institutional investors;

•	through agents to the public or to institutional investors;

•	directly to one or more purchasers, shareholders or holders of subscription rights;

•	in “at the market offerings” to or through a market maker or into an existing trading market, or in a rights offering or a securities exchange or otherwise; or

•	through a combination of any of these methods or any other method permitted by law.

This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement. The distribution of our securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. The prospectus supplement with respect to the securities we may sell will set forth the terms of the offering of such securities, including the name or names of any underwriters, dealers or agents, the purchase price of such securities, and the proceeds to us from such sale, any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation, any public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such securities may be listed.

If underwriters participate in the sale, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price, at market prices prevailing at the time of sale, at prices based on prevailing market prices or at negotiated prices.

Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of those firms. The specific managing underwriter or underwriters, if any, will be named in the prospectus supplement relating to the particular securities together with the members of the underwriting syndicate, if any. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase any series of the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

We may sell securities directly or through agents we designate from time to time. The prospectus supplement will set forth the name of any agent involved in the offer or sale of securities in respect of which such prospectus supplement is delivered and any commissions payable by us to such agent. Unless otherwise indicated in a prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Any underwriters, dealers or agents participating in the distribution of securities may be deemed to be underwriters as defined in the Securities Act of 1933, as amended (the “Securities Act”), and any discounts or commissions received by them on the sale or resale of securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and agents may be entitled under agreements entered into with us to indemnification against certain civil liabilities, including liabilities under the Securities Act. Underwriters and agents and their affiliates may engage in transactions with, or perform services for, us in the ordinary course of business.

Each series of debt securities, preferred stock, depositary shares, warrants, securities purchase contracts, securities purchase units and subscription rights, will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The debt securities, preferred stock, depositary shares, warrants, securities purchase contracts, securities purchase units and subscription rights may or may not be listed on a national securities exchange.

To facilitate a securities offering, any underwriter may engage in over-allotment, short covering transactions and penalty bids or stabilizing transactions in accordance with Regulation M under the Exchange Act.

•	Over-allotment involves sales in excess of the offering size, which creates a short position.

•	Stabilizing transactions permit bids to purchase the underlying securities so long as the stabilizing bids do not exceed a specified maximum.

•	Short covering positions involve purchases of securities in the open market after the distribution is completed to cover short positions.

•	Penalty bids permit the underwriters to reclaim a selling concession from a dealer when securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

These activities may cause the price of the securities to be higher than it otherwise would be. If commenced, these activities may be discontinued by the underwriters at any time.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

Certain legal matters in connection with the offered securities will be passed upon for us by Hunton Andrews Kurth LLP, New York, New York. Certain legal matters in connection with the offered securities will be passed on for any agents, dealers or underwriters by their counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from the PG&E Corporation’s and the Utility’s Annual Reports on Form 10-K, and the effectiveness of PG&E Corporation’s and the Utility’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

PG&E Corporation and the Utility file annual, quarterly and current reports, proxy statements and other information with the SEC under File Nos. 001-12609 and 001-02348, respectively. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, including PG&E Corporation and the Utility, that file electronically with the SEC at http://www.sec.gov. PG&E Corporation’s and the Utility’s SEC filings are also available at our website: http://investor.pgecorp.com. Except for documents filed with the SEC and incorporated by reference into this prospectus, no information contained in, or that can be accessed through, our website is to be considered part of this prospectus.

CERTAIN DOCUMENTS INCORPORATED BY REFERENCE

PG&E Corporation and the Utility have “incorporated by reference” into this prospectus certain information that they file with the SEC. This means that PG&E Corporation and the Utility can disclose important business, financial and other information in this prospectus by referring you to the documents containing this information.

PG&E Corporation and the Utility incorporate by reference the documents and information listed below and any future filings that they make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than the Current Reports on Form 8-K or portions thereof that are “furnished” under Item 2.02 or Item 7.01 of Form 8-K) from the date of this prospectus until the termination of each offering of securities under this prospectus:

•	PG&E Corporation’s and the Utility’s Annual Report on Form 10-K for the year ended December 31, 2023;

•	PG&E Corporation’s and the Utility’s definitive proxy statement on Schedule 14A filed with the SEC on April 6, 2023; and

•

the description of the common stock of PG&E Corporation contained in its Registration Statement on Form S-4 filed with the SEC on February 21, 1996, including any amendments and reports filed for the purpose of updating such description.

All information incorporated by reference is deemed to be part of this prospectus except to the extent that the information is updated or superseded by information filed with the SEC after the date the incorporated information was filed (including later-dated reports listed above) or by the information contained in this prospectus or the applicable prospectus supplement. Any information that we subsequently file with the SEC that is incorporated by reference, as described above, will automatically update and supersede as of the date of such filing any previous information that had been part of this prospectus or the applicable prospectus supplement, or that had been incorporated herein by reference.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus other than exhibits to these documents, unless the exhibits are also specifically incorporated by reference herein. Requests for copies should be directed to the following address:

The Office of the Corporate Secretary

PG&E Corporation

300 Lakeside Drive

Oakland, CA 94612

Email: CorporateSecretary@pge.com

Telephone: (415) 973-1000

$         % Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2056

Prospectus Supplement

Joint Book-Running Managers

Barclays

BofA Securities

J.P. Morgan

Mizuho

February , 2026